      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      METROMEDIA INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                              7812                             58-0971455
 (State or other jurisdiction of       (Primary Standard Industrial     (IRS Employer Identification No.)
  incorporation or organization)       Classification Code Number)

                            ------------------------

                             ONE MEADOWLANDS PLAZA
                     EAST RUTHERFORD, NEW JERSEY 07073-2137
                                 (201) 531-8000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ARNOLD L. WADLER, ESQ.
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                      METROMEDIA INTERNATIONAL GROUP, INC.
                             ONE MEADOWLANDS PLAZA
                     EAST RUTHERFORD, NEW JERSEY 07073-2137
                                 (201) 531-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:

                             DOUGLAS A. CIFU, ESQ.
                              JAMES M. DUBIN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                  212-373-3000

    APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

               TITLE OF EACH CLASS                                       PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
               OF SECURITIES TO BE                     AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION FEE
                    REGISTERED                          REGISTERED            SHARE             PRICE (1)              (2)
10 1/2% Senior Discount Notes Due 2007                 $210,340,000            100%            $210,340,000          $58,475

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933.

(2) The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED            , 1999

PRELIMINARY PROSPECTUS

                      METROMEDIA INTERNATIONAL GROUP, INC.

                     EXCHANGE OFFER FOR $210,340,000 OF ITS
                10 1/2% SERIES A SENIOR DISCOUNT NOTES DUE 2007

TERMS OF THE EXCHANGE OFFER

    - It will expire at 5:00 p.m., New York City time, on             1999,
      unless we extend it.

    - If all the conditions to this exchange offer are satisfied, we will exchange all old notes that are validly tendered and not withdrawn.

    - You may withdraw your tender of old notes at any time before the expiration of this exchange offer.

    - The exchange notes that we will issue you in exchange for your old notes will be substantially identical to your old notes except that, unlike your old notes, the exchange notes will have no transfer restrictions or registration rights.

    - The exchange notes that we will issue you in exchange for your old notes are new securities with no established market for trading.

    BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 10.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

               The date of this prospectus is            , 1999.
                            ------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
Summary...................................................................................................          1
Risk Factors..............................................................................................         10
Use of Proceeds...........................................................................................         24
Capitalization............................................................................................         24
Metromedia International Group............................................................................         25
About Our Merger with PLD Telekom.........................................................................         26
Unaudited Pro Forma Combined Condensed Financial Information..............................................         28
The Exchange Offer........................................................................................         34
Description of the Notes..................................................................................         42
Certain United States Federal Income Tax Considerations...................................................         74
Plan of Distribution......................................................................................         78
Legal Matters.............................................................................................         78
Experts...................................................................................................         78
Available Information.....................................................................................         80
Documents Incorporated by Reference.......................................................................         81

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SOME INFORMATION FROM THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" AND THE SUMMARY AND PRO FORMA FINANCIAL STATEMENTS AND RELATED NOTES TO THOSE STATEMENTS INCLUDED IN THIS PROSPECTUS.

                               ABOUT OUR BUSINESS

    We are a global communications company. Through our communications group, we are engaged in the development and operation of a variety of communications businesses in Eastern Europe, the republics of the former Soviet Union, the People's Republic of China and other selected emerging markets. These businesses include cellular telecommunications, fixed telephony, international and long distance telephony, cable television, paging and radio broadcasting.

    Our objective is to establish ourselves as a major multiple-market provider of modern communications services in Eastern Europe, the former Soviet Union, China and other selected emerging markets.

    On the date of this prospectus, we consummated the acquisition of PLD Telekom Inc., a major provider of local, long distance and international telecommunications services in the Russian Federation, Kazakhstan and Belarus. PLD Telekom's five principal operating businesses are:

    - PeterStar Company Limited: a provider of integrated local, long distance and international telecommunications services in St. Petersburg through a fully digital fiber optic network;

    - Technocom Limited: a provider, through Teleport-TP, of dedicated international telecommunications services to Russian and foreign businesses in Moscow and an operator of a satellite-based pan-Russian long distance network;

    - Baltic Communications Limited: a provider of dedicated international telecommunications services in St. Petersburg;

    - ALTEL (formerly BECET International): a provider of a national cellular service in Kazakhstan; and

    - Belarus-Netherlands Belcel Joint Venture: a provider of the only national cellular service in Belarus.

    In addition, PLD Telekom is developing a portfolio of international long distance products and services under the name "PLDncompass" targeted at carriers and corporate customers in the United States, the United Kingdom and Europe which require telecommunications services to and from the countries of the former Soviet Union. Please refer to the section in this prospectus entitled "About Our Merger with PLD Telekom."

    Our executive offices are located at One Meadowlands Plaza, East Rutherford, New Jersey 07073-2137. Our telephone number is (201) 531-8000.

                               THE EXCHANGE OFFER

    We are offering to exchange $210,340,000 in aggregate principal amount at maturity of our 10 1/2% Series B senior discount notes due 2007 for any and all of our outstanding 10 1/2% Series A senior discount notes due 2007. We are making this exchange offer in connection with our merger with PLD Telekom. Please refer to the sections in this prospectus entitled "About Our Merger with PLD Telekom" and "The Exchange Offer."

EXCHANGE OFFER......................  We will exchange our exchange notes for a like aggregate principal amount at maturity of our old
                                      notes.

EXPIRATION DATE.....................  This exchange offer will expire at 5:00 p.m., New
                                      York City time, on             , 1999, unless we
                                      decide to extend it.

CONDITIONS TO THE EXCHANGE OFFER....  We will complete this exchange offer only if:

                                      - there is no litigation or threatened litigation
                                        which would impair our ability to proceed with this
                                        exchange offer,

                                      - there is no change in the laws and regulations
                                        which would impair our ability to proceed with this
                                        exchange offer,

                                      - there is no change in the current interpretation of
                                        the staff of the Securities and Exchange Commission
                                        which permits resales of the exchange notes,

                                      - there is no stop order issued by the Securities and
                                        Exchange Commission which would suspend the
                                        effectiveness of the registration statement which
                                        includes this prospectus or the qualification of
                                        the notes under the Trust Indenture Act, and

                                      - we obtain all the governmental approvals we deem
                                        necessary to complete this exchange offer.

                                      Please refer to the section in this prospectus
                                      entitled "The Exchange Offer--Conditions to the
                                      Exchange Offer."

PROCEDURES FOR TENDERING OLD          To participate in this exchange offer, you must
NOTES...............................  complete, sign and date the letter of transmittal or its facsimile and transmit it, together with your old
                                      notes to be exchanged and all other documents
                                      required by the letter of transmittal, to IBJ
                                      Whitehall Bank & Trust Company, as exchange agent, at
                                      its address indicated under "The Exchange
                                      Offer--Exchange Agent." In the alternative, you can
                                      tender your old notes by book-entry delivery
                                      following the procedures described in this
                                      prospectus. If your old notes are registered in the
                                      name of a broker, dealer, commercial bank, trust
                                      company or other nominee, you should contact that
                                      person promptly to tender your old notes in this
                                      exchange offer. For more information on tendering
                                      your notes, please refer to the section in this
                                      prospectus entitled "The Exchange Offer--Procedures
                                      for Tendering Old Notes."

GUARANTEED DELIVERY PROCEDURES......  If you wish to tender your old notes and you cannot get the required documents to the exchange agent on
                                      time, you may tender your notes by using the
                                      guaranteed delivery procedures described under the
                                      section of this prospectus entitled "The Exchange
                                      Offer--Procedures for Tendering Old Notes--Guaranteed
                                      Delivery Procedure."

WITHDRAWAL RIGHTS...................  You may withdraw the tender of your old notes at any time before 5:00 p.m., New York City time, on the
                                      expiration date of the exchange offer. To withdraw,
                                      you must send a written or facsimile transmission
                                      notice of withdrawal to the exchange agent at its
                                      address indicated under the "The Exchange
                                      Offer--Exchange Agent" before 5:00 p.m., New York
                                      City time, on the expiration date of the exchange
                                      offer.

ACCEPTANCE OF OLD NOTES AND DELIVERY  If all the conditions to the completion of this
OF EXCHANGE NOTES...................  exchange offer are satisfied, we will accept any and all old notes that are properly tendered in this
                                      exchange offer on or before 5:00 p.m., New York City
                                      time, on the expiration date. We will return any old
                                      note that we do not accept for exchange to you
                                      without expense as promptly as practicable after the
                                      expiration date. We will deliver the exchange notes
                                      to you as promptly as practicable after the
                                      expiration date and acceptance of your old notes for
                                      exchange. Please refer to the section in this
                                      prospectus entitled "The Exchange Offer--Acceptance
                                      of Old Notes for Exchange; Delivery of Exchange
                                      Notes."

FEDERAL INCOME TAX CONSIDERATIONS     Exchanging your old notes for exchange notes should
RELATING TO THE EXCHANGE OFFER......  not be a taxable event to you for United States federal income tax purposes. Please refer to the
                                      section of this prospectus entitled "Certain United
                                      States Federal Income Tax Considerations."

EXCHANGE AGENT......................  IBJ Whitehall Bank & Trust Company is serving as exchange agent in the exchange offer.

FEES AND EXPENSES...................  We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus
                                      entitled "The Exchange Offer--Fees and Expenses."

USE OF PROCEEDS.....................  We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer
                                      solely in connection with our merger with PLD Telekom
                                      Inc. Please refer to the sections in this prospectus
                                      entitled "Use of Proceeds" and "About Our Merger With
                                      PLD Telekom."

CONSEQUENCES TO HOLDERS WHO DO NOT
PARTICIPATE IN THE EXCHANGE OFFER...  If you do not participate in this exchange offer:

                                      - you will not be able to require us to register your
                                        old notes under the Securities Act,

                                      - you will not be able to resell, offer to resell or
                                        otherwise transfer your old notes unless they are
                                        registered under the Securities Act or unless you
                                        resell, offer to resell or otherwise transfer them
                                        under an exemption from the registration
                                        requirements of, or in a transaction not subject
                                        to, the Securities Act, and

                                      - the trading market for your old notes will become
                                        more limited.

                                      Please refer to the section in this exchange offer
                                      entitled "Risk Factors--Your failure to participate
                                      in the exchange offer will have adverse
                                      consequences."

                               THE EXCHANGE NOTES

ISSUER..............................  Metromedia International Group, Inc.

MATURITY............................  , 2007.

INTEREST RATE AND PAYMENT DATES.....  The exchange notes will accrete in value until
                                                  , 2003, 2 1/2 years from the old notes'
                                      issue date, at a rate of 10 1/2% per year, compounded
                                      semi-annually, to a principal amount of $1,291.55 per
                                      note on             , 2003, 2 1/2 years from the old
                                      notes' issue date. The notes will not pay cash
                                      interest before             , 2003, 2 1/2 years from
                                      the old notes' issue date. Thereafter, the notes will
                                      pay interest in cash on             and
                                      of each year, commencing on             , 2003, 3
                                      years from the old notes' issue date, at a rate of
                                      10 1/2% per year.

ORIGINAL ISSUE DISCOUNT.............  We will issue the exchange notes at an original issue discount for federal income tax purposes. As a
                                      result, although cash interest will not be payable on
                                      the exchange notes before             , 2003,
                                      original issue discount will accrue from the issue
                                      date of the exchange notes and will be included as
                                      interest income periodically, including for periods
                                      ending before             , 2003, in a holder's gross
                                      income for federal income tax purposes before the
                                      receipt of the cash payments to which this income is
                                      attributable. Please refer to the section in this
                                      prospectus entitled "Certain United States Federal
                                      Income Tax Considerations."

OPTIONAL REDEMPTION.................  We will not be able to redeem any of the exchange
                                      notes before             , 2003, 2 1/2 years from the
                                      old notes' issue date. We will be able to redeem the
                                      exchange notes at any time thereafter, at our sole
                                      option, in whole or in part, at a redemption price
                                      equal to the principal amount of the notes, plus
                                      accrued and unpaid interest, if any, through but
                                      excluding the date of redemption. Please refer to the
                                      section in this prospectus entitled "Description of
                                      the Notes--Optional Redemption."

RANKING.............................  The exchange notes will be senior unsecured obligations of Metromedia International Group. They
                                      will rank equal in right of payment to all our
                                      existing and future senior indebtedness and will rank
                                      senior in right of payment to all our subordinated
                                      indebtedness. The exchange notes will not

                                      be guaranteed by any of our subsidiaries. The
                                      exchange notes will be effectively junior in right of
                                      payment to:

                                      - all of our existing and future secured indebtedness
                                        to the extent of the assets that secure this
                                        indebtedness, and

                                      - all of our subsidiaries' existing or future
                                        indebtedness, whether or not secured.

CHANGE OF CONTROL...................  If a change of control of Metromedia International
                                      Group occurs, you will have the right to require us
                                      to make an offer to repurchase all of your exchange
                                      notes at a repurchase price in cash equal to 101% of
                                      their accreted value, plus accrued and unpaid
                                      interest, if any, through but excluding the date of
                                      repurchase. We cannot assure you that we will have
                                      available or that we will be able to obtain funds
                                      sufficient to repurchase your exchange notes when
                                      required by a change of control. Please refer to the
                                      sections in this prospectus entitled "Risk
                                      Factors--We may not be able to repay the notes upon a
                                      change of control" and "Description of the
                                      Notes--Change of Control."

RESTRICTIVE COVENANTS...............  The indenture under which the exchange notes will be issued limits our ability and our subsidiaries'
                                      ability to:

                                      - incur additional indebtedness or issue capital
                                        stock or preferred stock,

                                      - pay dividends on, and repurchase or redeem our and
                                        our subsidiaries', capital stock and repurchase or
                                        redeem our subordinated obligations,

                                      - invest and sell assets and subsidiary stock,

                                      - engage in transactions with related entities, and

                                      - incur additional liens.

                                      In addition, the indenture for the exchange notes
                                      limits our ability to engage in consolidations,
                                      mergers and transfers of substantially all of our
                                      assets and also contains limitations on restrictions
                                      on distributions from our subsidiaries. All of these
                                      limitations and prohibitions have a number of
                                      important qualifications and exceptions. Please refer
                                      to the sections in this prospectus entitled "Risk
                                      Factors-- Restrictions imposed by our debt agreement
                                      may significantly limit out business strategy and
                                      increase the risk of default under our debt
                                      obligations" and "Description of the Notes--Certain
                                      Covenants."

ABSENCE OF A PUBLIC MARKET FOR THE    The exchange notes are new securities with no
EXCHANGE NOTES......................  established market for them. We cannot assure you that a market for these notes will develop or that
                                      this market will be liquid.

FORM OF THE NOTES...................  The exchange notes will be represented by one or more permanent global securities in bearer form deposited
                                      on behalf of The Depository Trust Company with IBJ

                                      Whitehall Bank & Trust Company, as custodian. You
                                      will not receive exchange notes in registered form
                                      unless one of the events described in the section of
                                      this prospectus entitled "Description of the
                                      Notes--Book Entry; Delivery and Form" occurs.
                                      Instead, beneficial interests in the exchange notes
                                      will be shown on, and transfers of these notes will
                                      be effected only through, records maintained in
                                      book-entry form by The Depository Trust Company with
                                      respect to its participants.

RISK FACTORS........................  You should carefully consider all of the information provided in this prospectus and, in particular, you
                                      should evaluate the specific factors described under
                                      "Risk Factors" on page 10 for a description of the
                                      risks associated with this exchange offer and an
                                      investment in the exchange notes.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    We are providing the following historical financial information to aid you in your analysis of the financial aspects of the exchange offer. The information is only a summary and you should read it together with our consolidated financial statements and other financial information contained in our most recent annual and quarterly reports, which are incorporated by reference and from which we derived this information. See "Available Information" on page 82.

    METROMEDIA-HISTORICAL FINANCIAL INFORMATION

    The following selected consolidated financial data should be read in conjunction with Metromedia International Group's consolidated financial statements, including the notes thereto, and the other financial data incorporated by reference in this prospectus. The statement of operations data and balance sheet data as of and for the years ended December 31, 1998, 1997, 1996, 1995 and the fiscal year ended February 28, 1995 are derived from the consolidated financial statements of Metromedia International Group and the notes related thereto, which were audited by KPMG LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 and the report of KPMG LLP thereon, are incorporated by reference in this prospectus. The selected consolidated statement of operations data and balance sheet data as of March 31, 1999 and for the three-month periods ended March 31, 1999 and 1998 are derived from the unaudited consolidated financial statements of Metromedia International Group incorporated by reference in this prospectus which, in the opinion of management, include all adjustments necessary for a fair presentation of the financial condition and results of operations of Metromedia International Group for such periods. The results of operations for interim periods are not necessarily indicative of a full year's operations. Net loss per share is computed on the basis described in the notes to Metromedia International Group's consolidated financial statements.

    The consolidated financial statements for the year ended December 31, 1996 include two months (November and December 1996) of the results of operations of Snapper, Inc. In addition, the consolidated financial statements for the year ended December 31, 1995 include operations for The Actava Group Inc. and MCEG Sterling Incorporated from November 1, 1995 and two months for Orion Pictures Corporation (January and February 1995) that were included in the February 28, 1995 consolidated financial statements. The net loss for the two month duplicate period is $11.4 million.

                                        THREE MONTHS
                                           ENDED
                                         MARCH 31,                 YEARS ENDED DECEMBER31,             YEAR ENDED
                                    --------------------  ------------------------------------------  FEBRUARY 28,
                                      1999       1998       1998       1997       1996       1995         1995
                                    ---------  ---------  ---------  ---------  ---------  ---------  ------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Statement of Operations Data:
Revenues..........................  $  67,642  $  60,219  $ 240,292  $ 204,328  $  36,592  $   5,158   $    3,545
Equity in losses of unconsolidated
  investees (1)...................     (1,685)    (5,500)   (18,151)   (53,150)    (7,835)    (6,367)      (1,785)
Loss from continuing operations
  (1) (2).........................    (11,270)   (22,963)  (135,986)  (130,901)   (72,146)   (36,265)     (19,141)
Net income (loss).................  $ (11,270) $ (22,963) $(123,670) $  88,443  $(115,243) $(412,976)  $  (69,411)
Income (loss) per common share--
  Basic:
  Continuing operations...........  $   (0.22) $   (0.39) $   (2.19) $   (2.02) $   (1.33) $   (1.48)  $    (0.95)
  Net income (loss)...............  $   (0.22) $   (0.39) $   (2.01) $    1.26  $   (2.12) $  (16.83)  $    (3.43)
Ratio of earnings to fixed charges
  (4).............................         --         --         --         --         --         --           --
Weighted average common shares
  outstanding.....................     69,123     68,572     68,955     66,961     54,293     24,541       20,246
Dividends per common share........         --         --         --         --         --         --           --
Balance Sheet Data (at end of
  period):
Total assets (3)..................  $ 593,040        N/A  $ 609,641  $ 789,272  $ 513,118  $ 328,600   $   40,282
Notes and subordinated debt.......     54,562        N/A     51,834     79,416    190,754    171,004       24,948

------------------------

(1) Included in the year ended December 31, 1997 are equity in losses and writedown of investment in RDM Sports Group, Inc. of $45.1 million.

(2) For the year ended December 31, 1998, in connection with Metromedia International Group's communications group's paging operations, Metromedia International Group adjusted the carrying value of goodwill and other intangibles, fixed assets, investments in and advances to its joint ventures and wrote down inventory. The total non-cash nonrecurring charge and write down was $49.9 million.

(3) Total assets include the net assets of the entertainment assets and the Landmark Theatre Group, Inc. The net assets (liabilities) of the entertainment assets at December 31, 1996 and 1995 and February 28, 1995 were $11.0 million, $12.1 million and ($8.5) million, respectively. At December 31, 1997 and 1996, the net assets of the Landmark Theatre Group, Inc., which was acquired on July 2, 1996, were $46.8 million and $46.5 million, respectively.

(4) For purposes of this computation, earnings are defined as pre-tax earnings or loss from continuing operations of Metromedia International Group before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees attributable to common stockholders plus (i) fixed charges and (ii) distributed income of equity investees. Fixed charges are the sum of (i) interest expensed and capitalized, (ii) amortization of deferred financing costs, premium and debt discounts, (iii) the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third) and (iv) dividends on preferred stock. The ratio of earnings to fixed charges of Metromedia International Group was less than
    1.00 for each of the three months ended March 31, 1999 and 1998 and for the years ended December 31, 1998, 1997, 1996 and 1995 and for the year ended February 28, 1995; thus earnings available for fixed charges were inadequate to cover fixed charges for these periods. The deficiency in earnings to fixed charges for the three months ended March 31, 1999 and 1998 and for the years ended December 31, 1998, 1997, 1996 and 1995 and for the year ended February 28, 1995 were: $15.6 million, $22.3 million, $141.1 million, $95.3 million, $64.3 million, $30.1 million and $17.4 million, respectively.

UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA

    The following unaudited selected pro forma combined condensed financial data are derived from the Unaudited Pro Forma Combined Financial Information included elsewhere in this prospectus and should be read together with that data and with the notes to that data. These unaudited selected pro forma combined financial data: (a) are based upon the historical financial statements of Metromedia International Group and PLD Telekom, as of and for the three months ended March 31, 1999 and for the year ended December 31, 1998; (b) are adjusted to give effect to the merger; (c) are adjusted for the restructuring of all of PLD Telekom's outstanding senior and subordinated notes, the loans owed to the Travelers Insurance Company and News America Incorporated and PLD Telekom's obligation to purchase the minority interests in the PLD Telekom subsidiary Technocom Limited. With respect to the balance sheet data, the transactions referred to above are assumed to have been completed as of March 31, 1999. With respect to the statement of operations data the transactions referred to above are assumed to have been completed as of the beginning of the periods presented.

    These unaudited selected pro forma combined condensed financial data are for illustrative purposes only and do not necessarily indicate the operating results or financial position that would have been achieved had the merger and the restructuring described above been completed as of the dates indicated or of the results that may be obtained in the future. In addition, the data does not reflect synergies that might be achieved from combining these operations.

                                                                                THREE MONTHS ENDED    YEAR ENDED
                                                                                     MARCH 31,       DECEMBER 31,
                                                                                       1999              1998
                                                                                -------------------  ------------
                                                                                 (IN THOUSANDS, EXCEPT PER SHARE
                                                                                              DATA)
Statement of Operations Data:
Revenues......................................................................     $      96,996      $  385,652
Equity in losses of unconsolidated investees..................................            (2,026)        (19,109)
Loss from continuing operations...............................................           (23,095)       (180,843)
Income (loss) per common share--Basic:
  Continuing operations.......................................................     $       (0.30)     $    (2.17)
Ratio of earnings to fixed charges (1)........................................                --              --
Weighted average common shares outstanding....................................            90,373          90,205
Dividends per common share....................................................                --              --
Balance Sheet Data (at end of period):
Total assets..................................................................     $   1,002,303             N/A
Debt..........................................................................           226,598             N/A

------------------------

(1) For purposes of this computation, earnings are defined as pro forma pre-tax earnings or loss from combined continuing operations before adjustment for minority interests in consolidated subsidiaries or income loss from equity investees attributable to common stockholders plus (i) fixed charges and
    (ii) distributed income of equity investees. Fixed charges are the sum of
    (i) interest expensed and capitalized, (ii) amortization of deferred financing costs, premium and debt discounts, (iii) the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third) and (iv) dividends on preferred stock. The pro forma combined ratio of earnings to fixed charges was less than 1.00 for the three months ended March 31, 1999 and for the year ended December 31, 1998; thus earnings available for fixed charges were inadequate to cover fixed charges for such periods. The pro forma combined deficiency in earnings to fixed charges for the three months ended March 31, 1999 and for the year ended December 31, 1998, were $23.3 million and $163.7 million, respectively.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE INFORMATION BELOW AS WELL AS ALL OTHER INFORMATION PROVIDED TO YOU IN THIS PROSPECTUS BEFORE TENDERING YOUR OLD NOTES IN THIS EXCHANGE OFFER, INCLUDING INFORMATION IN THE SECTION OF THIS PROSPECTUS ENTITLED "--SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS."

WE EXPECT TO CONTINUE TO INCUR LOSSES FROM OUR CONTINUING OPERATIONS.

    We cannot assure you that we will succeed in establishing an adequate revenue base or that our services will be profitable or generate positive cash flow. We have reported substantial losses from operations over the previous three years. For the three months ended March 31, 1999 and for the years ended December 31, 1998, 1997 and 1996, we reported a loss from continuing operations of approximately $11.3 million, $136.0 million, $130.9 million and $72.1 million, respectively, and a net loss of $11.3 million, $123.7 million, net income of $88.4 million, and a net loss of $115.2 million, respectively. We expect that we will report significant operating losses, including losses attributable to Snapper, Inc., for the fiscal year ended December 31, 1999. In addition, many of our joint ventures in our communications group are still in the early stages of their development and we expect this group to continue to generate significant losses as it continues to build-out and market its services. Accordingly, we expect to generate consolidated losses for the foreseeable future.

    Continued losses and negative cash flow may prevent us from pursuing our strategies for growth and could cause us to be unable to meet our debt service obligations, including our obligations under the notes, capital expenditures or working capital needs.

PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES EFFECTIVELY DEPENDS ON RECEIVING INCOME FROM OUR SUBSIDIARIES, WHICH HAVE NO OBLIGATIONS TO MAKE ANY PAYMENTS ON THE NOTES.

    We are a holding company with no direct operations and no assets of significance other than the stock of our subsidiaries. As such, we are dependent on the earnings of our subsidiaries and the distribution or other payment of these earnings to us to meet our obligations, including the payment of principal and interest on the notes. Our subsidiaries are separate legal entities that will have no obligation to pay any amounts due under the notes or to make any funds available for payments due under the notes, whether by dividends, loans or other payments. Our subsidiaries will not guarantee the payment of the notes either. Snapper, Inc.'s credit facility contains substantial restrictions on dividends and other payments by Snapper to us. In addition, many of our joint ventures are in their early stages of development and are operating businesses that are capital intensive. As a result, we will only be able to rely on cash on hand, proceeds from the disposition of non-strategic assets and net proceeds from additional financings through a public or private sale of debt or equity securities to meet our cash requirements, including the payment of principal and interest on the notes. Please refer to the section in this prospectus entitled "Description of the Notes."

PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES IS EFFECTIVELY JUNIOR IN RIGHT OF PAYMENT TO THE CLAIMS OF OUR SECURED CREDITORS AND OUR SUBSIDIARIES' CREDITORS WHO WOULD BE ENTITLED TO REALIZE THEIR CLAIMS ON OUR ASSETS BEFORE YOU.

    There might only be a limited amount of assets available to satisfy your claims as a holder of the notes upon an acceleration of their maturity. The notes are unsecured and therefore will be effectively junior in right of payment to all our existing and future secured indebtedness to the extent of the value of the assets securing this indebtedness. In addition, the notes will also be effectively junior in right of payment to all of our subsidiaries' existing or future indebtedness, whether or not secured. We expect that our current and future subsidiaries will incur significant amounts of debt in connection with the development of their operations. The indenture for the notes will permit us and our subsidiaries to incur additional indebtedness to finance the purchase price, development, acquisition, construction or improvement of real or personal property in connection with our telecommunications business. Please refer to the section of this prospectus entitled "Description of the Notes."

    Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of Metromedia International Group, the assets of Metromedia International Group will be available to satisfy obligations of this secured debt before any payment may be made on the notes. In addition, to the extent these assets cannot satisfy in full the secured indebtedness, the holders of this indebtedness would have a claim for any shortfall that would rank equally in right of payment with the notes. If the indebtedness were issued by a subsidiary, the holders' claim for any shortfall would effectively rank senior to the notes.

WE HAVE SUBSTANTIAL DEBT WHICH MAY LIMIT OUR ABILITY TO BORROW, RESTRICT THE USE OF OUR CASH FLOWS AND CONSTRAIN OUR BUSINESS STRATEGY AND WE MAY NOT BE ABLE TO MEET OUR DEBT OBLIGATIONS.

    We have substantial debt and debt service requirements as a result of issuing the notes.

    Our substantial debt has important consequences, including:

    - our ability to borrow additional amounts for working capital, capital expenditures or other purposes is limited,

    - a substantial portion of our cash flow from operations is required to make debt service payments, and

    - our leverage could limit our ability to capitalize on significant business opportunities and our flexibility to react to changes in general economic conditions, competitive pressures and adverse changes in government regulation.

    We cannot assure you that our cash flow and capital resources will be sufficient to repay the notes and any indebtedness we may incur in the future, or that we will be successful in obtaining alternative financing. If we are unable to repay our debts, we may be forced to reduce or delay the completion or expansion of our networks, sell some of our assets, obtain additional equity capital or refinance or restructure our debt. Please refer to the section in this prospectus entitled "--Restrictions imposed by our debt agreement may significantly limit our business strategy and increase the risk of default under our debt obligations." If we are unable to meet our debt service obligations or comply with our covenants, we will default under our existing debt agreements. To avoid a default, we may need waivers from third parties, which might not be granted. You should also read the information we have included in this prospectus in the section entitled "Description of the Notes."

RESTRICTIONS IMPOSED BY OUR DEBT AGREEMENT MAY SIGNIFICANTLY LIMIT OUR BUSINESS STRATEGY AND INCREASE THE RISK OF DEFAULT UNDER OUR DEBT OBLIGATIONS.

    The indenture for the notes contains a number of significant covenants. These covenants limit our ability to, among other things:

    - borrow additional money,

    - make capital expenditures and other investments,

    - pay dividends,

    - merge, consolidate, or dispose of our assets, and

    - enter into transactions with related entities.

    If we fail to comply with these covenants we will default under the indenture. A default, if not waived, could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. Complying with these covenants may cause us to take actions that we otherwise would not take, or not take actions that we otherwise would take. Please refer to the section in this prospectus entitled "Description of the Notes."

WE MAY NEED BUT MAY NOT BE ABLE TO RAISE THE SUBSTANTIAL ADDITIONAL FINANCING THAT WILL BE REQUIRED TO CONSTRUCT AND DEVELOP OPERATIONAL SYSTEMS AND MARKET OUR SERVICES, WHICH WOULD ADVERSELY AFFECT OUR LONG-TERM BUSINESS STRATEGY.

    Many of our joint ventures operate businesses that are capital intensive and require the investment of significant amounts of capital in order to construct and develop operational systems and market their services. As a result, we will require substantial additional financing to satisfy our long-term business objectives, including our on-going working capital, acquisition and expansion requirements. We may seek to raise this additional capital through the public or private sale of debt or equity securities. We cannot assure you that additional financing will be available to us on acceptable terms, if at all. If we incur additional debt, we may become subject to additional or more restrictive financial covenants and ratios. If adequate additional funds are not available, we may be required to curtail significantly our long-term business objectives and our results from operations may be materially and adversely affected. Please refer to the sections in this prospectus entitled "--We have substantial debt which may limit our ability to borrow, restrict the use of our cash flows and constrain our business strategy and we may not be able to meet our debt obligations" and "--Restrictions imposed by our debt agreement may significantly limit our business strategy and increase the risk of default under our debt obligations."

WE ARE NOT PROTECTED AGAINST COMPETITION FROM LARGER GLOBAL COMMUNICATIONS COMPANIES OR THE EMERGENCE OF COMPETING TECHNOLOGIES IN OUR CURRENT OR FUTURE MARKETS, WHICH COULD AFFECT OUR RESULTS OF OPERATIONS.

    We operate in businesses which are highly competitive and we compete with many other well-known communications and media companies, many of which have established operating infrastructures and have substantially greater financial, management and other resources than us. We also face potential competition from competing technologies which could emerge over time in Eastern Europe, the republics of the former Soviet Union, China and other selected emerging markets and compete directly with our operations. In addition, we do not expect to maintain or to be granted exclusive licenses to operate our communications businesses in any of the markets where we currently provide or plan to provide our services. Potential competitors with greater resources and more experience than us could obtain licenses and compete directly with us. This additional competition could materially and adversely affect our operations.

WE MAY NOT BE ABLE TO ATTRACT CONSUMERS TO OUR SERVICES, WHICH WOULD NEGATIVELY IMPACT OUR OPERATING RESULTS.

    Our operating results are dependent upon our ability to attract and maintain subscribers to our cable, paging and telephony systems and the sale of commercial advertising time on our radio stations. We may not be able to attract or maintain subscribers because of several factors which often are beyond our control. This may negatively impact our operating results. These factors are primarily the following:

    - the general economic conditions in the markets where our cable, paging and telephony systems and radio stations are located,

    - the relative popularity of our systems, including our radio stations,

    - the demographic characteristics of the potential subscribers to our systems and audience of our radio stations,

    - the technical attractiveness to customers of the equipment and service of our systems, and

    - the activities of our competitors.

WE CANNOT ASSURE YOU THAT WE WILL COMPLETE THE CONSTRUCTION OF OUR SYSTEMS ON TIME OR WITHIN OUR BUDGET, WHICH WOULD JEOPARDIZE LICENSES FOR OUR SYSTEMS OR PROVIDE OPPORTUNITIES TO OUR COMPETITORS.

    Most of our joint ventures require substantial construction of new systems and additions to the physical plants of existing systems. We cannot assure you that we will complete construction on time or within our budget. Construction projects may be adversely affected by cost overruns and delays not within our control or the control of our subcontractors, such as those caused by governmental changes and material or equipment shortages or delays in delivery of material or equipment. Our failure to complete construction of a communications system on a timely basis could jeopardize the franchise or license for our system or provide opportunities to our competitors. Cost overruns may obligate us to incur additional debt. Please refer to the section in this prospectus entitled "--We may need but may not be able to raise the substantial additional financing that will be required to construct and develop operational systems and market our services, which would adversely affect our long-term business strategy."

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE THE GROWTH OF OUR VENTURES, WHICH WOULD AFFECT OUR LONG-TERM GROWTH STRATEGY.

    Many of our ventures are either in developmental stages or have only recently commenced operations and we have incurred significant operating losses to date. We are currently pursuing additional investments in a variety of communications businesses both in our existing markets and in additional markets. In implementing and managing our strategy of growing our businesses, we must successfully assess the strengths and weaknesses of development opportunities, evaluate the costs and uncertain returns of developing and constructing the facilities for operating systems and integrate and manage the operations of our existing and additional systems. We cannot assure you that we will successfully implement our growth strategy.

THE GOVERNMENT LICENSES ON WHICH WE DEPEND TO OPERATE MANY OF OUR BUSINESSES COULD BE CANCELED OR NOT RENEWED, WHICH WOULD IMPAIR THE DEVELOPMENT OF OUR SERVICES.

    Our joint ventures' operations are subject to governmental regulation and approvals in the markets in which we operate. We cannot assure you that we will retain or obtain the necessary approvals to operate existing or future businesses in any of the markets in which we operate or are seeking to establish our business. Our joint ventures operate under licenses that are issued for limited periods. Some of these licenses expire over the next several years, and some are renewable annually. Our failure to renew these licenses may have a material adverse effect on our operations. Seven licenses held or used by our joint ventures will expire during 1999. For most of the licenses held or used by our joint ventures, no statutory or regulatory presumption exists for renewal by the current license holder and we cannot assure you that these licenses will be renewed. Additionally, some of the licenses pursuant to which our businesses operate contain network build-out milestones. Our failure to renew any of these licenses or meet these milestones could result in the loss of these licenses, which may have a material adverse effect on our operations.

WE MAY BE LIABLE FOR SUBSTANTIAL PENALTIES IF WE DO NOT FOLLOW BURDENSOME CURRENCY LICENSING REQUIREMENTS.

    Our joint ventures often require specific licenses from the central banks of many of the countries in which they operate for certain types of foreign currency loans, leases and investments. Our joint ventures' failure to obtain currency licenses could result in the imposition of fines and penalties, significant delays in delivering equipment to our operating businesses and resulting difficulties in generating cash flows from our operating businesses. The documentary requirements for obtaining the currency licenses are burdensome and we cannot assure you that the licensing entity will not impose additional, substantive requirements for the grant of a license or deny a request for a license on an arbitrary basis. Furthermore, the time typically taken by the relevant central banks to issue these licenses can be lengthy, in some cases up to one year or more.

WE DO NOT FULLY CONTROL OUR JOINT VENTURES' OPERATIONS, STRATEGIES AND FINANCIAL DECISIONS AND CANNOT ASSURE YOU THAT WE WILL BE ABLE TO MAXIMIZE OUR RETURN ON OUR INVESTMENTS.

    We have invested in virtually all of our joint ventures with local partners and the degree of our voting power and the voting power and veto rights of our joint venture partners may limit us from effectively controlling the operations, strategies and financial decisions of the joint ventures in which we have an ownership interest. As a result, we are dependent on the continuing cooperation of our partners in the joint ventures and any significant disagreements among the participants could have a material adverse effect on our ventures. In addition, in many instances, our partners include governmental entities or affiliates of a governmental entity. This poses a number of risks, including the possibility of decreased governmental support or enthusiasm for the venture as a result of a change of government or government officials, a change of policy by the government and the ability of the governmental entities to exert undue control or influence over the project in the event of a dispute or otherwise. In some cases, certain decisions of a joint venture also require governmental approval.

    In addition, to the extent our joint ventures become profitable and generate sufficient cash flows in the future, we cannot assure you that the joint ventures will pay dividends or return capital at any time. Our ability to repatriate our foreign currency earnings is dependent upon the continuation of the existing legal regimes for currency control and foreign investment, administrative policies and practices in the enforcement of the legal regimes and the availability of foreign exchange in sufficient quantities in those countries. Both the Russian Federation and Kazakhstan currently permit the repatriation of profits and capital and the making of other payments in hard currency. Belarus currently effectively prevents the making of all payments in hard currency and the repatriation of capital and profits.

    As a result, we cannot assure you that we will be able to maximize our return on our investments. Moreover, our equity interests in these investments generally are not freely transferable. Therefore, we cannot assure you of our ability to realize economic benefits through the sale of our interests in our joint ventures.

WE CANNOT ASSURE YOU THAT OUR EQUIPMENT WILL BE APPROVED BY THE AUTHORITIES REGULATING THE MARKETS IN WHICH WE OPERATE, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS IN THESE MARKETS.

    Many of our operations or proposed operations are dependent upon approval of our equipment by the communications authorities of the markets in which we and our joint ventures operate or plan to operate. We cannot assure you that our equipment in any of these markets will be approved. The failure to obtain approval for our equipment could have a materially adverse effect on many of our proposed operations.

WE MAY NOT BE ABLE TO KEEP PACE WITH THE EMERGENCE OF NEW TECHNOLOGIES AND CHANGES IN MARKET CONDITIONS.

    The communications industry has been characterized in recent years by rapid and significant technological changes and changes in market conditions. Competitors could introduce new or enhanced technologies with features which would render our technology obsolete or significantly less marketable. Our ability to compete successfully will depend, to a large extent, on our ability to respond quickly and adapt to technological changes and advances in our industry. We cannot assure you that we will be able to keep pace, or will have the financial resources to keep pace, with the technological demands of the marketplace. Please refer to the section in this prospectus entitled "--We are not protected against competition from larger global communications companies or the emergence of competing technologies in our current or future markets, which could affect our results of operations."

CERTAIN FAILURES TO ADDRESS THE YEAR 2000 PROBLEM MAY CAUSE DISRUPTIONS IN THE OPERATION OF OUR NETWORKS AND OUR SERVICES TO CUSTOMERS.

    Many computer and communications network systems, terminal devices, software products and manufacturing devices will not function properly in the year 2000 and beyond due to a once-common programming standard that represents years using two digits. This problem is often referred to as the year 2000 problem. It is possible that our and our joint venture partners' currently installed computer and communications network systems, terminal devices, software products and manufacturing devices or other information technology systems, including embedded technology, or those of our and our joint venture partners' suppliers, contractors, interconnect parties or major systems developers working either alone or in conjunction with other softwares or systems, will not properly function in the year 2000 because of the year 2000 problem. We are not directly responsible for the year 2000 readiness of many of our joint ventures and in some cases have no access to the joint ventures' management regarding these matters. If we or our joint venture partners, or our joint venture partners' customers, suppliers, contractors, interconnect parties and major systems developers are unable to address their year 2000 issues in a timely manner, a material adverse effect on our results of operations and financial condition could result. We and our joint venture partners are currently working to evaluate and resolve the potential impact of the year 2000 on our processing of date-sensitive information and network systems. We cannot assure you that the year 2000 problem will only have a minimal cost impact or that our joint venture partners and other companies will convert their systems on a timely basis and that their failure to do so will not have an adverse effect on our systems.

METROMEDIA COMPANY EFFECTIVELY CONTROLS METROMEDIA INTERNATIONAL GROUP AND HAS THE POWER TO INFLUENCE THE DIRECTION OF OUR OPERATIONS AND PREVENT A CHANGE OF CONTROL.

    Metromedia Company and its partners collectively own approximately 25% of the outstanding shares of common stock of Metromedia International Group and are our largest stockholders. They have nominated or designated a majority of the members of the board of directors. Metromedia International Group's charter and Delaware law provide that the majority of the members of the board of directors will nominate the directors for election to the board of directors. However, for the foreseeable future it is likely that directors designated or nominated by Metromedia Company will continue to constitute a majority of the members of the board of directors. As a result, Metromedia Company will likely control the direction of future operations of Metromedia International Group, including decisions regarding acquisitions and other business opportunities, the declaration of dividends and the issuance of additional shares of capital stock and other securities. This concentration of ownership may also delay, defer or prevent a change of control of Metromedia International Group. Our certificate of incorporation also contains provisions which may also have the effect of delaying, deferring or preventing a change of control of Metromedia International Group.

WE COULD INCUR ENVIRONMENTAL LIABILITIES AS A RESULT OF OUR CURRENT OPERATIONS AND PAST DIVESTITURES, THE COST OF WHICH COULD MATERIALLY AFFECT OUR RESULTS OF OPERATIONS.

    We have been in operation since 1929 through our predecessors and, over the years, have operated in diverse industries, including equipment, sporting goods and furniture manufacturing, sheet metal processing and trucking. We have divested almost all of our non-communications and non-media-related operations. However, in the course of these divestitures, we have retained certain indemnification obligations for environmental cleanup matters and, in one case, a contaminated parcel at which we have undertaken cleanup activities. In other cases, particularly for operations that we divested in the past, we could incur unanticipated environmental cleanup obligations, to the extent they may exist or arise in the future, as a result of changes in legal requirements that have occurred since these divestitures or otherwise. We are currently not aware of any environmental liabilities related to any divestiture that we believe would have a material adverse effect on our results of operations or financial condition. However, because some divestitures may have occurred many years ago, we cannot assure you that environmental matters will not arise in the future that could have a material adverse effect on our results of operations or financial condition.

WE OPERATE IN COUNTRIES WITH SIGNIFICANT POLITICAL, SOCIAL AND ECONOMIC UNCERTAINTIES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS IN THESE AREAS.

    We operate in countries in Eastern Europe, the republics of the former Soviet Union, China and other selected emerging markets. These countries face significant political, social and economic uncertainties which could have a material adverse effect on our operations in these areas. These uncertainties include:

    - possible internal military conflicts,

    - civil unrest fueled by economic and social crises in those countries,

    - political tensions between national and local governments which often result in the enactment of conflicting legislation at various levels and may result in political instability,

    - bureaucratic infighting between government agencies with unclear and overlapping jurisdictions,

    - high unemployment, high inflation, high foreign debt, weak currencies and the possibility of widespread bankruptcies,

    - unstable governments,

    - pervasive regulatory control of the state over the telecommunications industry,

    - uncertainties over whether these countries will continue to receive the substantial financial assistance they have received from several foreign governments and international organizations which helps to support their economic development,

    - the failure by government entities to meet their outstanding foreign debt repayment obligations, and

    - the risk of increased support for a renewal of centralized authority and increased nationalism resulting in possible restrictions on foreign ownership and/or discrimination against foreign owned businesses.

    We cannot assure you that the pursuit of economic reforms by the governments of any of these countries will continue or prove to be ultimately effective, especially in the event of a change in leadership, social or political disruption or other circumstances affecting economic, political or social conditions.

WE FACE ENHANCED ECONOMIC, LEGAL AND PHYSICAL RISKS BY OPERATING ABROAD.

    We have invested substantially all of our resources in operations outside of the United States and plan to make additional international investments in the near future. We run a number of risks by investing in foreign countries including:

    - loss of revenue, property and equipment from expropriation, nationalization, war, insurrection, terrorism and other political risks,

    - increases in taxes and governmental royalties and involuntary changes to the licenses issued by, or contracts with, foreign governments or their affiliated commercial enterprises,

    - uncertainties as to the reliability of official data published by the governments of many of the countries in which we operate. As a consequence, we cannot assure you that any discussion in this prospectus of the republics of the former Soviet Union, Eastern Europe or China is complete or reliable because of our concerns about the available official and public information,

    - changes in foreign and domestic laws and policies that govern operations of overseas-based companies,

    - the existence and potential increase of any currency exchange control regulations that may make it difficult to convert or repatriate foreign earnings and may adversely affect our ability to pay overhead expenses, meet any of our debt obligations and continue and expand our communications businesses,

    - amendments to, or different interpretations or implementations of, foreign tax laws and regulations that could adversely affect the profitability after tax of our joint ventures and subsidiaries,

    - criminal organizations in certain of the countries in which we operate that could threaten and intimidate businesses. We cannot assure you that pressures from criminal organizations will not increase in the future and have a material adverse effect on our operations, and

    - high levels of corruption and non-compliance with the law in many of the countries in which we operate, which significantly hurts economic growth in these countries and our ability to compete on an even basis with other parties.

LAWS RESTRICTING FOREIGN INVESTMENTS IN THE TELECOMMUNICATIONS INDUSTRY COULD ADVERSELY AFFECT OUR OPERATIONS.

    We may also be materially and adversely affected by laws restricting foreign investment in the field of communications. Some countries in which we operate, including the Russian Federation and China, have extensive restrictions on foreign investments in the communications field and we attempt to structure our projects to comply with these laws. There is no way of predicting whether additional ownership limitations will be enacted in any of these markets, or whether any of these laws, if enacted, would force us to reduce or restructure our ownership interest in any of our ventures. If additional ownership limitations are enacted in any of these markets and we are required to reduce or restructure our ownership interests in any ventures, it is unclear how this reduction or restructuring would be implemented, or what impact this reduction or restructuring would have on us or on our financial condition or results of operations.

    For example, the Russian Federation has periodically proposed legislation that would limit the ownership percentage that foreign companies can have in radio and television businesses and/or limit the number of radio and television businesses that any company could own in a single market. While this proposed legislation has not been enacted, it is possible that this legislation could be enacted in Russia and that other countries in Eastern Europe and the republics of the former Soviet Union may enact similar legislation which could have a material adverse effect on our business, operations, financial condition or prospects.

    Similarly, current Chinese laws and regulations prohibit foreign companies and joint ventures in which they participate from providing telephony services to customers in China and generally limit the role that foreign companies or their joint ventures may play in the telecommunications industry. Since mid-1998, there has been uncertainty regarding possible significant changes in the regulation of, and policy concerning, foreign participation in and financing of the telecommunications industry in China and the continued viability of the structure that we currently use for our investments in the Chinese telecommunications industry. In light of the current regulatory uncertainty, we are unable to estimate the impact that these changes in policy or regulation, if any, would have on the ability of our Chinese joint ventures to generate significant revenue, cash flow or net income.

RECENT ECONOMIC DIFFICULTIES IN THE RUSSIAN FEDERATION AND OTHER EMERGING MARKETS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS IN THESE COUNTRIES.

    In 1998, a number of emerging market economies suffered significant economic and financial difficulties resulting in liquidity crises, devaluation of currencies, higher interest rates and reduced opportunities for financing. At this time, the prospects for recovery for the economies of the Russian Federation and other republics of the former Soviet Union and Eastern Europe negatively affected by the economic crisis remain unclear. The economic crises has resulted in a number of defaults by borrowers in the Russian Federation and other countries and a reduced level of financing available to investors in these countries. The devaluation of many of the currencies in the region has also negatively affected the U.S. dollar value of the revenues generated by some of our joint ventures and may lead to certain additional restrictions on the convertibility of some local currencies. We expect that these problems will negatively affect the financial performance of some of our cable television, telephony, radio broadcasting and paging ventures.

    HIGH INFLATION, EXCHANGE RATE FLUCTUATION IN OUR MARKETS AND OUR LACK OF HEDGING MAY HAVE A NEGATIVE EFFECT ON OUR BUSINESS.

    Some of our subsidiaries and joint ventures operate in countries where the inflation rate is extremely high. Our operating results will be hurt if we are unable to increase our revenues enough to offset any increase in our operating costs or to hedge against foreign exchange risks. We do not hedge against foreign exchange rate risks at the current time and therefore could be subject to any declines in exchange rates between the time a joint venture receives its funds in local currencies and the time it distributes these funds in U.S. dollars to us. Historically, this time period has been short and the exchange risks arising from this particular issue have therefore been minimal. However, our operating businesses experienced significant foreign exchange losses in the third and, to a lesser extent, fourth, quarter of 1998, due principally to delays in clearing payments within the Russian banking system.

    In order to minimize our foreign currency exposure risk in countries that have experienced high rates of inflation some of our joint ventures bill and collect local currency equivalent of U.S. dollar amounts adjusted on a monthly basis for exchange rate fluctuations. Our joint ventures are generally permitted to maintain U.S. dollar accounts to service their U.S. dollar-denominated obligations, thereby reducing foreign currency risk.

    These problems are significantly more acute for our joint ventures in Belarus and Uzbekistan where currency convertibility restrictions make conversion of local currency difficult for payment of imported equipment and services.

THE TAX RISKS OF INVESTING IN THE MARKETS IN WHICH WE OPERATE CAN BE SUBSTANTIAL AND CAN MAKE EFFECTIVE TAX PLANNING DIFFICULT, WHICH WOULD MATERIALLY AFFECT OUR FINANCIAL CONDITION.

    Taxes payable by our joint ventures are substantial and we may be unable to obtain the benefits of tax treaties due to:

    - the documentary and other requirements imposed by the government authorities,

    - the unfamiliarity of those administering the tax system with the international tax treaty system of their country, or their unwillingness to recognize the treaty system, and

    - the absence of applicable tax treaties in many of the countries in which we operate.

    Our tax planning initiatives to reduce our overall tax obligations may be negated or impaired by the need to deal with these issues. Furthermore, the taxation systems in the countries in which we operate are at an early stage of development and are subject to varying interpretations, frequent changes and inconsistent and arbitrary enforcement at the federal, regional and local levels. In certain instances, new taxes and tax regulations have been given retroactive effect, which makes effective tax planning difficult.

THE COMMERCIAL AND CORPORATE LEGAL STRUCTURES ARE STILL DEVELOPING IN SOME OF OUR TARGET MARKETS WHICH CREATES UNCERTAINTIES AS TO THE PROTECTION OF OUR RIGHTS AND OPERATIONS IN THESE MARKETS.

    Commercial and corporate laws in the countries in which we operate are significantly less developed or clear than comparable laws in the United States and countries of Western Europe. In addition, the laws in these countries are subject to frequent changes, preemption and reinterpretation by local or administrative regulations, by administrative officials and, in the case of Eastern Europe and the republics of the former Soviet Union, by new governments. There are also often inconsistencies among laws, presidential decrees and governmental and ministerial orders and resolutions, and conflicts between local, regional and national laws and regulations. In some cases, laws are imposed with retroactive force and punitive penalties. In other cases, laws go unenforced. The result has been considerable legal confusion which creates significant obstacles to creating and operating our joint ventures. We cannot assure you that the uncertainties associated with the existing and future laws and regulations in our markets will not have a material adverse effect on our ability to conduct our business and to generate profits.

    There is also significant uncertainty as to the extent to which local parties and entities, particularly government authorities, in these markets will respect contractual and other rights and also the extent to which the "rule of law" has taken hold and will be upheld in each of these countries. The courts in many of these markets often do not have the experience, resources or authority to resolve significant economic disputes and enforce their decisions and may not be insulated from political considerations and other outside pressures. We cannot assure you that the licenses held by our businesses or the contracts providing our businesses access to the airwaves or other rights or agreements essential for operations will not be significantly modified, revoked or canceled without justification. If that happens, our ability to seek legal redress may be substantially delayed or even unavailable in these cases.

RUSSIAN LAW MAY EXPOSE US TO LIABILITY FOR THE DEBTS OF OUR SUBSIDIARIES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION.

    Generally, under the Civil Code of the Russian Federation and the Law of the Russian Federation on Joint Stock Companies, if a parent company has the capability under its charter or by contract to direct the decision-making of a subsidiary company, the parent company will bear joint and several responsibility for transactions concluded by its subsidiary in carrying out its direction. In addition, a parent company capable of directing the actions of its subsidiary is secondarily liable for its subsidiary's debts if the subsidiary becomes insolvent or bankrupt as a result of the action or inaction of its parent.

In this instance, other shareholders of the subsidiary could claim compensation for the subsidiary's losses from the parent company which caused the subsidiary to take action or fail to take action, knowing that this action or failure to take action would result in losses. It is possible that we may be deemed to be this type of parent company of some of our subsidiaries, and we could therefore be liable in some cases for the debt of these subsidiaries, which could have a material adverse effect on us.

LOCAL LAWS MAY NOT ADEQUATELY PROTECT OUR SHAREHOLDERS' RIGHTS, WHICH WOULD UNABLE US TO MAXIMIZE OUR RETURN ON OUR INVESTMENTS.

    Shareholders have limited rights and legal protections under the laws of many of the countries in which we operate. The concept of fiduciary duties of management or directors owed to their companies is also new and is not well developed. In some cases, the officers of a company may take actions without regard to or in contravention of the directions of the shareholders or the board of directors appointed by the shareholders.

    In other cases, a shareholder's ownership interest may be diluted without its knowledge or approval or even erased from the shareholders' ownership registry. We cannot assure you that we could obtain legal redress as a shareholder for any such action in the court systems of these countries.

THE HOLDERS OF THE NOTES WILL SUFFER CERTAIN NEGATIVE TAX CONSEQUENCES AND THEIR CLAIMS MAY BE LIMITED IN CERTAIN RESPECTS BECAUSE THE NOTES ARE ISSUED AT AN ORIGINAL ISSUE DISCOUNT PRICE.

    We will issue the notes at a discount from their principal amount at maturity. As a result, the holders will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. Please refer to the section in this prospectus entitled "Certain Federal Income Tax Consequences" for a more detailed discussion of the federal income tax consequences to the holders of the notes resulting from the purchase, ownership or disposition of these notes.

    Under the indenture for the notes, if the maturity of the notes is accelerated, the holders of the notes will be entitled to recover only the amount which may be declared due and payable pursuant to the indenture, which will be less than the principal amount at maturity of these notes. Please refer to the section in this prospectus entitled "Description of the Notes."

    If a bankruptcy case is commenced by or against us under the U.S. Bankruptcy Code, the claim of a holder of notes on the principal amount of the notes may be limited to an amount equal to the sum of (i) the issue price of the notes and
(ii) that portion of the original issue discount, as determined on the basis of this issue price, which is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

WE MAY NOT BE ABLE TO REPAY THE NOTES UPON A CHANGE OF CONTROL.

    If a change of control of Metromedia International Group occurs, the holders of the notes would be entitled to require us to make an offer to repurchase their notes at a purchase price equal to 101% of their accreted value or principal amount, as the case may be, plus accrued but unpaid interest. The exercise by the holders of their right to require these repurchases could cause an event of default under our other indebtedness, even if the change of control in itself does not, due to the financial effect of these repurchases on us.

    Our ability to pay cash to the holders upon these repurchases may be limited by our then financial resources. We cannot assure you that sufficient funds will be available when necessary to make the required repurchases. Our inability to repurchase all of the tendered notes would constitute an event of default under the indenture for the notes. The provisions of the indenture may not afford holders of the notes the right to require us to repurchase their notes in the event of a highly-leveraged transaction that may adversely affect these holders if this transaction is not defined as a change of control under the indenture for the notes. Please refer to the section in this prospectus entitled "Description of the Notes."

A COURT COULD DECLARE THE NOTES VOID, JUNIOR IN RIGHT OF PAYMENT OR TAKE OTHER ACTIONS DETRIMENTAL TO YOU.

    An unpaid creditor or representative of creditors, such as a trustee in bankruptcy or Metromedia International Group as a debtor-in-possession in a bankruptcy proceeding, could file a lawsuit claiming that the issuance of the notes constituted a fraudulent conveyance. If the court were to make such a finding, it could:

    - void our obligations under the notes,

    - declare the notes junior in right of payment to other indebtedness, or

    - take other actions detrimental to you as a holder of the notes.

    To make such a determination, a court would have to find that:

    - we did not receive fair consideration or reasonably equivalent value for the notes, and that,

    - at the time the notes were issued, we were insolvent or rendered insolvent by the issuance of the notes; were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they matured.

    The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction and upon the valuation assumptions and the methodology applied by the court.

    Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the notes, if it determined that the transaction was made with intent to hinder, delay or defraud creditors, or a court could declare the indebtedness, including the notes, junior in right of payment to the claims of all existing and future creditors on similar grounds.

YOU MAY FIND IT DIFFICULT TO SELL YOUR NOTES.

    The notes will constitute a new issue of securities with no established trading market, and we cannot assure you as to:

    - the development of any market for the notes,

    - the liquidity of any market for the notes that may develop,

    - your ability to sell your notes, or

    - the price at which you would be able to sell your notes.

    If a market for the notes were to exist, the notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and the financial performance of Metromedia International Group. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes, if any, will not be subject to similar disruptions. Any disruption in the market for these notes may adversely affect you as a holder of the notes.

THE ISSUANCE OF THE EXCHANGE NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE OLD NOTES.

    If old notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted old notes could be adversely affected. Please refer to the section in this prospectus entitled "--Your failure to participate in the exchange offer will have adverse consequences."

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE
CONSEQUENCES.

    The old notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for exchange notes pursuant to this exchange offer, or if you do not properly tender your old notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the old notes under Securities Act.

CERTAIN PERSONS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES.

    Based on certain no-action letters issued by the staff of the Securities and Exchange Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "The Exchange Offer," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under this Act, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against this liability.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

    Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are often but not always made through the use of words or phrases like "believes," "expects," "may," "will," "should" or "anticipates" or the negative of these words or phrases or other variations on these words or phrases or comparable terminology, or by discussions of strategy that involves risks and uncertainties.

    These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others:

    - general economic and business conditions, which will, among other things, impact demand for our products and services,

    - industry capacity, which tends to increase during strong years of the business cycle,

    - changes in public taste, industry trends and demographic changes,

    - competition from other communications companies, which may affect our ability to enter into or acquire new joint ventures or to generate revenues,

    - political, social and economic conditions and laws, rules and regulations, particularly in Eastern Europe, the former Soviet Union, China and other selected emerging markets, which may affect our results of operations,

    - timely completion of construction projects for new systems for the joint ventures in which we have invested, which may impact the costs of these projects,

    - developing legal structures in Eastern Europe, the former Soviet Union, China and other selected emerging markets, which may affect our results of operations,

    - cooperation of local partners for our communications investments in Eastern Europe, the former Soviet Union, China and other selected emerging markets; which may affect our results of operations,

    - exchange rate fluctuations,

    - license renewals for our communications investments in Eastern Europe, the former Soviet Union, China and other selected emerging markets,

    - the loss of any significant customers,

    - changes in business strategy or development plans,

    - the quality of management,

    - the availability of qualified personnel,

    - changes in or the failure to comply with government regulations, and

    - other factors referenced in this prospectus.

    Accordingly, any forward-looking statement is qualified in its entirety by reference to these risks, uncertainties and other factors and you should not place any undue reliance on them. In addition, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation, and specifically decline, to update them or to release publicly the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of these statements or to reflect the occurrence of anticipated or unanticipated events. New factors emerge from time to time and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

    Furthermore, this document constitutes a Year 2000 Readiness Disclosure Statement, and the statements in this prospectus are subject to the Year 2000 Information and Readiness Disclosure Act and we hereby claim the protection of this Act for this document and all the information contained in it.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of our notes in exchange for our outstanding old notes. We are making this exchange offer solely in connection with our merger with PLD Telekom. In consideration for issuing our notes, we will receive old notes in aggregate accreted value equal to the accreted value on the exchange notes.

                                 CAPITALIZATION

    The following table sets forth the capitalization of Metromedia International Group as of March 31, 1999 (i) as reported, and (ii) on a pro forma basis as adjusted to reflect our merger with PLD Telekom, the restructuring of PLD Telekom's obligations and the purchase of the Technocom Limited minority interests. The table should be read in conjunction with the consollidated financial statements of Metromedia International Group and PLD Telekom and their related notes thereto incorporated by reference in this prospectus and the unaudited pro forma combined condensed financial information, which appears on pages 28 to 33.

                                                                                         AS OF MARCH 31, 1999
                                                                                      --------------------------
                                                                                         ACTUAL      PRO FORMA
                                                                                      ------------  ------------
                                                                                            (IN THOUSANDS)
Cash and cash equivalents...........................................................  $    123,845  $    118,389
                                                                                      ------------  ------------
                                                                                      ------------  ------------
Debt (including current portion):
Snapper Term Loan...................................................................  $      4,750  $      4,750
Snapper Revolving Credit Facility due November 2003.................................        48,065        48,065
10.5% Metromedia senior discount notes due 2007.....................................            --       154,416
10.5% Travelers note................................................................            --         4,920
PLD Telekom supplier financing and note payable.....................................            --        12,700
Other long-term debt, including capital leases......................................         1,747         6,223
                                                                                      ------------  ------------
Total debt..........................................................................        54,562       231,074

Stockholders' equity:
7.25% cumulative convertible preferred stock........................................       207,000       207,000
Common stock........................................................................        69,124        90,374
Paid-in surplus.....................................................................     1,012,816     1,162,468
Other...............................................................................        (6,513)       (6,513)
Accumulated other comprehensive loss................................................      (872,315)     (872,315)
                                                                                      ------------  ------------
Total stockholders' equity..........................................................       410,112       581,014
                                                                                      ------------  ------------
Total capitalization................................................................  $    464,674  $    812,088
                                                                                      ------------  ------------
                                                                                      ------------  ------------

                         METROMEDIA INTERNATIONAL GROUP

    We are a global communications company. Through our communications group, we are engaged in the development and operation of a variety of communications businesses in Eastern Europe, the republics of the former Soviet Union, the People's Republic of China and other selected emerging markets. These businesses include cable television, paging and radio broadcasting.

    Our objective is to establish ourselves as a major multiple-market provider of modern communications services in Eastern Europe, the former Soviet Union, China and other selected emerging markets.

    At March 31, 1999, we owned interests in and participated with partners in the management of joint ventures that had 46 operational systems. These operational systems consisted of 11 cable television systems, two GSM cellular telephone systems, one joint venture that is building out an operational GSM system and providing financing, technical assistance and consulting services to the local system operator, one international and long distance telephony provider, one wireless local loop operator, 13 paging systems and 17 radio broadcasting stations. In addition, we have interests in and participate with partners in the management of several joint ventures that, as of March 31, 1999, had five pre-operational systems.

    On the date of this prospectus, we consummated a merger with PLD Telekom, a major provider of local, long distance and international telecommunications services in the Russian Federation, Kazakhstan and Belarus. Please refer to the section in this prospectus entitled "About Our Merger with PLD Telekom."

    In Eastern Europe and the republics of the former Soviet Union, we generally own 50% or more of the operating joint ventures in which we invest. Because legal restrictions in China prohibit foreign participation in the operation or ownership in the telecommunications sector, our joint ventures in China provide financial, technical advice, consulting and other services for the construction and development of telephony networks for China United Telecommunications Incorporated, known as China Unicom, a Chinese telecommunications operator. The completed networks are operated by China Unicom. We receive payments in return from China Unicom based on the distributable cash flow generated by the networks.

    Our joint ventures experienced significant growth in 1998. At the end of 1998, we had approximately 520,182 subscribers compared to 305,198 at the end of 1997, which represents an increase of approximately 70%. The total combined revenues of our communications group consolidated and unconsolidated joint ventures for the years ended December 31, 1998, 1997 and 1996 were $130.1 million, $91.2 million and $57.2 million, respectively.

    Recent adverse economic conditions in some countries in Eastern Europe and among the republics of the former Soviet Union and the uncertainties associated with the governmental policies to address these conditions could affect our cable television, paging, telephony and radio broadcasting businesses in these countries. The recent slowdown in growth in China and possible significant changes in the regulation of foreign participation in and financing of the telecommunications industry in China could affect the ability of our Chinese joint ventures to generate revenue, cash flows or net income. Please refer to the section in this prospectus entitled "Risk Factors."

    We also own Snapper, Inc., which manufactures premium-priced power lawnmowers, lawn tractors, garden tillers, snow throwers and related parts and accessories under the Snapper trademark brand.

                       ABOUT OUR MERGER WITH PLD TELEKOM

    We are making this exchange offer in connection with the consummation on the date of this prospectus of our merger with PLD Telekom. In the merger, PLD Telekom became a wholly owned subsidiary of Metromedia International Group.

    PLD Telekom, through its operating subsidiaries, is a major provider of local, long distance and international telecommunications services in the Russian Federation, Kazakhstan and Belarus.

    PLD Telekom's objective is to be a leading participant in the targeted development of telecommunications infrastructure, products and services in the emerging markets of the Russian Federation and other countries of the former Soviet Union.

    Its five principal operating businesses are:

    - PeterStar Company Limited: a provider of integrated local, long distance and international telecommunications services in St. Petersburg through a fully digital fiber optic network;

    - Technocom Limited: a provider, through Teleport-TP, of dedicated international telecommunications services to Russian and foreign businesses in Moscow and an operator of a satellite-based pan-Russian long distance network;

    - Baltic Communications Limited: a provider of dedicated international telecommunications services in St. Petersburg;

    - ALTEL (formerly BECET International): a provider of a national cellular service in Kazakhstan; and

    - Belarus-Netherlands Belcel Joint Venture: a provider of the only national cellular service in Belarus.

    In addition, PLD Telekom is developing a portfolio of international long distance products and services under the name "PLDncompass" targeted at carriers and corporate customers in the United States, the United Kingdom and Europe which require telecommunications services to and from the countries of the former Soviet Union.

    The fostering of existing, and the creation of new, partnerships with local and regional partners is crucial to the long-term success of PLD Telekom in this environment. In its operating businesses, PLD Telekom's partners include:

    - Petersburg Telephone Network: the local telephone system operator in St. Petersburg;

    - St. Petersburg Intercity & International Telephone: the gateway for national and international long distance calls to and from St. Petersburg. Together with Petersburg Telephone Network, it holds an indirect 14% interest in PeterStar Company Limited;

    - Kazakhtelekom: the state-owned national telecommunications operator in Kazakhstan and the holder of a 50% interest in ALTEL; and

    - AO Rostelecom: the primary long distance and international carrier in the Russian Federation and a 44% stockholder in Teleport-TP.

    In the merger, each share of common stock of PLD Telekom was exchanged for shares of our common stock. Each share of preferred stock of PLD Telekom was redeemed for cash at a redemption price of Cdn. $1.00 per share. Each outstanding option and warrant to acquire shares of PLD Telekom was converted into options and warrants to purchase a number of shares of common stock of Metromedia International Group to be determined based on the exchange ratio described above.

    In connection with the consummation of our merger with PLD Telekom, the
holders of $         in principal amount of PLD Telekom's 14% senior discount
notes due 2004 have exchanged their PLD Telekom notes for $         accreted
value, or $         in principal amount at maturity, of Metromedia International
Group's old notes and the holders of $         in principal amount of PLD
Telekom's 9% convertible subordinated notes due 2006 have exchanged their PLD
Telekom notes for $         accreted value, or $         , in principal amount
at maturity, of Metromedia International Group's old notes. In addition, accrued interest on the PLD Telekom notes through the date of the merger was paid through the issuance of additional notes with an accreted value equal to 100% of the outstanding amount of this accrued but unpaid interest. It was a condition to the exchange of the PLD Telekom notes that the registration statement of which this prospectus is a part be declared effective by the Securities and Exchange Commission.

    Also, in connection with the completion of our merger with PLD Telekom, PLD Telekom repaid The Travelers Insurance Company and The Travelers Indemnity Company $8.5 million of amounts due under their revolving credit and warrant agreement dated November 26, 1997 with PLD Telekom. PLD Telekom has agreed to repay Travelers the remaining $4.92 million due under this agreement on the earlier of August 30, 2000 or the date that is one year from the completion of the merger. At the closing of the merger, Travelers was issued 100,000 shares of PLD Telekom common stock that were converted into shares of our common stock at the exchange ratio described above in the merger. Travelers was also issued 10-year warrants to purchase 700,000 shares of our common stock with an exercise price to be determined in December 2000 between $10.00 and $15.00 per share.

    Also in connection with our merger with PLD Telekom, PLD Telekom purchased all of the shares of Technocom Limited from its existing minority shareholders for an aggregate purchase price of $12.6 million. Technocom Limited is now wholly owned by PLD Telekom.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The following Unaudited Pro Forma Combining Balance Sheet of Metromedia as of March 31, 1999 and Unaudited Pro Forma Combining Statements of Operations for the three months ended March 31, 1999 and the year ended December 31, 1998 illustrate the effect of the merger and the restructuring of PLD Telekom's obligations and purchase of the Technocom Limited minority interests. The Unaudited Pro Forma Combining Balance Sheet assumes that the transactions referred to above are completed as of March 31, 1999 and the Unaudited Pro Forma Combining Statements of Operations assumes that the transactions referred to above have been completed as of the beginning of the periods presented.

    Under the terms of the transaction, the holders of PLD Telekom common stock will receive shares of Metromedia International Group common stock on the basis of an exchange ratio that values each share of PLD Telekom common stock at $3.50 per share if the average Metromedia International Group price per share is between $5.25 and $6.25 at closing. If the average price of Metromedia International Group common stock exceeds $6.25 per share, each share of PLD Telekom common stock will be exchanged for .56 shares of Metromedia International Group common stock, not to exceed $4.48 per share of Metromedia International Group common stock. If the average price of Metromedia International Group common stock is less than $5.25 per share, each share of PLD Telekom common stock will be exchangeable for .6667 shares of Metromedia International Group common stock, subject to termination and "top-up" rights.

    We have prepared these Unaudited Pro Forma Combining Financial Statements assuming an exchange ratio of .56 (which assumes an average price of Metromedia International Group common stock in excess of $6.25 but less than $8.00) and a closing price of $7.125. The actual exchange ratio will be determined on the date of determination in accordance with the formulas set forth in the merger agreement. See "About our Merger with PLD Telekom."

ACCOUNTING TREATMENT

    We will record the merger as a purchase transaction. For accounting purposes, Metromedia International Group will be deemed to be the surviving corporation in the merger.

    The pro forma adjustments are based upon currently available information and upon assumptions that management of each of Metromedia International Group and PLD Telekom believes are reasonable. We will account for the merger based upon the estimated fair market value of the net tangible and intangible assets acquired at the date of acquisition. The adjustments included in the Unaudited Pro Forma Combining Financial Statements represent the preliminary determination of these adjustments based upon available information. We cannot assure you that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

    The Unaudited Pro Forma Combining Financial Statements are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of Metromedia International Group and PLD Telekom, together with the related notes thereto. We have incorporated those historical financial statements in this document by reference.

                      METROMEDIA INTERNATIONAL GROUP, INC.
                  UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                                 (IN THOUSANDS)

                                                               MARCH 31, 1999
                                        -------------------------------------------------------------
                                                                     PRO FORMA
                                        METROMEDIA                  MERGER AND         METROMEDIA
                                        INTERNATIONAL    PLD           DEBT           INTERNATIONAL
                                           GROUP      TELEKOM      RESTRUCTURING     GROUP PRO FORMA
                                        HISTORICAL   HISTORICAL     ADJUSTMENTS         COMBINED
                                        -----------  ----------  -----------------  -----------------
Cash and cash equivalents.............   $ 123,845   $    5,683     $    (6,132)(1)    $   118,389
                                                                         (8,500)(1)
                                                                        (12,595)(1)
                                                                           (331)(1)
                                                                         16,419(2)
Accounts receivable...................      45,991       12,867              --             58,858
Inventories...........................      61,186        4,113              --             65,299
Other current assets..................       6,129       13,843              --             19,972
                                        -----------  ----------  -----------------  -----------------
    Current assets....................     237,151       36,506         (11,139)           262,518
Escrow funds..........................          --       16,419         (16,419)(2)             --
Investments in and advances to Joint       157,055        5,350              --            162,405
  Ventures............................
Property, plant and equipment, net....      35,523      169,647              --            205,170
Intangibles...........................     159,304      110,472         (35,866)(1)        363,099
                                                                        129,189(1)
Other assets..........................       4,007       11,520          (6,416)(1)          9,111
                                        -----------  ----------  -----------------  -----------------
    Total assets......................   $ 593,040   $  349,914     $    59,349        $ 1,002,303
                                        -----------  ----------  -----------------  -----------------
                                        -----------  ----------  -----------------  -----------------
Accounts payable and accrued             $  91,037   $   20,907     $     6,000(1)     $   117,944
  expenses............................
Short-term debt.......................       1,303       20,624          (6,000)(1)          2,507
                                                                        (13,420)(1)
Other current liabilities.............          --       24,199          (7,117)(1)         16,818
                                                                           (264)(1)
                                        -----------  ----------  -----------------  -----------------
    Current liabilities...............      92,340       65,730         (20,801)           137,269
Long-term debt........................      53,259      149,384        (137,888)(1)        224,091
                                                                          4,920(1)
                                                                        154,416(1)
Other liabilities.....................       4,769           --              --              4,769
                                        -----------  ----------  -----------------  -----------------
    Total liabilities.................     150,368      215,114             647            366,129
                                        -----------  ----------  -----------------  -----------------
Minority interest.....................      32,560       22,600              --             55,160
Stockholders' equity:
  7 1/4% cumulative convertible
    preferred stock...................     207,000           --              --            207,000
  Preferred stock.....................          --            4              (4)(1)             --
  Common stock........................      69,124          378            (378)(1)         90,374
                                                                         21,250(1)
Paid-in surplus.......................   1,012,816      244,537        (244,537)(1)      1,162,468
                                                                        130,156(1)
                                                                          3,842(1)
                                                                         10,205(1)
                                                                          5,449(1)
Accumulated deficit...................    (872,315)    (132,719)        132,719(1)        (872,315)
Accumulated other comprehensive             (6,513)          --              --             (6,513)
  loss................................
                                        -----------  ----------  -----------------  -----------------
Total stockholders' equity............     410,112      112,200          58,702            581,014
                                        -----------  ----------  -----------------  -----------------
    Total liabilities and
      stockholders' equity............   $ 593,040   $  349,914     $    59,349        $ 1,002,303
                                        -----------  ----------  -----------------  -----------------
                                        -----------  ----------  -----------------  -----------------

 See accompanying notes to unaudited pro forma combining financial statements.

                      METROMEDIA INTERNATIONAL GROUP, INC.
             UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED MARCH 31, 1999
                                            ------------------------------------------------------------
                                                                         PRO FORMA
                                            METROMEDIA                   MERGER AND        METROMEDIA
                                            INTERNATIONAL     PLD           DEBT         INTERNATIONAL
                                               GROUP       TELEKOM     RESTRUCTURING    GROUP PRO FORMA
                                            HISTORICAL   HISTORICAL     ADJUSTMENTS         COMBINED
                                            -----------  -----------  ----------------  ----------------
Revenues..................................   $  67,642    $  29,354      $       --        $   96,996

Cost and expenses:
  Cost of sales and operating expenses....      40,596        8,403              --            48,999
  Selling, general and administrative.....      32,425       14,679              --            47,104
  Depreciation and amortization...........       4,367        8,148            (654)(6)        13,476
                                                                              1,615(7)
                                            -----------  -----------        -------          --------
Operating loss............................      (9,746)      (1,876)           (961)          (12,583)
Other income (expense):
  Interest expense........................      (3,406)      (6,528)          5,707(3)         (7,676)
                                                                             (4,054)(3)
                                                                                230(4)
                                                                                504(5)
                                                                               (129)(5)

  Interest income.........................       1,700          259            (327) (9)         1,632
  Equity in losses of unconsolidated
    investees.............................      (1,685)        (341)             --            (2,026)
  Other...................................        (508)        (487)             --              (995)
                                            -----------  -----------        -------          --------
Loss before income tax expense and             (13,645)      (8,973)            970           (21,648)
  minority interest.......................
Income tax expense........................         (94)      (2,643)             --            (2,737)
Minority interest.........................       2,469       (1,179)             --             1,290
                                            -----------  -----------        -------          --------
Net loss..................................     (11,270)     (12,795)            970           (23,095)
Cumulative convertible preferred stock          (3,752)          --              --            (3,752)
  dividend requirement....................
                                            -----------  -----------        -------          --------
Net loss attributable to common
  stockholders............................   $ (15,022)   $ (12,795)     $      970        $  (26,847)
                                            -----------  -----------        -------          --------
                                            -----------  -----------        -------          --------

Weighted average number of common
  shares--Basic (10)......................      69,123       37,847                            90,373
                                            -----------  -----------                         --------
                                            -----------  -----------                         --------

Loss per common share--Basic:
Net loss attributable to common
  stockholders............................   $   (0.22)   $   (0.34)                       $     (.30)
                                            -----------  -----------                         --------
                                            -----------  -----------                         --------

 See accompanying notes to unaudited pro forma combining financial statements.

                      METROMEDIA INTERNATIONAL GROUP, INC.
             UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               YEAR ENDED DECEMBER 31, 1998
                                                -----------------------------------------------------------
                                                                            PRO FORMA
                                                METROMEDIA                  MERGER AND        METROMEDIA
                                                INTERNATIONAL    PLD           DEBT         INTERNATIONAL
                                                   GROUP      TELEKOM     RESTRUCTURING    GROUP PRO FORMA
                                                HISTORICAL   HISTORICAL    ADJUSTMENTS         COMBINED
                                                -----------  ----------  ----------------  ----------------
Revenues......................................   $ 240,292   $  145,360     $       --       $    385,652
Cost and expenses:
  Cost of sales and operating expenses........     155,916       45,348             --            201,264
  Selling, general and administrative.........     153,327       63,993             --            217,320
  Depreciation and amortization...............      20,588       26,071         (1,080)(6)         52,039
                                                                                 6,460(7)
  Nonrecurring charge.........................      40,317           --             --             40,317
                                                -----------  ----------       --------     ----------------
Operating income (loss).......................    (129,856)       9,948         (5,380)          (125,288)
Other income (expense):
  Interest expense............................     (16,331)     (23,732)        20,760(3)         (33,382)
                                                                               (16,214)(3)
                                                                                    35(4)
                                                                                 2,617(5)
                                                                                  (517)(5)
  Interest income.............................      12,746        2,384         (1,309)(9)         13,821
  Equity in losses of unconsolidated
    investees.................................     (18,151)        (958)            --            (19,109)
Other.........................................       5,390      (11,203)            --             (5,813)
                                                -----------  ----------       --------     ----------------
Loss before income tax benefit (expense) and
  minority interest...........................    (146,202)     (23,561)            (8)          (169,771)
Income tax benefit (expense)..................         358       (9,864)            --             (9,506)
Minority interest.............................       9,858       (9,386)        (2,038)(8)         (1,566)
                                                -----------  ----------       --------     ----------------
Loss from continuing operations...............    (135,986)     (42,811)        (2,046)          (180,843)
Cumulative convertible preferred stock
  dividend requirement........................     (15,008)          --             --            (15,008)
                                                -----------  ----------       --------     ----------------
Loss from continuing operations attributable
  to common stockholders......................   $(150,994)  $  (42,811)    $   (2,046)      $   (195,851)
                                                -----------  ----------       --------     ----------------
                                                -----------  ----------       --------     ----------------
Weighted average number of common
  shares--Basic (10)..........................      68,955       35,274                            90,205
                                                -----------  ----------                    ----------------
                                                -----------  ----------                    ----------------
Loss per common share--Basic:
Loss from continuing operations attributable
  to common stockholders......................   $   (2.19)  $    (1.21)                     $      (2.17)
                                                -----------  ----------                    ----------------
                                                -----------  ----------                    ----------------

 See accompanying notes to unaudited pro forma combining financial statements.

                      METROMEDIA INTERNATIONAL GROUP, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

------------------------

(1) Reflects the acquisition by Metromedia International Group of PLD Telekom at March 31, 1999 as follows:

    (i) the issuance of 21.25 million common shares of Metromedia International Group at an assumed average price of greater than $6.25 and less than or equal to $8.00. As a result, each share of outstanding PLD Telekom common stock would be converted into .56 shares of Metromedia International Group common stock;

    (ii) the exchange by holders of all of PLD Telekom's 14.0% senior discount notes due 2004 with a carrying value of $111,388,000 and 9.0% subordinated convertible notes with a carrying value of $26,500,000 together with accrued interest payable of $7,117,000 (together, the PLD Telekom notes) for Metromedia International Group's 10.5% senior discount notes due 2007 with a value of $154,416,000;

   (iii) the repayment of $6.0 million of News America notes payable and $264,000 of interest payable for $6.132 million;

    (iv) the purchase of the equity interests of the two minority shareholders of Technocom Limited;

    (v) the payment of $8.5 million of $13.42 million of the loans owed to Travelers;

    (vi) the redemption of PLD Telekom's Series II and Series III preferred stock for cash;

   (vii) the value (using Black-Scholes method) of warrants to purchase 700,000 shares of Metromedia International Group common stock issued to Travelers in exchange for outstanding warrants;

  (viii) the value (using Black-Scholes method) of options exchanged for outstanding PLD Telekom options;

    (ix) the value (using Black-Scholes method) of warrants exchanged for outstanding PLD Telekom warrants;

    (x) estimated transaction costs; and

    (xi) the elimination of PLD Telekom's historical stockholders' equity, goodwill ($35,866,000), deferred financing fees ($6,416,000), and historical debt and related interest either repaid or refinanced in the merger: (in thousands, except per share information)

Issuance of Common Stock
  PLD Telekom shares outstanding at March 31, 1999 adjusted
    for 100,000 shares to be issued to Travelers............     37,947
  Number of shares issued to acquire PLD Telekom............     21,250
  Per share price at closing (assumed for illustrative
    purposes)...............................................  $   7.125
                                                              ---------
Value of shares issued......................................             $ 151,406
Value of debt exchanged.....................................               154,416
Repayment of News America notes payable and interest........                 6,132
Payment for minority interests of Technocom Limited.........                12,595
Partial repayment of loans owed to Travelers................                 8,500
Payment for PLD Telekom preferred stock.....................                   331
Value of warrants issued to Travelers.......................                 3,842
Value of options exchanged..................................                10,205
Value of warrants exchanged.................................                 5,449
Estimated transaction costs.................................                 6,000
                                                                         ---------
Purchase price..............................................               358,876
  Less: PLD Telekom's historical stockholders' equity,
    adjusted for goodwill, deferred financing fees and
    historical debt and related interest either repaid or
    refinanced..............................................               229,687
                                                                         ---------
Excess of cost over net assets acquired.....................             $ 129,189
                                                                         ---------
                                                                         ---------

                      METROMEDIA INTERNATIONAL GROUP, INC.

    Metromedia International Group has made a preliminary allocation of excess cost over estimated net assets acquired to goodwill as PLD Telekom's assets and liabilities are estimated to approximate fair value. However, there can be no assurance that the actual allocation will not differ significantly from the pro forma allocation.

(2) Reflects removal of restrictions on escrowed funds in connection with exchange of the PLD Telekom notes.

(3) Reflects the elimination of interest expense attributable to the PLD Telekom notes and the recording of interest expense for the Metromedia International Group 10.5% senior discount notes.

(4) Reflects elimination of interest expense attributable to the News America notes payable.

(5) Reflects the elimination of interest expense attributable to the $13.42 million of Travelers' 12.0% revolving credit notes and accrual of interest on $4.92 million of Travelers' notes at 10.5%.

(6) Reflects elimination of amortization of historical PLD Telekom goodwill.

(7) Reflects amortization expense of the excess of cost over net assets acquired in the merger by use of the straight-line method over 20 years.

(8) Reflects reversal of net loss allocable to Technocom Limited minority shareholders.

(9) Reflects elimination of interest income on cash used in connection with payments of certain PLD Telekom debt and purchase of minority interests of Technocom Limited.

(10) The average common shares outstanding used in calculating pro forma loss per common share from continuing operations are calculated assuming that the estimated number of shares of Metromedia International Group common stock to be issued in the merger were outstanding from the beginning of the periods presented. Options and warrants to purchase shares of common stock as well as shares of common stock issuable upon conversion of Metromedia International Group's convertible preferred stock were not included in computing pro forma diluted earnings per common share because their inclusion would result in a smaller loss per common share.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    We are making this exchange offer in connection with our agreement to merge with PLD Telekom. It was a condition to the consummation of our merger that the holders of at least 95% of PLD Telekom's 14% senior discount notes due 2004 and 9% convertible subordinated notes due 2006 agree to exchange their PLD Telekom notes for our old notes and consent to certain amendments to the existing indentures for the PLD Telekom notes. In connection with the completion of the
merger, the holders of $         in principal amount of PLD Telekom's 14% senior
discount notes exchanged their notes for $         in accreted value, or
$         in principal amount at maturity, of our old notes and the holders of
$         in principal amount of PLD Telekom's 9% convertible subordinated notes
exchanged their notes for $         in accreted value, or $         in principal
amount at maturity, of our old notes. In addition, accrued interest on the PLD Telekom notes through the date of the merger was paid through the issuance of additional old notes with an accreted value equal to 100% of the outstanding amount of this accrued but unpaid interest. It was a condition to this exchange that the registration statement of which this prospectus is a part be declared effective by the Securities and Exchange Commission. This prospectus, together
with the letter of transmittal, is first being sent on or about             ,
1999 to all holders of our old notes known to us.

TERMS OF THE EXCHANGE OFFER

    We are offering to exchange our exchange notes for a like aggregate principal amount at maturity of our old notes.

    The exchange notes that we propose to issue in this exchange offer will be substantially identical to our old notes except that, unlike our old notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section in this prospectus entitled "Description of the Notes."

    We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase old notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer. In addition, nothing in this exchange offer will prevent us from exercising our right to discharge our obligations on the old notes by depositing certain securities with the trustee and otherwise.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    This exchange offer will expire at 5:00 p.m., New York City time, on       ,
1999, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.

    We expressly reserve the right to delay acceptance of any old notes, extend or terminate this exchange offer and not accept any old notes that we have not previously accepted if any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the old notes by mailing an announcement or by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

    We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our old notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of old notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Securities Exchange Act of 1934, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

PROCEDURES FOR TENDERING OLD NOTES

PROPER EXECUTION AND DELIVERY OF LETTERS OF TRANSMITTAL

    To tender your old notes in this exchange offer, you must use ONE OF THE THREE alternative procedures described below:

    (1) REGULAR DELIVERY PROCEDURE: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the old notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

    (2) BOOK-ENTRY DELIVERY PROCEDURE: Send a timely confirmation of a book-entry transfer of your old notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company pursuant to the procedures for book-entry transfer described under "--Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

    (3) GUARANTEED DELIVERY PROCEDURE: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date, comply with the guaranteed delivery procedures described under "--Guaranteed Delivery Procedure" below.

    The method of delivery of the old notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. You should not send any letters of transmittal or old notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your old notes on your behalf.

    Only a holder of old notes may tender old notes in this exchange offer. A holder is any person in whose name old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

    If you are the beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact this registered holder promptly and instruct this registered holder to tender these notes on your behalf. If you wish to tender these notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

    (1) a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

    (2) a commercial bank or trust company having an office or correspondent in the United States, or

    (3) an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934,

    UNLESS the old notes are tendered:

    (1) by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled
       "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company, or

    (2) for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

    If the letter of transmittal or any bond powers are signed by:

    (1) The recordholder(s) of the old notes tendered: the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever.

    (2) A participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

    (3) A person other than the registered holder of any old notes: these old notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the old notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the old notes.

    (4) Trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

    To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

BOOK-ENTRY DELIVERY PROCEDURE

    Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of old notes by causing The Depository Trust Company to transfer these old notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The

Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the old notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

    A delivery of old notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "--Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURE

    If you are a registered holder of old notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date, or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

    (1) you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934,

    (2) on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the old notes and the amount of notes tendered, stating that the tender is being made by this letter and notice and guaranteeing that within five business days after the expiration date the certificates for all the old notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

    (3) the certificates for all your tendered old notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Your tender of old notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the letter of transmittal.

    We will be deemed to have received your tender and consent as of the date when your duly signed letter of transmittal accompanied by your old notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

    All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal tenders will be determined by us in our sole discretion. Our determination will be final and binding.

    We reserve the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of old notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived as promptly as practicable following the expiration date.

    If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all old notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "--Conditions to the Exchange Offer" below. For purposes of this exchange offer, old notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

    We will issue the exchange notes in exchange for the old notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered old notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of old notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to us and the exchange agent.

    If any tendered old notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder, or, in the case of old notes tendered by book-entry transfer procedures described below, will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

    We reserve the right, in our sole discretion, to transfer or assign to any person, in whole or from time to time in part, any old note beneficially owned by it following this exchange offer. No transfer or assignment will relieve us of our obligations under this exchange offer.

    By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The old notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, you may withdraw tenders of old notes at any time before 5:00 p.m., New York City time, on the expiration date. A withdrawal of your tendered old notes will be deemed a revocation of your consent to the indenture amendments with respect to which the tendered old notes relate.

    For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "--Exchange Agent" and before acceptance of your tendered notes for exchange by us.

    Any notice of withdrawal must:

    (1) specify the name of the person having tendered the old notes to be withdrawn,

    (2) identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes,

    (3) be signed by the person having tendered the old notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the old notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender,

    (4) specify the name in which any of these old notes are to be registered, if this name is different from that of the person having tendered the old notes to be withdrawn, and

    (5) if applicable because the old notes have been tendered though the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the old notes to be withdrawn.

    We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Old notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

    The exchange agent will return without cost to their holders all old notes that have been tendered for exchange and are not exchanged for any reason, as promptly as practicable after withdrawal, rejection of tender or expiration or termination of this exchange offer.

    You may retender properly withdrawn old notes in this exchange offer by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

    We will complete this exchange offer only if:

    (1) there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that in our judgment would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer,

    (2) there is no change in the laws and regulations which, in our judgment, would reasonably be expected to impair our ability to proceed with this exchange offer,

    (3) there is no change in the current interpretation of the staff of the Securities and Exchange Commission which permits resales of the exchange notes,

    (4) there is no stop order issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose, and

    (5) we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

    These conditions are for our sole benefit. We may assert any one of them regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

    If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

    (1) refuse to accept and return to their holders any old notes that have been tendered,

    (2) extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

    (3) waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "--Expiration Date; Extensions; Amendments; Termination."

ACCOUNTING TREATMENT

    We will record the exchange notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

EXCHANGE AGENT

    We have appointed IBJ Whitehall Bank & Trust Company as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

    By mail:
    IBJ Whitehall Bank & Trust Company
    P.O. Box 84
    Bowling Green Station
    New York, NY 10274-0084
    ATTN: Reorganization Operations Department

    By hand/overnight delivery:
IBJ Whitehall Bank & Trust Company
    One State Street
    New York, NY 10004
    ATTN: Securities Processing Window, Subcellar One, (SC-1)

    Facsimile Transmission: (212) 858-2611
    Confirm by Telephone: (212) 858-2103
    Via Telex No.: 177754

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

    We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the old and for handling or forwarding tenders for exchange to their customers.

    We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

    (1) certificates representing exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered,

    (2) tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or

    (3) a transfer tax is payable for any reason other than the exchange of the old notes in this exchange offer.

    If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

    The old notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for exchange notes pursuant to this exchange offer, or if you do not properly tender your old notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the old notes under the Securities Act.

                            DESCRIPTION OF THE NOTES

GENERAL

    The form and terms of the exchange notes are the same as the form and terms of the old notes, except that the exchange notes have been registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights. You should carefully read the following description of the exchange notes.

    We will issue the exchange notes under the indenture with IBJ Whitehall Bank & Trust Company, as trustee. The terms of the exchange notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The following description of the terms of the exchange notes does not restate the indenture or the Trust Indenture Act in their entirety. You should read the indenture and the Trust Indenture Act because they, and not this description, will define your rights as a holder of exchange notes. We have filed copies of the indenture as an exhibit to the registration statement which includes this prospectus.

    We use certain capitalized terms in this description which we define below in the section entitled "--Certain Definitions." Throughout this description, the term Metromedia International Group refers only to Metromedia International Group, Inc. and not to any of its subsidiaries.

    Only Restricted Subsidiaries will be bound by the restrictive covenants of the indenture for the exchange notes. These covenants will not apply to our Unrestricted Subsidiaries. Please refer to the section in this prospectus entitled "--Certain Covenants." Under certain circumstances, we will be able to designate existing or future Subsidiaries as Unrestricted Subsidiaries. On the date of this prospectus, there are [ ] Unrestricted Subsidiaries.

TERMS OF THE NOTES

FORM OF THE NOTES

    We will issue the exchange notes in fully registered form, without interest coupon, in denominations of $1,000 principal amount and any integral multiple of $1,000 principal amount. The notes will be represented by one or more registered notes in global form and in certain circumstances may be represented by notes in definitive certificated form. Please refer to the section in this prospectus entitled "--Book Entry, Delivery and Form."

MATURITY DATE

    The notes will mature on       , 2007.

INTEREST RATE

    We will issue the notes at a discount to their aggregate principal amount at
maturity. The notes will accrete in value until       , 2003, 2 1/2 years from
the old notes' issue date, at the rate of 10 1/2% per year, compounded
semi-annually, to an aggregate principal amount of $1,291.55 per note on       ,
2003, 2 1/2 years from the old notes' issue date. The notes will not accrue
interest in cash before             , 2003, 2 1/2 years from the old notes'
issue date. After this date, the notes will pay interest at the rate of 10 1/2% per year, payable semi-annually in cash and in arrears to the holders of record
on             or             immediately preceding the interest payment date on
      and             of each year, commencing             , 2003, 3 years from
the old notes' issue date. All references to the principal amount of the notes in this description are references to the principal amount of these notes at final maturity.

    We will compute the interest on the notes on the basis of a 360-day year comprised of twelve 30-day months.

    We will pay the principal of, premium, if any, and interest on the notes at our office or agency located in the Borough of Manhattan, in the city of New York. Initially, this office will be the corporate trust office of the trustee in the city of New York. You will also be able to exchange or register the transfer of your notes at this office. At our option, we may also pay interest by check mailed to you as a holder at the address indicated for you in our note register. We will not charge you any service charge for any registration of transfer or exchange of your notes but may require you to pay a sum sufficient to cover any transfer taxes or other similar governmental charges payable in connection with this transfer.

RANKING

    The notes will:

    (1) be general senior unsecured obligations of Metromedia International
       Group,

    (2) rank senior in right of payment to all existing and future indebtedness of Metromedia International Group that ranks junior in right of payment to the notes,

    (3) rank equal in right of payment to all existing and future indebtedness of Metromedia International Group that ranks equal in right of payment to the notes,

    (4) be effectively junior in right of payment to all existing and future secured indebtedness and liabilities of Metromedia International Group,

    (5) not be guaranteed by any of our Subsidiaries, and

    (6) be effectively junior in right of payment to any of our Subsidiaries' existing or future indebtedness, whether or not secured.

    At March 31, 1999, on a pro forma basis, after giving effect to the issuance of the old notes, Metromedia International Group and its Restricted Subsidiaries would have had $76.7 million of indebtedness outstanding, other than the notes.

OPTIONAL REDEMPTION

    We will not be able to redeem the notes before       , 2003, 2 1/2 years
from the old notes' issue date. We will be able to redeem the notes at any time thereafter, at our sole option, in whole or in part. If we exercise this right, we will redeem your notes at a redemption price equal to their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of redemption. The holders of record on a record date for the payment of interest will however retain the right to receive the interest due on the interest payment date on the notes redeemed.

    If we decide to redeem the notes in part only, the trustee will select the notes to be redeemed on a pro rata basis, by lot or by any other method as the trustee in its sole discretion will deem to be fair and appropriate. No note of $1,000 in principal amount or less will be redeemed in part. If any note is redeemed in part only, we will indicate in the notice of redemption for this note the portion of the principal amount of the note to be redeemed. We will then cancel the original note and issue to the holder a new note in principal amount equal to the unredeemed portion of the original note.

    The notes will not have the benefit of any sinking fund.

CHANGE OF CONTROL

    If a change of control of Metromedia International Group occurs, each holder of notes will have the right to require us to repurchase all or any part of his or her notes at a repurchase price in cash equal to:

    (1) In the case of a repurchase of notes before             , 2003: 101% of
       the accreted value of the notes, to the date of repurchase, or

    (2) In the case of a repurchase of notes after             , 2003: 101% of
       the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of repurchase.

    Notwithstanding the above, the interest due on a given interest payment date on notes being repurchased will be payable to the holder of record of these notes on the record date for this interest payment date.

    A change of control of Metromedia International Group will occur for purposes of the indenture only upon:

    (1) the sale, lease, exchange or other transfer other than by way of merger or consolidation, in one or a series of related transactions, by Metromedia International Group of all or substantially all of the assets of Metromedia International Group and its Restricted Subsidiaries taken as a whole to any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than a Wholly Owned Subsidiary,

    (2) a merger or consolidation in which the shareholders of Metromedia International Group immediately before the merger or consolidation do not hold a majority of the voting power of Metromedia International Group immediately after the merger or consolidation,

    (3) any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than one or more permitted holders, becoming the beneficial owner, directly or indirectly, of more than 50% of the total voting power of all classes of Voting Stock of Metromedia International Group or its successor; for purposes of this definition, the permitted holders are Metromedia Company, its Related Parties and any Person controlling, controlled by, or under common control with, Metromedia Company,

    (4) the first day on which a majority of the members of the board of directors of Metromedia International Group are not continuing directors; for purposes of this definition, the continuing directors are (i) the persons that serve as directors on the board of directors of Metromedia International Group on the date of issuance of the old notes and (ii) any other person nominated to serve as director on the board of directors by the persons referred to in clause (i); provided that continuing director shall not include the persons nominated by News America Incorporated to serve as directors under our agreement to merge with PLD Telekom, or

    (5) the liquidation or dissolution of, or the adoption by the stockholders of a plan for the liquidation or dissolution of, Metromedia International Group, other than in a transaction which complies with the "Certain Covenants--Merger and Consolidation" covenant described below.

    A change of control of Metromedia International Group will not occur however for purposes of the indenture upon the sale, disposition or other transfer in one or a series of related transactions of all or substantially all of the assets or Voting Stock of our subsidiary Snapper, Inc. or all or any portion of the PLD Assets. Any sale, disposition or other transfer of any of the PLD Assets will be governed only by the "Certain Covenants--Limitation on Sales of Assets" covenant described below.

    Beneficial ownership in this change of control definition has the meaning given to this term in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person will be deemed to have beneficial ownership of all shares that this person has the right to acquire, whether this right is exercisable immediately or only after the passage of time.

    Within 30 days following any change of control event described above, we will mail a notice to each holder of notes with a copy to the trustee stating:

    (1) that a change of control has occurred and that the holder has the right to require us to repurchase his or her notes at the repurchase price indicated above,

    (2) the date of the repurchase, which will be no earlier than 30 days nor later than 60 days from the date the change of control notice is mailed, and

    (3) the procedures that we determine will have to be followed by the holders of notes to have their notes repurchased.

    We will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and any other securities laws or regulations that apply in connection with the repurchase of notes upon a change of control. If the provisions of any applicable securities laws or regulations conflict with the indenture for the notes, we will comply with these securities laws and regulations and will not be deemed to have breached our obligations under the indenture by virtue of complying with these laws and regulations.

    The rights afforded to holders of notes upon a change of control of Metromedia International Group may have negative consequences or involve certain risks, including:

    (1) Our future indebtedness may contain prohibitions of certain events that would constitute a change of control under the indenture for the notes or require this indebtedness to be repurchased upon a change of control. Moreover, the exercise by the holders of their right to require us to repurchase their notes could cause a default under this indebtedness, even if the change of control itself does not, due to the financial effect of this repurchase on Metromedia International Group.

    (2) Our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that we will have sufficient funds available when necessary to make any required purchases.

    (3) The provisions of the indenture may not afford holders of the notes the right to require us to repurchase their notes in the event of a highly leveraged transaction that may adversely affect them if the transaction does not qualify as a change of control under the indenture.

    (4) These change of control provisions may deter certain mergers, tender offers and takeover attempts involving Metromedia International Group by increasing the capital required to effectuate these transactions.

    (5) The definition of change of control includes a disposition of all or substantially all of the assets of Metromedia International Group and its Restricted Subsidiaries. The meaning of the phrase "all or substantially all" varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law, which is the choice of law under the indenture, and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of all or substantially all of the assets of a person. Therefore it may be unclear as to whether a change of control has occurred and whether Metromedia International Group is required to make an offer to repurchase the notes as described above.

CERTAIN COVENANTS

    The indenture for the notes limits our ability to do the following:

LIMITATION ON INDEBTEDNESS.

    The indenture for the notes limits our ability to incur additional indebtedness unless we satisfy a Consolidated Leverage Ratio.

    Under the indenture, we may not, and may not permit any of our Restricted Subsidiaries to, directly or indirectly, Incur any additional Indebtedness or issue Disqualified Capital Stock. In addition, we will not permit any of our Restricted Subsidiaries to issue any shares of Preferred Stock. The indenture gives us and our Restricted Subsidiaries the ability to Incur additional Indebtedness or issue Disqualified Capital Stock or Preferred Stock only if on the date of Incurrence or issuance, our Consolidated Leverage Ratio at the end of our most recently completed fiscal quarter would be:

    (1) equal to or less than 5.5 to 1.0 if before June 30, 2002, or

    (2) less than 5.0 to 1.0 if on or after June 30, 2002.

    The calculation of the Consolidated Leverage Ratio must give effect, on a pro forma basis, to the Incurrence of this additional Indebtedness, or issuance of this additional Disqualified Capital Stock or Preferred Stock as if they had been Incurred or issued at the beginning of the reference period and, to the extent provided in the definition of Consolidated Leverage Ratio, to the use of the proceeds from this Incurrence of Indebtedness, or issuance of Disqualified Capital Stock or Preferred Stock.

    However, except with respect to the PLD Companies, these limitations imposed by the indenture do not prohibit:

    (1) Existing Indebtedness of Metromedia International Group or any of its Restricted Subsidiaries,

    (2) the Incurrence by Metromedia International Group or any of its Restricted Subsidiaries of Indebtedness consisting of Capital Lease Obligations, Purchase Money Obligations or other obligations Incurred for the purpose of financing all or any part of the purchase price, development, acquisition, construction or improvement of real or personal property, tangible or intangible, used or to be used in a Related Business including Capital Stock of a Person engaged in a Related Business, or a Credit Facility or debt securities entered into for the purpose of providing this financing, PROVIDED that this Indebtedness, inclusive of the interest portion thereof and reasonable costs of financing, does not exceed the lesser of the Fair Market Value or the purchase price and related costs of design, development, acquisition, construction or improvement of these assets or property at the time of its Incurrence,

    (3) the Incurrence by Metromedia International Group of Indebtedness in an aggregate principal amount that may not exceed two (2) times the sum of the Net Cash Proceeds that it receives after the date of the indenture in connection with any Public Equity Offerings or sale of Capital Stock, other than Disqualified Capital Stock, to any Strategic Investor to the extent that these Net Cash Proceeds have not been issued to make Restricted Payments pursuant to paragraph (c)(ii) of the "--Limitation on Restricted Payments" covenant or paragraph (2) of the list of permitted payments under the "--Limitation on Restricted Payments" covenant; PROVIDED that this Indebtedness does not mature before the end of six months following the Stated Maturity of the notes,

    (4) the Incurrence by Metromedia International Group or any of its Subsidiaries of any Indebtedness entered into in the ordinary course of business:

       (a) pursuant to Interest Rate Agreements entered into to protect Metromedia International Group or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness of Metromedia International Group or any of its Subsidiaries so long as the notional principal amount of these Interest Rate Agreements does not exceed the aggregate principal amount of the Indebtedness then outstanding to which these Interest Rate Agreements relate, or

       (b) under any Currency Hedging Agreement entered into to protect Metromedia International Group or any of its Subsidiaries against fluctuations in the value of any currency and not for speculative purposes,

    (5) ordinary course performance bonds, letters of credit and appeal and surety bonds entered into not in connection with borrowed money,

    (6) inter-company Indebtedness owed to Metromedia International Group or any of its Restricted Subsidiaries or any Guarantee by Metromedia International Group or any of its Restricted Subsidiaries of any Indebtedness permitted to be Incurred under the indenture,

    (7) the Incurrence by Metromedia International Group or any of its Restricted Subsidiaries of additional Indebtedness so long as the aggregate principal amount of this additional Indebtedness does not exceed $200 million at any one time outstanding, and

    (8) Permitted Refinancing Indebtedness of any Indebtedness permitted by paragraphs (1) through (7) above.

    In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the foregoing paragraphs (1) through (8) above, we may, in our sole discretion, classify this item of Indebtedness as having been Incurred under one of these paragraphs and, except as specifically provided otherwise, will only be required to include the amount and type of this Indebtedness as having been Incurred pursuant to this paragraph.

LIMITATION ON PLD INDEBTEDNESS.

    Notwithstanding the restrictions under the "--Limitation on Indebtedness" covenant described above, none of the PLD Companies are permitted to, directly or indirectly, Incur any additional Indebtedness or any Guarantees of any Indebtedness.

    These limitations imposed by the indenture do not prohibit however:

    (1) Existing Indebtedness of the PLD Companies,

    (2) the Incurrence by the PLD Companies of Indebtedness consisting of Capital Lease Obligations, Purchase Money Obligations or other obligations Incurred for the purpose of financing all or any part of the purchase price, development, acquisition, construction or improvement of real or personal property, tangible or intangible, used or to be used in a Related Business other than any business specified in clause (5) of the definition of Related Business, or a Credit Facility or debt securities entered into for the purpose of providing this financing, PROVIDED that this Indebtedness, inclusive of the interest portion of this Indebtedness and reasonable costs of financing, does not exceed the lesser of the Fair Market Value or the purchase price and related costs of design, development, acquisition, construction or improvement of these assets or property at the time of its Incurrence,

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    (3) the Incurrence by the PLD Companies of any Indebtedness entered into in the ordinary course of business:

       (a) pursuant to Interest Rate Agreements entered into to protect the PLD Companies against fluctuations in interest rates in respect of Indebtedness of any of the PLD Companies so long as the notional principal amount of these Interest Rate Agreements does not exceed the aggregate principal amount of the Indebtedness then outstanding to which these Interest Rate Agreements relate, or

       (b) under any Currency Hedging Agreements entered into to protect the PLD Companies against fluctuations in the value of any currency and not for speculative purposes,

    (4) ordinary course performance bonds, letters of credit and appeal and surety bonds entered into not in connection with borrowed money,

    (5) the Incurrence of Indebtedness between any of the PLD Companies or any Guarantee by any PLD Company of any Indebtedness permitted to be Incurred by any other PLD Company under the indenture,

    (6) the Incurrence by the PLD Companies of additional Indebtedness so long as the aggregate principal amount of this additional Indebtedness does not exceed $25 million at any one time outstanding, and

    (7) Permitted Refinancing Indebtedness of any Indebtedness permitted to be incurred by paragraphs (1) through (6) above.

    In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (1) through (7) above, we may, in our sole discretion, classify this item of Indebtedness as having been Incurred under one of these paragraphs and, except as specifically provided otherwise, will only be required to include the amount and type of this Indebtedness as having been Incurred pursuant to this paragraph.

LIMITATION ON RESTRICTED PAYMENTS.

    The indenture for the notes limits our ability to make certain payments and other distributions in excess of certain amounts.

    Under the indenture, we may not, and may not permit any of our Restricted Subsidiaries to, make any of the following (each, a "Restricted Payment"):

    (1) declare or pay any dividends on, or make any distribution on or in respect of Capital Stock of Metromedia International Group or any of its Restricted Subsidiaries, except for dividends or distributions payable solely in Qualified Capital Stock or options, warrants or other rights to acquire Qualified Capital Stock,

    (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Metromedia International Group,

    (3) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, before any scheduled principal payment or maturity, any Subordinated Indebtedness, or

    (4) make any Investment in any Person

    UNLESS, in each case and after giving effect to any Restricted Payment described in paragraphs (1) through (4) above:

    (a) no default or event of default under the indenture shall have occurred and be continuing or would result from this Restricted Payment,

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    (b) Metromedia International Group would be able to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test under the "--Limitation on Indebtedness" covenant described above, and

    (c) on a pro forma basis, the aggregate amount of all Restricted Payments made on or after the date of issuance of the notes (the amount expended for that purpose if other than in cash being the Fair Market Value of the property) does not exceed, without duplication, the sum of:

        (i) 100% of the Cumulative Consolidated Operating Cash Flow of Metromedia International Group and its consolidated Subsidiaries LESS a minority equity interest in this Consolidated Operating Cash Flow in the event a minority interest has not already been deducted from the Consolidated Operating Cash Flow LESS 150% of the Cumulative Consolidated Interest Expense, PLUS

        (ii) the aggregate Net Cash Proceeds received from the issue or sale of Qualified Capital Stock or any options, warrants or rights to purchase Qualified Capital Stock from Metromedia International Group to the extent not utilized to Incur Indebtedness under paragraph (3) of the exceptions to the "--Limitation on Indebtedness" covenant described above, PLUS

       (iii) the aggregate Net Cash Proceeds received upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of Metromedia International Group, PLUS

        (iv) the aggregate Net Cash Proceeds received from the conversion or exchange of debt securities or Disqualified Capital Stock into Qualified Capital Stock of Metromedia International Group PLUS, to the extent these debt securities or Disqualified Capital Stock were issued after the date of issuance of the notes, the Net Cash Proceeds from their original issuance; PLUS

        (v) in the case of the disposition or repayment of any Investment constituting a Restricted Payment, an amount equal to the lesser of
            (x) the cash return of capital resulting from sale proceeds, dividends, distributions, interest payments, return of capital or principal, management fees or other transfers of assets to Metromedia International Group or any of its Restricted Subsidiaries or (y) the initial amount of the Investment; LESS

        (vi) amounts paid or payments made pursuant to any of paragraphs (2),
             (3), (5) and (6) below.

    The indenture does not prohibit however, so long as no default or event of default under the indenture has occurred and is continuing or would be caused as a result of these payments:

    (1) the payment of any dividend within 60 days after the date of declaration, if on the date of its declaration, this dividend would have complied with paragraph (c) above,

    (2) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Qualified Capital Stock of Metromedia International Group in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent sale of Qualified Capital Stock of Metromedia International Group,

    (3) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent sale of Permitted Refinancing Indebtedness,

    (4) the payment of any dividend or other distribution by a Restricted Subsidiary of Metromedia International Group to holders of its Equity Interests on a pro rata basis,

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    (5) the repurchase, redemption or other acquisition or retirement for value of any Qualified Capital Stock of Metromedia International Group or any of its Restricted Subsidiaries held by a member of the management of Metromedia International Group or of its Restricted Subsidiary, PROVIDED that the aggregate amount of these repurchases in any calendar year does not exceed $1 million in any twelve-month period, plus the aggregate cash proceeds provided to Metromedia International Group during this period from any reissuance of Qualified Capital Stock to management,

    (6) Investments in any Person engaged, or to be engaged, principally in a Related Business on the date of the Investment,

    (7) Investments by Restricted Subsidiaries which are lessees or buyers of Telecommunications Assets under Telecommunications Assets Agreements in transactions in which the monetary consideration for these Telecommunications Assets is paid immediately or is payable over time; provided that these Investments are made as a sublease or installment sale of the Telecommunications Assets subject to the Telecommunications Asset Agreement to which the Restricted Subsidiary is party as lessee or buyer,

    (8) Payments made under any tax sharing agreement between or among Metromedia International Group and its Restricted Subsidiaries,

    (9) payments of dividends on Metromedia International Group's convertible preferred stock in an aggregate amount not to exceed $15.1 million in any calendar year, and

    (10) payments to Metromedia Company and any of its Affiliates for reasonable legal, tax, accounting, financial advisory and other management services in the ordinary course of business, subject to the approval of the disinterested members of the board of directors of Metromedia International Group.

LIMITATION ON AFFILIATE TRANSACTIONS.

    The indenture for the notes limits our ability to engage in certain transactions with our affiliates unless we satisfy certain conditions.

    Under the indenture, we may not, and may not permit any of our Restricted Subsidiaries to, enter into or conduct any transaction, including the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate of Metromedia International Group (each, an "Affiliate Transaction") UNLESS:

    (1) the terms of this Affiliate Transaction are materially no less favorable in the aggregate, to us or our Restricted Subsidiary, as the case may be, than those that would have been obtained at the time of the transaction in a comparable transaction by Metromedia International Group or its Restricted Subsidiary, as the case may be, on an arm's-length basis with a Person who is not an Affiliate, and

    (2) we deliver to the trustee for the notes:

       (a) in the event that an Affiliate Transaction or a series of related Affiliate Transactions involves an aggregate amount in excess of $5 million, a resolution of the board of directors of Metromedia International Group certifying that the terms of this transaction comply with the requirements of paragraph (1) above and have been approved by a majority of the disinterested members of the board of directors, or

       (b) in the event that an Affiliate Transaction or a series of related Affiliate Transactions involves an aggregate amount in excess of $10 million, a written opinion from an

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
           investment banking firm as to the fairness of this transaction, to Metromedia International Group or the Restricted Subsidiary, as the case may be.

    These limitations imposed by the indenture do not prohibit however:

    (1) compensation or employee benefit arrangements, in each case, in the ordinary course of business,

    (2) any transaction solely between Metromedia International Group and a Restricted Subsidiary or between Restricted Subsidiaries,

    (3) any transaction with a Person engaged in a Related Business that is an Affiliate solely because we have, directly or indirectly, an Equity Interest in this Person,

    (4) the payment of reasonable and customary fees to members of the board of directors of Metromedia International Group who are not employees of Metromedia International Group,

    (5) any sale of Equity Interests of Metromedia International Group, other than Disqualified Capital Stock, to Affiliates of Metromedia International Group,

    (6) any transaction permitted under the covenant "--Limitation on Restricted Payments,"

    (7) advances to employees of Metromedia International Group or any of its Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $2 million,

    (8) any transaction with any officer or director of Metromedia International Group or any of its Subsidiaries in the ordinary course of business not involving in excess of $100,000 in any one case and in an aggregate amount not to exceed $2 million, and

    (9) any Affiliate Transaction and any replacement of an Affiliate Transaction in effect or approved by the board of directors of Metromedia International Group at the time of the date of issuance of the old notes.

CREATION OF ADDITIONAL PLD ASSETS

    Under the indenture, we agreed that from May 18, 1999 through the second anniversary of the date of issuance of the old notes, at least $15.0 million of additional PLD Assets that would be classified as "property and equipment" on PLD Telekom's consolidated balance sheet will be acquired by one or more of the PLD Companies. These assets are referred to as the "Additional PLD Assets."

    In addition, to the extent we acquire Pivotel Assets or properties before this date, without using Purchase Money Obligations, we will cause these assets to become Additional PLD Assets.

LIMITATION ON LIENS.

    The indenture for the notes limits our ability to incur liens or other security interests with exceptions for certain permitted liens or security interests.

    Under the indenture, we may not, and may not permit any of our Restricted Subsidiaries to, directly or indirectly, Incur, assume, suffer to exist or affirm any Lien of any kind upon any property or assets of Metromedia International Group or any Restricted Subsidiary unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the indenture and the notes equally and ratably with the Indebtedness secured by this Lien with a Lien on the same properties and assets securing this Indebtedness for so long as this Indebtedness is so secured.

    These limitations imposed by the indenture will not prohibit us from Incurring, assuming, suffering to exist or affirming any Permitted Liens or PLD Company Permitted Liens.

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
    In addition, none of the PLD Companies will, directly or indirectly, Incur, assume, suffer to exist or affirm any Lien of any kind upon any PLD Asset, unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the indenture and the notes equally and ratably with the Indebtedness secured by this Lien with a Lien on the same properties and assets securing this Indebtedness for so long as this Indebtedness is so secured. These limitations will not prohibit any PLD Company from Incurring, assuming, suffering to exist or affirming any PLD Company Permitted Liens.

LIMITATION ON SALES OF ASSETS.

    The indenture for the notes limits our ability to make sales of assets and governs our use of the proceeds from any authorized asset sale.

    Under the indenture, we may not, and may not permit any of our Restricted Subsidiaries to engage in any Asset Sale UNLESS:

    (1) we or our Restricted Subsidiaries receive consideration at least equal to the Fair Market Value, including as to the value of all non-cash consideration, of the assets subject to the Asset Sale, and

    (2) at least 80% of the consideration that we or our Restricted Subsidiaries receive from the Asset Sale is in the form of cash paid at the closing of the transaction, marketable securities or comparable consideration.

    For the purpose of this covenant, we will deem to be cash the assumption by the transferee of Indebtedness of Metromedia International Group or of any of its Restricted Subsidiaries as shown on their most recent balance sheet or in the notes to the balance sheet, and the release of Metromedia International Group and its Restricted Subsidiaries from all liability on this Indebtedness. In addition, if we or any of our Restricted Subsidiaries receive securities or other noncash property or assets as proceeds of an Asset Sale, these securities or other noncash proceeds will not be treated as Net Proceeds of an Asset Sale unless and until we receive cash or Cash Equivalents from a sale, repayment, exchange or other return of capital on, these securities or other noncash properties and then, only to the extent of the cash received.

    If we complete an Asset Sale involving PLD Assets other than Telecommunications Assets subject to a Telecommunications Asset Agreement, we will, after applying the net proceeds from this Asset Sale to repay and permanently reduce other Existing Indebtedness that by its terms requires this repayment from the proceeds of the Asset Sale, be required to use 50% of the Net Proceeds from this Asset Sale to make an offer to repurchase the notes at a repurchase price in cash equal to 100% of the accreted value of the notes on the
repurchase date if the repurchase date is before       , 2003 or 100% of the
principal amount at maturity of the notes, plus accrued but unpaid interest, if
any, to the repurchase date if the repruchase date is after         , 2003. We
will not, however, be required to make any offer to repurchase the notes in an amount of less than $10 million. If 50% of the Net Proceeds from the Asset Sale involving PLD Assets are less than $10 million, these Net Proceeds will constitute excess proceeds. Once these excess proceeds exceed $10 million, we will be required to use these excess proceeds to make an offer to repurchase the
notes at 100% of their accreted value if the repurchase date is before       ,
2003 or 100% of the principal amount at maturity of the notes, plus accrued but unpaid interest, if any, to the repurchase date.

    We will be permitted to apply the Net Proceeds from an Asset Sale or the remaining proceeds from an Asset Sale of PLD Assets following the offer to purchase described above to:

    (1) repay the notes, any Existing Indebtedness or any Permitted Refinancing Indebtedness of any Existing Indebtedness or any Indebtedness that is equal in right of payment to the notes if required by the terms of this Indebtedness, or

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
    (2) reinvest in assets of a Related Business,

PROVIDED that:

       (a) we apply the Net Proceeds from an Asset Sale involving PLD Assets that remain after the offer to purchase described above, if any, within 365 days of the completion of the Asset Sale, and

       (b) we apply the Net Proceeds from an Asset Sale involving assets other than PLD Assets within two years of the completion of the Asset Sale.

    The Net Proceeds from an Asset Sale that we do not use as indicated above during the periods described above will become excess proceeds. Once these excess proceeds exceed $10 million in the aggregate after application of the proceeds as described above, we will be required to make an offer to repurchase the notes. We will offer to repurchase the notes at a price in cash equal to
100% of the accreted value of the notes on the repurchase date before       ,
2003, and 100% of the principal amount of the notes plus accrued and unpaid
interest, if any, to the repurchase date if this date is after             ,
2003. We will be allowed to use all Net Proceeds that remain after this offer and any other use provided in this covenant for other general corporate purposes not prohibited by the indenture for the notes. If the excess proceeds do not exceed $10 million in the aggregate, this lesser amount will be carried forward for purposes of determining whether an offer for the notes is required with respect to the Net Proceeds from any subsequent Asset Sale.

    If the aggregate principal amount or accreted value of the notes that are validly tendered and not withdrawn in connection with a repurchase offer exceed the funds available for this repurchase, the trustee for the notes will select the notes that will be repurchased on a pro rata basis and make any adjustments as may be deemed appropriate so that only notes in denominations of $1,000 or integral multiples of $1,000 will be repurchased. Holders whose notes are repurchased only in part will be issued new notes equal in principal amount at maturity to the unpurchased portion of the notes surrendered.

    If the aggregate repurchase price of the notes tendered pursuant to the offer is less than the Net Proceeds allotted to the purchase of the notes, we will apply the remaining Net Proceeds for other general corporate purposes not prohibited by the indenture for the notes.

    We will comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and any other securities laws or regulations in connection with the purchase of notes pursuant to the indenture. If the provisions of any securities laws or regulations conflict with the provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the indenture by complying with these laws and regulations.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

    The indenture for the notes limits our ability to engage in Sale and Leaseback transactions.

    Under the indenture, we may not, and may not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into any Sale and Leaseback Transaction of any of our properties or assets UNLESS:

    (1) the consideration received at the time of the Sale and Leaseback Transaction is at least equal to the Fair Market Value of these properties or assets,

    (2) the sale or transfer of the properties or assets to be leased is treated as an Asset Sale and complies with the "--Limitation on Sales of Assets" covenant above, and

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    (3) we or our Restricted Subsidiary would be entitled to Incur additional
       Indebtedness under the "--Limitation on Indebtedness" covenant above.

    The limitations imposed by the indenture will not prohibit any Sale and Leaseback Transaction if:

    (1) the lease is for a period, including renewal rights, not in excess of three years,

    (2) the transaction is solely between Metromedia International Group and any Restricted Subsidiary or one of its Restricted Subsidiaries and any other of its Restricted Subsidiaries, and

    (3) the transaction is completed within 180 days of the acquisition by Metromedia International Group or any of its Subsidiaries of the properties or assets or entered into within 180 days after the purchase or substantial completion of the construction of the properties or assets or 270 days in the event that the only condition delaying the completion of the purchase or the completion of the construction is the receipt of applicable regulatory approvals.

LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

    The indenture for the notes does not allow us to create or cause or suffer to exist or become effective encumbrances or restrictions on the ability of our Restricted Subsidiaries to make distributions to us.

    Under the indenture, we may not, and may not permit our Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

    (1) pay dividends or make any other distributions to us or any of our Restricted Subsidiaries on its Capital Stock or with respect to any other interests or participation in, or measured by, its profits,

    (2) pay any Indebtedness owed to us or any of our Restricted Subsidiaries, or

    (3) sell, lease or otherwise transfer any of its properties or assets to us or any of our Restricted Subsidiaries.

    However, these limitations imposed by the indenture do not prohibit the creation or existence of any encumbrance or restrictions under:

    (1) Existing Indebtedness of Metromedia International Group and its Subsidiaries,

    (2) any applicable laws and regulations,

    (3) any agreement in effect at the time of the acquisition of any Person by Metromedia International Group or any of its Restricted Subsidiaries, which agreement was not entered into in connection with, as a result of, or in anticipation of, this acquisition,

    (4) any agreement entered into in connection with Permitted Liens,

    (5) any agreement for the sale of assets, or

    (6) any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in paragraphs (1) through (5) above, provided that these provisions are no less favorable to Metromedia International Group.

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MERGER AND CONSOLIDATION.

    The indenture for the notes limits our ability to engage in certain mergers, consolidations or other business combinations.

    Under the indenture, we may not, directly or indirectly, consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person, UNLESS:

    (1) the resulting, surviving or transferee Person is Metromedia International Group or a corporation organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia,

    (2) the surviving entity expressly assumes, by supplemental indenture executed and delivered to the trustee for the notes, in form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture for the notes,

    (3) except for a transaction with a Wholly Owned Subsidiary, immediately after giving effect to this consolidation, merger or transfer, the surviving entity would be able to Incur at least an additional $1.00 of Indebtedness under the Consolidated Leverage Ratio test contained in the "--Limitation on Indebtedness" covenant above,

    (4) we shall have delivered to the trustee for the notes an Officers' Certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture, if any, comply with the indenture for the notes, and

    (5) immediately before and immediately after giving effect to this consolidation, merger or transfer, no default or event of default under the indenture has occurred and is continuing.

    The surviving entity will succeed to, and be substituted for, and may exercise every right and power of, Metromedia International Group under the indenture for the notes. However, in the case of a lease of all or substantially all of our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

    Notwithstanding the above, any of our Restricted Subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to Metromedia International Group or one of its Wholly Owned Subsidiaries if this transaction involves no other parties either directly or indirectly. We may also merge with an Affiliate with no Indebtedness incorporated solely for the purpose of reincorporating in another jurisdiction in the United States of America, any state of the United States of America or the District of Columbia to realize tax or other benefits.

    For purposes of the foregoing, the transfer, by assignment, sale or otherwise, of all or substantially all of the properties and assets of one or more Subsidiaries, our interest in which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

EVENTS OF DEFAULT

    We will be in default under the indenture for the notes if:

    (1) we fail to make a payment of interest on any note when due for 30 days,

    (2) we fail to pay the principal of any note when due at its Stated Maturity, upon optional redemption, a required repurchase, declaration or otherwise,

    (3) we or any of our Restricted Subsidiaries fail to comply with our obligations under the "Certain Covenants--Merger and Consolidation" covenant above,

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
    (4) we or any of our Restricted Subsidiaries fail to comply for 30 days after receiving notice from the holders of the notes with any of our obligations under the covenants described under "Change of Control" or under "Certain Covenants" above, in each case, other than a failure to purchase notes which will constitute an event of default under paragraph
       (2) above,

    (5) we or any of our Restricted Subsidiaries fail to comply for 60 days after receiving notice from the holders of the notes with our other agreements contained in the indenture for the notes,

    (6) we or any of our Restricted Subsidiaries fail to pay, waive or cure the failure to pay any Indebtedness within any applicable grace period after final maturity or this Indebtedness is accelerated by its holders because of a default and the total amount of this Indebtedness unpaid or accelerated exceeds $15.0 million (the "cross acceleration provision"),

    (7) we or any Significant Subsidiary become bankrupt or insolvent or enter into a reorganization (the "bankruptcy provisions"), or

    (8) any final judgment or decree for the payment of money in excess of $15.0 million net of applicable insurance coverage provided that the insurance carriers have acknowledged coverage is rendered against us or a Significant Subsidiary and remains unvacated, undischarged or unstayed for a period of 60 days after this judgment becomes final and non-appealable (the "judgment default provision").

    We will not be deemed in default under paragraphs (4) and (5) until the trustee for the notes or the holders of more than 25% in aggregate principal amount of the outstanding notes notify us of the default and we do not cure this default within the time specified in paragraphs (4) and (5) after receipt of this notice.

    If we are in default under the indenture, the trustee for the notes or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal of and accrued and unpaid interest, if any, on all the notes to be immediately due and payable by sending us and the trustee a notice of acceleration. The principal amount and accrued and unpaid interest, if any,
or, if before       , 2003, the accreted value of the notes, will be due and
payable immediately. No notice of acceleration will be required to accelerate the payment on the notes if the event of default relates to certain events of bankruptcy, insolvency or reorganization. The acceleration will be automatic for these events. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding notes may rescind this acceleration and its consequences.

    If we are in default under the indenture, the trustee will generally have no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless these holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Holders may enforce directly their right to receive payment of principal, accreted value or interest when due on their notes. However, holders may not pursue directly any remedy with respect to any other rights under the indenture or the notes UNLESS:

    (1) the holders have previously given the trustee notice that an event of default under the indenture has occurred and is continuing,

    (2) holders of at least 25% in aggregate principal amount of the outstanding notes have requested the trustee to pursue the remedy,

    (3) these holders have offered the trustee reasonable security or indemnity against any loss, liability or expense,

    (4) the trustee has not complied with these holders' request within 60 days after the receipt of the request and the offer of security or indemnity, and

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    (5) the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with their request within this 60-day period.

    The holders of a majority in aggregate principal amount of outstanding notes have the right, under certain circumstances, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Before taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking this action.

    If the trustee knows that a default has occurred and is continuing, the trustee must mail to each holder a notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any notes, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interest of the holders. In addition, we are required to deliver to the trustee within 120 days after the end of each fiscal year a certificate indicating whether we know of any default under the indenture that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after their occurrence, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect of these defaults.

AMENDMENTS AND WAIVERS

    We may amend the indenture with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding. Any past default or failure to comply with any provisions of the indenture may be waived with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding.

    We need the consent of each holder of a note affected to amend the indenture to:

    (1) reduce the principal amount of notes whose holders must consent to an amendment to the indenture,

    (2) reduce the stated rate of or extend the stated time for payment of interest on any note,

    (3) reduce the principal of or extend the Stated Maturity of any note,

    (4) make any note payable in money other than that stated in the note,

    (5) impair the right of any holder to receive payment of principal of and interest on his or her notes on or after the due dates for these payments or to institute suit for the enforcement of any payment on or with respect to his or her notes,

    (6) make any change in the amendment provisions which require each holder's consent or in the waiver provisions, or

    (7) cause the notes to be junior in right of payment to any other Indebtedness.

    We do not need any holder's consent to amend the indenture to:

    (1) cure any ambiguity, omission, defect or inconsistency,

    (2) provide for the assumption by a successor corporation of the obligations of Metromedia International Group under the indenture in accordance with the terms of the indenture,

    (3) provide for uncertificated notes in addition to or in place of certificated notes,

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    (4) secure the notes,

    (5) add to the covenants of Metromedia International Group for the benefit of the holders or surrender any right or power conferred upon Metromedia International Group,

    (6) make any change that does not adversely affect the rights of any holder, or

    (7) comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the indenture under the Trust Indenture Act of 1939.

    We do not need the consent of the holders to approve the particular form of any proposed amendment. The holders will only need to consent to the substance of the proposed amendment. We will notify the holders of any amendment to the indenture after if has become effective and will briefly describe the amendment in the notice. However, our failure to give this notice to all the holders or any defect in the notice will not impair or affect the validity of the amendment.

DEFEASANCE

    We may terminate almost all of our obligations under the notes and the indenture through legal defeasance or terminate our obligations under the covenants for the notes and the indenture through covenant defeasance.

    Under a legal defeasance, we may terminate all of our obligations except for our obligations:

    (1) with respect to the defeasance trust,

    (2) to register the transfer or exchange of notes,

    (3) to replace mutilated, destroyed, lost or stolen notes, and

    (4) to maintain a registrar and paying agent for the notes.

    Under a covenant defeasance, we may terminate our obligations under:

    (1) all the covenants described in the covenant section above, except our merger and consolidation covenant,

    (2) the operation of the cross acceleration provision,

    (3) the bankruptcy provision of the indenture with respect to Significant Subsidiaries,

    (4) the judgment default provision described under "Events of Default" above, and

    (5) the limitations contained in paragraph (4) under "Certain
       Covenants--Merger and Consolidation" above.

    We will be able to exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option. If we exercise the legal defeasance option, holders will not be able to accelerate the payment of the notes because of an event of default. If we exercise the covenant defeasance option, holders will not be able to accelerate the payment of the notes because of an event of default specified in paragraphs (4), (5), (6) and (7) (with respect only to Significant Subsidiaries), or (8) under "Events of Default" above or because of our failure to comply with paragraph (3) under "Certain Covenants--Merger and Consolidation" above.

    We must irrevocably deposit in a defeasance trust with the trustee money or U.S. government obligations for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, in order to exercise either defeasance options. We must also comply with certain other conditions including the delivery to the trustee of an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of this deposit and defeasance and will be subject to federal income tax on the same amount and in the

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same manner and at the same times as would have been the case if this deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion of counsel will have to be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

CONCERNING THE TRUSTEE

    IBJ Whitehall Bank & Trust Company is serving as trustee for the notes. We have also appointed IBJ Whitehall Bank & Trust Company to serve as registrar and paying agent for the notes.

GOVERNING LAW

    The laws of the State of New York govern the indenture and the notes.

CERTAIN DEFINITIONS

    "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling, controlled by or under direct or indirect common control with this specified Person. For purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of this Person, whether through the ownership of voting securities, by agreement or otherwise; and the terms "controlling," "controlled by" and "under common control with" have the meanings correlative to the foregoing; provided, that the ability to vote 10% or more of the Voting Stock of this Person will constitute "control" under the indenture.

    "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition, directly or indirectly, in one or a series of transactions, of:

    (1) any Capital Stock of any Subsidiary,

    (2) all or substantially all of the properties and assets of any division or line of business of Metromedia International Group or its Subsidiaries, or

    (3) any other properties and assets of Metromedia International Group or any of its Subsidiaries other than in the ordinary course of business.

    The term "ASSET SALE" however will not include any sale or transfer of properties and assets (i) by Metromedia International Group to any of its Restricted Subsidiaries or by any of its Restricted Subsidiaries to Metromedia International Group or any other Restricted Subsidiary, (ii) that constitute obsolete equipment in the ordinary course of business, (iii) the Fair Market Value of which in the aggregate does not exceed $10 million in any transaction or series of related transactions, (iv) that is made in accordance with the provisions under the "--Limitation on Restricted Payments" covenant above, (v) which constitutes the granting of any Permitted Lien or (vi) that are transferred in exchange for Related Assets.

    "ATTRIBUTABLE INDEBTEDNESS" means with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with generally accepted accounting principles and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

    "AVERAGE LIFE TO STATED MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (i) the amount of

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
each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years calculated to the nearest one-twelfth that will elapse between such date and the making of such payment, by (2) the then outstanding aggregate principal amount of this Indebtedness.

    "CAPITAL STOCK" means:

    (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated and whether or not voting, of corporate stock, including each class of common stock and preferred stock of that Person, and

    (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interest of that Person.

    "CAPITAL LEASE OBLIGATIONS" means any obligation of a Person and its Subsidiaries on a consolidated basis under any capital lease of real or personal property that is required to be classified and accounted for as a capital lease obligation for financial reporting purposes in accordance with generally accepted accounting principles.

    "CASH EQUIVALENTS" means:

    (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition,

    (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.,

    (3) certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Rating Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500 million,

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in paragraphs (1), (2) and
       (3) entered into with any bank meeting the qualifications specified in paragraph (3) above,

    (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Rating Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of their acquisition, and

    (6) interests in any investment company which invests solely in instruments of the type specified in paragraphs (1) through (5) above.

    "CONSOLIDATED INCOME TAX EXPENSE" for any period means the aggregate amounts of the provisions of income taxes of Metromedia International Group and its Subsidiaries for this period calculated on a consolidated basis in accordance with generally accepted accounting principles.

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
    "CONSOLIDATED INTEREST EXPENSE" for any Person means, without duplication, for any period, THE SUM OF:

    (1) the interest expense of this Person and its Subsidiaries for this period, on a consolidated basis in accordance with generally accepted accounting principles, including without limitation:

        (i) amortization of debt discount,

        (ii) the net costs associated with Interest Rate Agreements and Currency Hedging Agreements,

       (iii) the interest portion of any deferred payment obligation, and

        (iv) accrued interest,

    PLUS

    (2) the interest component of Capital Lease Obligations paid, accrued, and/or scheduled to be paid or accrued by this Person and its consolidated Subsidiaries,

    PLUS

    (3) the aggregate amount for that period of cash dividends paid on any Disqualified Capital Stock or Preferred Stock of that Person and its consolidated Subsidiaries,

    in each case, on a consolidated basis in accordance with generally accepted accounting principles.

    "CONSOLIDATED LEVERAGE RATIO" means, as to any Person, the ratio of:

    (1) the total consolidated Indebtedness of Metromedia International Group and its consolidated Subsidiaries as of the date of calculation (the "Determination Date") to

    (2) two times the Consolidated Operating Cash Flow of Metromedia International Group and its consolidated Subsidiaries for the most recent two fiscal quarters for which financial information is available (the "Reference Period") immediately preceding the Determination Date.

    For purposes of this definition, the Consolidated Operating Cash Flow will be calculated in accordance with generally accepted accounting principles and on a pro forma basis to:

    (1) include the results of any Person that is a consolidated Subsidiary on the Determination Date or that would become a consolidated Subsidiary in connection with the transaction that requires the determination of the Consolidated Operating Cash Flow,

    (2) exclude any Person that is not a consolidated Subsidiary on the Determination Date or that would cease to be a consolidated Subsidiary in connection with the transaction that requires the determination of the Consolidated Operating Cash Flow, and

    (3) include or exclude, as the case may be, the results of any operating business acquired or disposed of by Metromedia International Group or a consolidated Subsidiary in the Reference Period.

    "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of Metromedia International Group and its consolidated Subsidiaries determined in accordance with generally accepted accounting principles; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Subsidiary, except that (A) subject to the limitations contained in (iv) below, Metromedia International Group's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Metromedia

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International Group or a Subsidiary as a dividend or other distribution
(subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) Metromedia International Group's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Metromedia International Group or a Restricted Subsidiary; (ii) any net income (loss) of any Person acquired by Metromedia International Group or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Metromedia International Group, except that (A) subject to the limitations contained in (iv) below, Metromedia International Group's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Metromedia International Group or another Restricted Subsidiary as a dividend (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (B) Metromedia International Group's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of Metromedia International Group or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

    "CONSOLIDATED OPERATING CASH FLOW" means, with respect to any period, the Consolidated Net Income for this period increased, to the extent that any of the following items were deducted in calculating the Consolidated Net Income but without duplication, by:

    (1) the Consolidated Income Tax Expense for this period,

    (2) the Consolidated Interest Expense for this period, whether paid or accrued and whether or not capitalized, and

    (3) depreciation, amortization, minority interest and any other non-cash items for this period other than any non-cash item which requires the accrual of, or reserve for, cash charges for any future period, of Metromedia International Group and any of its consolidated Subsidiaries.

    "CREDIT FACILITY" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by Metromedia International Group or any of its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated, refinanced or replaced from time to time.

    "CUMULATIVE CONSOLIDATED OPERATING CASH FLOW" and "CUMULATIVE CONSOLIDATED INTEREST EXPENSE" means, on any date of determination, the cumulative Consolidated Operating Cash Flow and Consolidated Interest Expense, as the case may be, realized during the period commencing on the date of issuance of the notes and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information is available.

    "CURRENCY HEDGING AGREEMENT" means in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary and entered into for hedging purposes only.

                                       62
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    "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital
Stock of this Person which by its terms or by the terms of any security into which it is convertible or for which it is exchangeable or upon the happening of any event or the passage of time (1) matures or becomes mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) becomes exchangeable for Indebtedness at the option of the holder of this Indebtedness or (3) becomes redeemable at the option of the holder of this Capital Stock, in whole or in part, in each case on or before the Stated Maturity of the notes, PROVIDED, that:

    (a) only the portion of Capital Stock which so matures or becomes so redeemable or exchangeable on or before the Stated Maturity of the notes will be deemed to be Disqualified Capital Stock, and

    (b) any Capital Stock that would not constitute Disqualified Capital Stock but for its provisions giving its holders the right to require this Person to repurchase or redeem such Capital Stock upon the occurrence of any "asset sale" or "change of control" occurring before the Stated Maturity of the notes will not constitute Disqualified Capital Stock if the "asset sale" or "change of control' provisions applicable to this Capital Stock are no more favorable to the holders of this Capital Stock than the provisions described under the "-- Change of Control" and "Certain Covenants--Limitation on Sales of Assets" covenants described above and if these provisions specifically provide that this Person will not repurchase or redeem this Capital Stock pursuant to these provisions before the repurchase by Metromedia International Group of the notes as are required to be repurchased under the "--Change of Control" and "Certain Covenants--Limitation on Sales of Assets" covenants described above.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

    "EXISTING INDEBTEDNESS" of a Person means Indebtedness of this Person in existence on the date of issuance of the notes, until these amounts are repaid.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be reasonably expected to be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of the indenture for the notes, the Fair Market Value of any asset or property will be determined by the board of directors of Metromedia International Group acting in good faith and will be evidenced by a resolution of the board of directors.

    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of this Person (1) to purchase or pay or advance or supply funds for the purchase or payment of, this Indebtedness of this other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect this obligee against loss in respect of this Indebtedness, in whole or in part; PROVIDED, HOWEVER, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "INCUR" means create, incur, assume, suffer to exist or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time this Person becomes a Restricted Subsidiary, whether by merger, consolidation, acquisition or otherwise, will be deemed to be Incurred by this Restricted Subsidiary at the time it becomes a Restricted Subsidiary. "Incurrence" will have a correlative meaning.

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    "INDEBTEDNESS" means at any time (without duplication), with respect to any
Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent,

    (1) any obligation of such Person for money borrowed,

    (2) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of property, assets or businesses, excluding trade accounts payable made in the ordinary course of business,

    (3) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

    (4) any obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith),

    (5) any Capital Lease Obligation of such Person,

    (6) the maximum fixed redemption or repurchase price of Disqualified Capital Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Capital Stock of such Person's Restricted Subsidiaries at the time of determination,

    (7) the notional amount of any interest hedging obligations or exchange rate obligations of such Person at the time of determination,

    (8) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and

    (9) any obligation of the type referred to in clauses (1) through (8) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant hereto; PROVIDED that if such Disqualified Capital Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; PROVIDED that for purposes of calculating the amount of the notes outstanding at any date, such amount shall be the accreted value thereof as of such date unless cash interest has commenced to accrue pursuant to the terms of the notes, in which case the amount of the notes outstanding will be determined pursuant to the terms of the notes.

    "INTEREST RATE AGREEMENT" means with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which this Person is a party or a beneficiary.

    "INVESTMENT" means, with respect to any Person, all investments by that Person in other Persons, including Affiliates, in the form of direct or indirect loans, including Guarantees of Indebtedness or other obligations, advances or capital contributions, purchases or other acquisitions for consideration of

                                       64
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Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with generally accepted accounting principles. Investments will not include commissions, travel and similar advances to directors, officers and employees made in the ordinary course of business. If Metromedia International Group or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests or any direct or indirect Subsidiary such that, after giving effect to that sale or disposition, that Person is no longer a Subsidiary of Metromedia International Group or its Restricted Subsidiaries, Metromedia International Group will be deemed to have made an Investment on the date of that sale or disposition equal to the Fair Market Value of the Equity Interests of that Subsidiary not sold or disposed of.

    "JOINT VENTURE" means a Telecommunications Company of which less than 50 percent of the Voting Stock is held by PLD Telekom, provided that the Telecommunications Business of this Person is principally conducted in the Russian Federation and/or Kazakhstan.

    "LEASING COMPANY" means a special purpose Cypriot or U.S. corporation which is a wholly owned Subsidiary of Metromedia International Group organized for the limited purpose of acquiring Telecommunications Assets and leasing these Telecommunications Assets to direct or indirect Subsidiaries of PLD Telekom pursuant to Telecommunications Asset Agreements and/or making investments in a Telecommunications Company primarily engaged or proposing to engage in the Telecommunications Business in the Russian Federation or Kazakhstan.

    "LIEN" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of this asset, including any conditional sale or other title retention agreement or lease in the nature of a Lien.

    "NET CASH PROCEEDS," with respect to any issuance or sale of Capital Stock, means the cash proceeds of this issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with this issuance or sale and net of taxes paid or payable as a result of this issuance or sale.

    "NET PROCEEDS" from an Asset Sale means cash or Cash Equivalent payments received, including any cash or Cash Equivalent payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of the Asset Sale or received in any other noncash form from the Asset Sale, in each case net of:

    (1) all legal, accounting, investment banking, title and recording tax expenses, commission and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under generally accepted accounting principles, as a consequence of such Asset Sale,

    (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale,

    (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

    (4) the deduction of appropriate amounts to be provided by the seller as a reserve against any liabilities associated with the assets disposed of in such Asset Sale and retained by Metromedia International Group or any Restricted Subsidiary after such Asset Sale, and

    (5) employee severance and termination costs.

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    "OFFICERS' CERTIFICATE" means a certificate signed by any two of the
Chairman of the board of directors, the President, any Vice President, the Treasurer or the Secretary of Metromedia International Group.

    "PERMITTED LIENS" means:

    (1) any Lien existing on the date of the Indenture,

    (2) Any Lien arising in connection with court judgements, taxes, workmen's compensation, zoning restrictions, easements and rights of way that do not materially impair operation of the business, performance bids, contracts, leases, statutory obligations, surety and appeal bonds, letters of credit and other obligations incurred in the ordinary course of business, and

    (3) any Lien securing obligations in connection with Indebtedness permitted under clauses (2), (4), (5), (7) and (8), to the extent the Indebtedness to which the Permitted Refinancing Indebtedness relates was secured, of the paragraph on permitted Indebtedness under the "-- Limitations on Indebtedness" covenant above.

    "PERMITTED REFINANCING INDEBTEDNESS" means any amendments, supplements, modifications, deferrals, renewals, extensions, substitutions, refundings, defeasance, refinancings or replacements (collectively, a "refinancing") of any Indebtedness, including successive refinancings, so long as:

    (1) the borrower under these refinancings is Metromedia International Group or, if not Metromedia International Group, the same as the borrower or its successor of the Indebtedness being refinanced,

    (2) the aggregate principal amount or accreted value of the new Indebtedness does not exceed the sum of:

        (i) the aggregate principal amount or accreted value being refinanced,

        (ii) the accrued interest represented thereby,

       (iii) the amount of expenses of Metromedia International Group or the borrower Incurred in connection with this refinancing, and

        (iv) the lesser of (x) the stated amount of any premium or other payment required to be paid in connection with this refinancing pursuant to the terms of the Indebtedness being refinanced and (y) the amount of premium actually paid at that time to refinance the Indebtedness, and

    (3) in the case of any refinancing of Subordinated Indebtedness, this new Indebtedness is made subordinated to the notes at least to the same extent as the Indebtedness being refinanced and this refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of this Subordinated Indebtedness.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government or other agency or political subdivision thereof or any other entity.

    "PIVOTEL ASSETS" means the Pivotel telecommunications switches and nodes located in New York and London, capacity in transatlantic and European cables, upgraded switches in St. Petersburg and Moscow and related telecommunications equipment.

    "PLD ASSETS" means all of the assets (including shares of Capital Stock of any Subsidiary) owned by PLD Telekom or any direct or indirect Subsidiary of PLD Telekom on the date of issuance of our old notes, accounts receivable generated by these assets and the Additional PLD Assets.

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    "PLD COMPANIES" means PLD Telekom Inc., and its direct and indirect
Subsidiaries (including, without limitation, PeterStar Company Limited, Baltic Communications Limited, Technocom Limited, ALTEL and CPY Yellow Pages Limited).

    "PLD COMPANY PERMITTED LIENS" means:

    (1) any Lien existing on the date of the indenture,

    (2) any Lien arising in connection with court judgments, taxes, workmen's compensation, zoning restrictions, easements and rights of way that do not materially impair operation of the business, performance bids, contracts, leases, statutory allegations, surety and appeal bonds, letters of credit and other obligations incurred in the ordinary course of business, and

    (3) any Lien securing obligations in connection with Indebtedness permitted under that section of the Indenture described in clauses (2), (3), (4),
       (6) and (7), to the extent the Indebtedness to which the Permitted Refinancing Indebtedness relates was secured, of the paragraph on permitted PLD Indebtedness under the "--Limitations on PLD Indebtedness" covenant above.

    "PREFERRED STOCK" means any Equity Interest of any class or classes of a Person, however designated, which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution over Equity Interests of any other class of this Person.

    "PUBLIC EQUITY OFFERING" means an underwritten sale of Capital Stock, excluding Disqualified Capital Stock, of Metromedia International Group with gross proceeds to Metromedia International Group of at least $25 million.

    "PURCHASE MONEY OBLIGATION" of any Person means any Indebtedness that is secured by a Lien on assets related to the business of this Person and any additions, replacements, modifications and accessions of these assets, which are purchased by this Person at any time after the notes are issued; PROVIDED that:

    (1) the security agreement or conditional sale or other title retention contract pursuant to which the Lien on these assets is created is entered into within 180 days after the purchase or substantial completion of the construction of these assets and is at all times confined solely to the assets so purchased or acquired, any additions, replacements, modifications and accessions to these assets and any proceeds and products from these assets,

    (2) at no time will the aggregate principal amount of the outstanding Indebtedness secured by the Lien be increased except in connection with the purchase of additions and accessions to these assets and except in respect of commitment or facility fees or other similar fees and other similar obligations in respect of the Incurrence of this Indebtedness, and

    (3) either:

        (i) the aggregate outstanding principal amount of Indebtedness secured by the Lien, determined on a per asset basis in the case of any additions and accessions, will not at the time the security agreement or other contract pursuant to which the Lien is created is entered into exceed 90% of the purchase price to this Person of the assets subject to the Lien, or

        (ii) the Indebtedness secured by the Lien will be with recourse solely to the assets so purchased or acquired, any additions, replacements, modifications and accessions to these assets and any proceeds and products from these assets.

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    "QUALIFIED CAPITAL STOCK" means any and all Capital Stock of a Person other than Disqualified Capital Stock.

    "QUALIFIED JOINT VENTURE" means a Joint Venture in which PLD Telekom owns directly or indirectly Voting Stock and any future Joint Venture in which PLD Telekom owns 20% or more of the Voting Stock.

    "RELATED ASSETS" means any asset or property used by or in or in connection with a Related Business.

    "RELATED BUSINESS" means when used in reference to any Person, that this Person is engaged primarily in the business of, or providing services related to the business of, (1) the transmission of voice, video or data, including but not limited to, local and long-distance wireline and wireless telephone services and internet services, (2) multi-channel television services, including wireline and wireless cable television service, (3) broadcast radio, (4) paging, (5) lawn and garden products and related services and (6) in the case of paragraphs (1) through (5) above, the construction of any related facilities or any businesses reasonably related thereto, which determination will be made in good faith by the board of directors of Metromedia International Group.

    "RELATED PARTIES" means (1) any officer or other member of management employed by Metromedia Company or any Subsidiary as of the date of issuance of the notes; (2) family members or relatives of the persons described in paragraph
(1); (3) any trusts created for the sole benefit of the persons described in clause (1) or (2); or (4) in the event of the incompetence or death of any of the persons described in paragraph (1), this person's estate, executor, administrator, committee or other personal representatives or beneficiaries.

    "RESTRICTED SUBSIDIARY" means (1) Metromedia International Telecommunications, Inc., Snapper Inc. and all other direct or wholly owned subsidiaries of Metromedia International Group that are incorporated in any State of the United States, (2) Paging One Services, GmbH (Austria), Romsat Cable TV & Radio, SA (Romania) and Radio Balalon Juventus, Kft. (Hungary), to the extent each of these entities constitutes Subsidiaries and (3) each of the PLD Companies, to the extent each of them constitutes Subsidiaries.

    "SALE AND LEASEBACK TRANSACTION" means with respect to any Person, any direct or indirect arrangement pursuant to which property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "Significant Subsidiary" of Metromedia International Group within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

    "STATED MATURITY" means, when used with respect to any Indebtedness or any installment of interest on any Indebtedness, the date specified in this Indebtedness as the fixed date on which the payment of interest or principal was scheduled to be paid in the original documentation governing the Indebtedness. The Stated Maturity will not include any provision for the contingent obligation to repay, redeem or repurchase the interest or repurchase the interest or principal of this Indebtedness before the date originally scheduled for their payment.

    "STRATEGIC INVESTOR" means any Person that is, or a controlled Affiliate of any Person that is, engaged principally in a Related Business.

    "SUBORDINATED INDEBTEDNESS" means any Indebtedness of Metromedia International Group or any Restricted Subsidiary, whether outstanding on the date of issuance of the notes or thereafter Incurred, which expressly is subordinate or junior in right of payment to the notes pursuant to a written agreement.

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    "SUBSIDIARY" of any Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, trustees or similar governing body of this corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by (1) this Person, (2) this Person and one or more Subsidiaries of this Person or (3) one or more Subsidiaries of this Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Metromedia International Group.

    "TELECOMMUNICATIONS ASSETS" means, with respect to any Person, assets, including, without limitation, rights of way, trademarks and licenses and licenses to use copyrighted material, that are utilized by this Person, directly or indirectly, in a Telecommunications Business. Telecommunications Assets also include stock, joint venture or partnership interest in another Person, provided that substantially all of the assets of this other Person consist of Telecommunications Assets. The determination of what constitutes Telecommunications Assets will be made by the board of directors of Metromedia International Group.

    "TELECOMMUNICATIONS ASSET AGREEMENT" means a lease or installment sale agreement where title is transferred to the buyer pursuant to which a Leasing Company leases or sells, in a transaction in which the monetary consideration is paid immediately or is payable over time, Telecommunications Assets that consist of equipment and rights acquired in connection with the lease or sale thereof, including, without limitation, software licenses, to a Restricted Subsidiary or Qualified Joint Venture in the Russian Federation and Kazakhstan.

    "TELECOMMUNICATIONS BUSINESS" means the business of (1) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (2) creating, developing or marketing communications related network equipment, software and other devices for use in
(1) above or (3) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in (1) or (2) above and includes, without limitation, any business in which PLD Telekom and its direct and indirect Subsidiaries are currently engaged.

    "TELECOMMUNICATIONS COMPANY" means any Person substantially all of the assets of which consist of Telecommunications Assets.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Metromedia International Group that is not a Restricted Subsidiary or at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors of Metromedia International Group in the manner provided below, and any Subsidiary of an Unrestricted Subsidiary.

    The board of directors of Metromedia International Group may designate any of the Subsidiaries of Metromedia International Group, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary unless this Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Metromedia International Group or any Restricted Subsidiary of Metromedia International Group that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (1) the Subsidiary to be so designated has total consolidated assets of $1.0 million or less or (2) if this Subsidiary has consolidated assets greater than $1.0 million, then the Restricted Payments to or with respect to this Subsidiary would be permitted under "Certain Covenants--Limitation on Restricted Payments."

    The board of directors of Metromedia International Group may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to this designation (1) Metromedia International Group could Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test under "Certain Covenants--Limitation on Indebtedness" and (2) no default under the indenture shall have occurred and be continuing. Any designation by the board of directors of Metromedia International Group will be evidenced to the

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trustee by promptly filing with the trustee a copy of the board resolution giving effect to this designation and an Officers' Certificate certifying that this designation complied with these provisions.

    "VOTING STOCK" of a Person means securities of any class or classes of Capital Stock in such Person entitling the holders thereof, whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency, to vote in the election of members of the board of directors or comparable body of such Person.

    "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary of Metromedia International Group, all of the Capital Stock of which, other than directors' qualifying shares and shares that, under applicable law, are required to be held by third persons, is owned by Metromedia International Group or another Wholly Owned Subsidiary.

BOOK-ENTRY, DELIVERY AND FORM

    Except as described below, we will initially issue the notes in the form of one or more registered exchange notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company in New York, New York, and register the notes in the name of The Depository Trust Company or its nominee, or will leave these notes in the custody of the trustee.

DEPOSITORY PROCEDURES

    For your convenience, we are providing you with a description of the operations and procedures of The Depository Trust Company. The operations and procedures of The Depository Trust Company are solely within the control of its settlement system however and may change from time to time. We are not responsible for these operations and procedures and urge you to contact The Depository Trust Company or its participants directly to discuss these matters.

    The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book-entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to The Depository Trust Company's system is also indirectly available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant. The Depository Trust Company may hold securities beneficially owned by other persons only through its participants and these other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the participants and not on the records of The Depository Trust Company.

    The Depository Trust Company has also advised us that, pursuant to its procedures, (1) upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and (2) it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants. The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

    Investors in the global notes may hold their interests in the notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations that are direct participants in The Depository Trust Company. All interests in a global note may be subject to the procedures and requirements of The Depository Trust Company.

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
    The laws of some states require that certain persons take physical delivery in definitive certificated form the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in The Depository Trust Company or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing such interests.

    Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

    Payments with respect to the principal of and interest on any notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture. Consequently, none of us, the trustee or any of our agents, or the trustee's agents has or will have any responsibility or liability for (1) any aspect of The Depository Trust Company's records or any direct or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note or (2) any other matter relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.

    The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of The Depository Trust Company, the trustee or us.

    None of us or the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the notes and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust Company for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

    Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same day funds.

    The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account The Depository Trust Company has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given such direction. However, if there is an event of default with respect to the notes, The Depository Trust

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Company reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

    Although The Depository Trust Company has agreed to these procedures to facilitate transfers of interests in the global notes among participants in The Depository Trust Company, it is under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. None of us, the trustee or any of our or the trustee's respective agents will have any responsibility for the performance by The Depository Trust Company and its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A global note will be exchangeable for definitive notes in registered certificated form if:

    (1) The Depository Trust Company notifies us that it is unwilling or unable to continue as depository for the global notes and we fail to appoint a successor depository within 90 days,

    (2) The Depository Trust Company ceases to be a clearing agency registered under the Securities Exchange Act of 1934,

    (3) we elect to cause the issuance of the certificated notes upon a notice to the trustee,

    (4) a default or event of default under the indenture for the notes has occurred and is continuing, or

    (5) a request to that effect is made but only upon prior written notice given to the trustee by or on behalf of The Depository Trust Company in accordance with the indenture.

    In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

    Notes issued in certificated form may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate, in the form provided in the indenture, to the effect that this transfer will comply with the appropriate transfer restrictions applicable to the notes.

SAME DAY SETTLEMENT

    We expect that the interests in the global notes will be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System. As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of The Depository Trust Company and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

PAYMENT

    The indenture requires that payments in respect of the notes represented by global notes, including principal and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to notes in certificated form, we will make all payments of principal and interest on the notes at our office or agency maintained for that purpose within the city and state of New York. This office will initially be the office of the paying agent maintained for that purpose. At our option however, we may make these payments by check mailed to the holders of notes at their respective addresses provided in the register of holders of notes. However,

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
we are required to make all payments of principal and interest on notes in certificated form the holders of which have given us wire transfer instructions, by wire transfer of immediately available funds to the accounts specified by these holders.

YEAR 2000

    The Depository Trust Company has advised us that its management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter year 2000 problems. The Depository Trust Company has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and interest payments, to security holders, book-entry deliveries and settlement of trades within The Depository Trust Company, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within the appropriate time frames. However, The Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including issuers and their agents, as well as third party vendors from whom The Depository Trust Company licenses software and hardware, and third party vendors on whom The Depository Trust Company relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depository Trust Company has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom The Depository Trust Company acquires services to:

    - impress upon them the importance of these services being year 2000 compliant, and

    - determine the extent of their efforts for year 2000 remediation and, as appropriate, testing of their services.

    In addition, The Depository Trust Company is in the process of developing contingency plans as it deems appropriate. According to The Depository Trust Company, the foregoing information with respect to The Depository Trust Company has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes certain United States federal income tax consequences of the exchange offer that may be relevant to holders of old notes who are United States persons. The discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential tax considerations that may be relevant to these holders of old or exchange notes. The discussion does not include special rules that may apply to certain holders, including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, holders whose functional currency is not the United States dollar, and persons holding the old or exchange notes as part of a "straddle," "hedge," "constructive sale" or "conversion transaction," and investors who are not United States persons. In addition, this discussion does not address the tax consequences of the law of any state, locality or foreign jurisdiction. The discussion is based upon currently existing provisions of the Internal Revenue Code of 1986, existing and proposed Treasury regulations promulgated under the Internal Revenue Code and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion.

    In this discussion, "United States person" means a beneficial owner of the notes who or that (1) is a citizen or resident of the United States, (2) is a corporation, partnership or other entity created or organized in or under the laws of the United States or a political subdivision thereof, (3) is an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) is a trust if (A) a U.S. court is able to exercise supervision over the administration of the trust and (B) one or more U.S. fiduciaries have authority to control all substantial decisions of the trust, or (5) is otherwise subject to U.S. federal income tax on a net income basis in respect of the notes.

    THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. THE TAX TREATMENT MAY VARY DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND THE OWNERSHIP OF THE OLD OR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF NOTES

    The exchange of old notes for exchange notes pursuant to the exchange offer will not be treated as an exchange or otherwise as a taxable event to holders. Consequently, (1) no gain or loss will be realized by a holder upon receipt of an exchange note, (2) the holding period of the exchange note will include the holding period of the old note exchanged therefor, and (3) the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the old note, including any income recognized in connection with the exchange of old notes for the accrued but unpaid interest on the PLD Telekem notes, exchanged therefor immediately before the exchange.

CONSEQUENCES OF OWNERSHIP OF EXCHANGE NOTES

ORIGINAL ISSUE DISCOUNT

    The exchange notes will have original issue discount for federal income tax purposes, except in the circumstances described below in "--Amortizable Bond Premium". Each holder of exchange notes, whether a cash or accrual method taxpayer, will be required to include in income this original issue discount as it accrues, in advance of the receipt of some or all of the related cash payments. The amount of original issue discount on an exchange note is the excess of its stated redemption price at maturity over the issue price of the exchange note. The stated redemption price at maturity is the sum of all payments to be made on the exchange note, whether denominated as interest or principal. Because the exchange notes are treated for federal income tax purposes as if they were the same as the old notes, the amount of original issue discount on an exchange note will be calculated as if the exchange note and the old note were a single note that was issued at the time the old note was issued, for an issue price equal to the issue price of the old note, and any accrued original issue discount on the old note at the time of the exchange offer will carry over and be treated as accrued original issue

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discount on the exchange notes. The issue price of each old note will be determined as described below under "--Issue Price."

    The amount of original issue discount includable in income by the holder of a note is the sum of the "daily portions" of original issue discount with respect to the note for each day during the taxable year or portion of the taxable year on which this holder held the note, reduced as described in "-- Acquisition Premium". The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. The accrual periods for a note will be periods that are each selected by the holder of the note that are no longer than one year, provided that each scheduled payment occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to any accrual period other than the initial short accrual period, if any, and the final accrual period is an amount equal to the product of the note's adjusted issue price at the beginning of the accrual period and its yield to maturity determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period. The amount of original issue discount allocable to the final accrual period is the difference between the amount payable at maturity and the adjusted issue price of the note at the beginning of the final accrual period. The amount of original issue discount allocable to any initial short accrual period may generally be computed under any reasonable method. The yield to maturity is the discount rate that, when used in computing the present value of all payments to be made under the notes, produces an amount equal to the issue price of the notes. The adjusted issue price of the note at the start of any accrual period is equal to its issue price increased by the accrued original issue discount for each prior accrual period and reduced by any prior payments with respect to the note. Metromedia International Group is required to report the amount of original issue discount accrued on notes held of record by persons other than corporations and other exempt holders of notes, which may be based on accrual periods other than those chosen by the holders of notes.

    The holder's tax basis in a note will be increased by the amount of original issue discount on the note that is included in the holder's income pursuant to these rules, and will be decreased by the amount of any payments made with respect to the note.

ISSUE PRICE

    The issue price of an old note depends, in part, on whether the old notes are, or the PLD Telekom notes exchanged for the old notes were, publicly traded. In general, the old notes or the PLD Telekom notes will be treated as publicly traded if, at any time during the 60-day period ending 30 days after the issue date of the old notes, a substantial amount of the old notes or the PLD Telekom notes are traded on an established market, as defined in Treasury regulations. Subject to certain exceptions, the old notes or the PLD Telekom notes will be treated as traded on an established market if (1) either is listed on certain securities exchanges, interdealer quotation systems, or designated foreign exchanges or boards of trade, (2) either is traded on certain boards of trade that are designated as contract markets or on interbank markets, (3) either appears on a system on general circulation that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of identified brokers, dealers or traders, or actual prices of recent sales transactions, or (4) price quotations are readily available from brokers, dealers or traders. If the old notes or the PLD Telekom notes are traded on an established market, the issue price of an old note will be the fair market value of the old note or the PLD Telekom note for which it is issued, as the case may be, on the issue date as determined by this trading.

    The issue price of an old note that is neither publicly traded nor issued for a PLD Telekom note so traded will be its stated principal amount. Note that this method could produce an issue price for the old notes that is materially different from the issue price determined in the situation where either the PLD Telekom notes or the old notes are publicly traded.

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
APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS

    If the exchange notes are treated as having significant original issue discount, the exchange notes will be subject to the applicable high yield discount obligation rules of the Internal Revenue Code. The notes will have significant original issue discount if the amount includible in gross income of a holder during the first 5 years of the term of the exchange note exceeds the sum of (1) the aggregate cash interest paid during this 5-year period and (2) the product of the issue price of the note times its yield to maturity. If the exchange notes are determined to be subject to the applicable high yield discount obligation rules, our deductions with respect to original issue discount will be suspended until these amounts are actually paid, and the disqualified portion of the original issue discount will be permanently nondeductible. The disqualified portion of the original issue discount is the portion that is attributable to the yield on such note in excess of the applicable federal rate plus 600 basis points. These rules generally do not affect the amount, timing or character of a holder's income; however, domestic corporate holders may be eligible for a dividends-received deduction with respect to their inclusion in income of the disqualified portion if this amount, if paid with respect to stock, would have been a dividend (i.e., among other things, would have been out of earnings and profits). The availability of the dividends-received deduction is subject to a number of complex limitations.

MARKET DISCOUNT

    A debt instrument is acquired with market discount (1) in the case of debt instruments issued without original issue discount, if the purchase price is less than its principal amount or (2) in the case of debt instruments issued with original issue discount, if the purchase price is less than its revised issue price, taking into account original issue discount includable in income of all previous holders of the debt instrument, and disregarding any reduction on account of acquisition premium. Although the issue is not entirely clear, if the exchange of PLD Telekom notes for the old notes qualified as a tax-free reorganization, any accrued market discount with respect to the PLD Telekom notes should carry over and be treated as accrued market discount with respect to the old notes received in exchange. Any accrued market discount on the old notes will be carried over and be treated as accrued market discount with respect to the exchange notes.

    Upon any disposition, including a gift or payment at maturity, of an exchange note other than in connection with certain nonrecognition transactions, the lesser of (1) any gain on such disposition or appreciation, in the case of a gift, or (2) the sum of the portion of the market discount that accrued while the exchange note was held by such holder, including any market discount that accrued while such holder held the old note, and any market discount that carried over from the PLD Telekom note will be treated as ordinary interest income at the time of the disposition. The amount of market discount treated as having accrued as of any particular time will be determined either on a ratable basis, or, if the holder so elects, on a constant interest method. Unless a holder makes the election described below to include market discount in income on a current basis, the holder may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the exchange note until the holder disposes of the exchange note.

    In lieu of including accrued market discount in income at the time of disposition of an exchange note, a holder may elect to include market discount in income currently. The election to include market discount in income currently, once made, is irrevocable and applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

ACQUISITION PREMIUM

    If a holder's tax basis in an exchange note (1) exceeds the adjusted issue price of the exchange note, and (2) is less than or equal to the stated redemption price at maturity reduced by any payments

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
made on the exchange note, this excess will be considered acquisition premium. Such a holder is permitted to reduce the amount of original issue discount required to be included in gross income by an amount equal to the original issue discount otherwise includible multiplied by a fraction, the numerator of which is the amount of acquisition premium and the denominator of which is the excess of the sum of all amounts payable on the exchange notes after the acquisition date over the adjusted issue price. Alternatively, a holder may elect to amortize acquisition premium on a constant yield basis, treating the holder's basis in the exchange note as the exchange note's issue price.

AMORTIZABLE BOND PREMIUM

    If a holder's tax basis in an exchange note exceeds the sum of all amounts payable on the exchange note after the acquisition date, the exchange note will not be treated as issued with original issue discount, and this excess would be treated as amortizable bond premium. The holder may elect to amortize the excess over the period from the acquisition date of the exchange note to the maturity date. Amortizable bond premium allocable to a period may be treated as a bond premium deduction to the extent that the holder's total interest inclusions in prior periods exceed the total amount treated by the holder as a bond premium deduction on the exchange note in prior periods. Any excess over such total interest inclusions is carried forward to the next accrual period. A holder that elects to amortize bond premium must reduce its adjusted basis in the exchange note by the amount of allowable amortization. An election to amortize bond premium applies to the amortizable bond premium on all taxable bonds held during or after the holder's taxable year for which the election is made and may be revoked only with the consent of the Internal Revenue Service.

SALE, EXCHANGE OR RETIREMENT OF EXCHANGE NOTES

    A holder of exchange notes will recognize gain or loss upon the sale, redemption, retirement or other disposition of the exchange notes; this gain or loss will generally be equal to the difference between (1) the amount of cash and the fair market value of property received and (2) the holder's adjusted tax basis in the exchange notes, including any accrued original issue discount or market discount previously included in income by the holder and reduced by any previous payments with respect to the exchange notes and any amortizable bond premium applied to reduce interest on the exchange note. Subject to the market discount rules discussed above, gain or loss recognized will be capital gain or loss and will be long term capital gain or loss if the holder's holding period, including any holding period attributable to the holder's former ownership of PLD Telekom notes if the exchange of PLD Telekom notes for old notes qualified as a tax-free reorganization, exceeds one year. Net capital gains of individuals are subject to tax at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

REPORTING REQUIREMENTS

    We will provide annual information statements to holders of the exchange notes and to the Internal Revenue Service, setting forth the amount of original issue discount determined to be attributable to the exchange notes for that year.

BACKUP WITHHOLDING

    Under certain circumstances, the failure of a holder of exchange notes to provide sufficient information to establish that the holder is exempt from the backup withholding provisions of the Internal Revenue Code will subject the holder to backup withholding at a rate of 31 percent on payments of principal and interest on the exchange notes, and the proceeds from a disposition of the exchange notes. In general, backup withholding applies if a noncorporate holder fails to furnish a correct taxpayer identification number, fails to report interest income in full, or fails to certify that such holder has provided a correct taxpayer identification number and that the holder is not subject to withholding. An individual's taxpayer identification number is such person's Social Security number. Any amount withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle the holder to a refund, provided the required information is furnished to the Internal Revenue Service.

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
                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for old notes acquired by it as a result of market making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where these old notes were acquired as a result of market-making activities or other trading activities.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by a broker-dealer for its own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of these exchange notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

                                 LEGAL MATTERS

    Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, has passed upon certain legal matters, including certain tax matters on our behalf, with respect to the notes.

                                    EXPERTS

    The consolidated financial statements of Metromedia International Group, Inc. and its subsidiaries at December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report with respect to these consolidated financial statements. These consolidated financial statements are included in our annual report on Form 10-K for the year ended December 31, 1998, and are incorporated by reference in this prospectus in reliance upon the report given and upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of PLD Telekom Inc. and subsidiaries as of December 31, 1998 and 1997 and for the years then ended, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report with respect to these consolidated financial statements. The report of KPMG LLP covering the December 31, 1998 consolidated financial statements contains an explanatory paragraph that states that PLD Telekom Inc.'s recurring losses, working capital deficiency, and lack of sufficient funds to meet its current debt obligations raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include

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
any adjustments that might result from the outcome of that uncertainty. These consolidated financial statements are included in PLD's annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The consolidated statements of operations, shareholders' equity and cash flows of PLD Telekom Inc. and subsidiaries for the year ended December 31, 1996, have been audited by KPMG LLP, chartered accountants, as set forth in their report with respect to these consolidated financial statements. These consolidated financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of PLD Capital Asset (U.S.) Inc. as of December 31, 1998 and for the year then ended, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report with respect to these financial statements. The report of KPMG LLP covering the December 31, 1998 financial statements contains an explanatory paragraph that states that PLD Capital Asset (U.S.) Inc.'s parent, PLD Telekom Inc., does not presently have sufficient funds on hand to meet its current debt obligations. PLD Telekom Inc.'s failure to make payment in full when required could result in a cross-default under and acceleration of other debt obligations for which PLD Capital Asset (U.S.) Inc. is a guarantor. These factors raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty. These financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Baltic Communications Limited as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997 and the nine months ended December 31, 1996, have been audited by KPMG, independent auditors, as set forth in their report with respect to these financial statements. The report of KPMG covering the December 31, 1998 financial statements contains an explanatory paragraph that states that Baltic Communications Limited's parent, PLD Telekom Inc., does not presently have sufficient funds on hand to meet its current debt obligations. Baltic Communications Limited is a guarantor of such obligations. PLD Telekom Inc.'s failure to make payments in full when required could result in a claim being made against Baltic Communications Limited under its guaranty and a cross-default under and acceleration of other debt obligations for which Baltic Communications Limited is also a guarantor. These factors raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty. These financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of NWE Capital (Cyprus) Ltd. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been audited by KPMG, independent auditors, as set forth in their report with respect to these consolidated financial statements. The report of KPMG covering the December 31, 1998 consolidated financial statements contains an explanatory paragraph that states that NWE Capital (Cyprus) Ltd.'s parent, PLD Telekom Inc. does not presently have sufficient funds on hand to meet its current debt obligations. PLD Telekom Inc.'s failure to make payments in full when required could result in a cross default under and acceleration of other debt obligations for which NWE Capital (Cyprus) Ltd. is a guarantor. These factors raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might

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
result from the outcome of that uncertainty. These consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. These consolidated financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Technocom Limited and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been audited by KPMG, chartered accountants, as set forth in their report with respect to these consolidated financial statements. The report of KPMG covering the December 31, 1998 consolidated financial statements contains an explanatory paragraph that states that Technocom Limited's recurring losses, working capital deficiency and lack of sufficient funds on hand to meet its current obligations raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. These consolidated financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Wireless Technology Corporations Limited and subsidiary as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been audited by KPMG, independent auditors, as set forth in their report with respect to these consolidated financial statements. The report of KPMG covering the December 31, 1998 consolidated financial statements contains an explanatory paragraph that states that Wireless Technology Corporation Limited's parent, PLD Telekom Inc., does not presently have sufficient funds on hand to meet its current debt obligations. Wireless Technology Corporations Limited is a guarantor of such obligations. PLD Telekom Inc.'s failure to make payment in full when required could result in a claim being made against Wireless Technology Corporations Limited under its guaranty and a cross-default under and acceleration of other debt obligations for which Wireless Technology Corporations Limited is also a guarantor. These factors raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. These consolidated financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of PLD Asset Leasing Limited as of December 31, 1997 and 1996 and for each of the years in the two-year period ended December 31, 1997 have been audited by Moore Stephens, chartered accountants, as set forth in their report with respect to these financial statements. These financial statements are included in PLD Telekom Inc.'s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1998, and are incorporated by reference in this prospectus in reliance upon the report given and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    This prospectus summarizes material provisions of contracts and other documents and may not contain all the information that you may find important. Therefore, you should review the full text of these documents. We have filed a registration statement on Form S-4 with the Securities and Exchange Commission covering the exchange notes to be issued by Metromedia International Group in this exchange offer, and this prospectus is part of our registration statement. We have included copies of these contracts and other documents as exhibits to our registration statement. For further information

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
on Metromedia International Group and the notes, you should refer to our registration statement and its exhibits.

    In addition, we are delivering to you concurrently with this prospectus a copy of our and PLD Telekom's annual report for the fiscal year ended December 31, 1998, as amended, and of our quarterly report on Form 10-Q and PLD Telekom's quarterly report on Form 10-Q, as amended, in each case for the fiscal quarter ended March 31, 1999.

    We are currently subject to the periodic reportings and other informational requirements of the Securities Exchange Act of 1934. Accordingly, we file reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy at prescribed rates the reports, proxy statements and other information that we filed with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information. You can also obtain copies of these reports, proxy statements and other information from us upon request.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents and other materials which we or PLD Telekom have filed with the Securities and Exchange Commission are incorporated in this prospectus and specifically made a part of this prospectus by this reference:

    (1) Annual report on Form 10-K and annual report on Form 10-K/A of Metromedia International Group, Inc. for its fiscal year ended December 31, 1998,

    (2) Quarterly report on Form 10-Q of Metromedia International Group, Inc. for its quarter ended March 31, 1999,

    (3) Joint proxy statement/prospectus of Metromedia International Group, Inc. and PLD Telekom Inc. for their 1998 annual meetings of stockholders,

    (4) Current report on Form 8-K of Metromedia International Group, Inc. filed on May 20, 1999,

    (5) Annual report on Form 10-K and annual report on Form 10-K/A of PLD Telekom Inc. for its fiscal year ended December 31, 1998,

    (6) Quarterly report on Form 10-Q and quarterly report on Form 10-Q/A of PLD Telekom Inc. for its fiscal quarter ended March 31, 1999, and

    (7) Current report on Form 8-K of PLD Telekom Inc. dated May 18, 1999.

    In addition, all documents that we or PLD Telekom Inc. file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and on or before the completion of this exchange offer will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of these documents with the Securities and Exchange Commission. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes this statement. This statement

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
so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    This prospectus incorporates important business and financial information about Metromedia International Group, Inc. that is included in our annual report for the fiscal year ended December 31, 1998, as amended, and our quarterly report for the fiscal quarter ended March 31, 1999. This prospectus also incorporates important business and financial information about PLD Telekom Inc. that is included in PLD Telekom Inc.'s annual report for the fiscal year ended December 31, 1998, as amended, and PLD Telekom Inc.'s quarterly report for the fiscal quarter ended March 31, 1999, as amended. These documents are being delivered to you with this prospectus. We urge you to read these documents in their entirety. This prospectus also incorporates documents by reference that are not presented in, or delivered with, this prospectus. Copies of these documents, other than exhibits to these documents that are not specifically incorporated by reference in these documents, are available without charge to any person to whom this prospectus is delivered, upon written or oral request to Metromedia International Group, Inc., c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, NJ 07073; Attention: General Counsel; tel: (201) 531-8000, or to PLD Telekom Inc., 505 Park Avenue, 21st Floor, New York, New York 10022; Attention: Secretary; Tel.: (212) 527-3800.

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                      METROMEDIA INTERNATIONAL GROUP, INC.

                     EXCHANGE OFFER FOR $210,340,000 OF ITS
                10 1/2% SERIES A SENIOR DISCOUNT NOTES DUE 2007

                               ------------------

                                   PROSPECTUS

                                           , 1999

                            ------------------------

No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Metromedia International Group since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe the person's conduct was unlawful.

    Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities described above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of this action or suit if the person acted under similar standards as those described above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, this person is fairly and reasonably entitled to be indemnified for these expenses which the court shall deem proper.

    Section 145 of the Delaware General Corporation Law further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue, or matter therein, this person must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by this person in connection therewith. Section 145 also provides that this indemnification shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation or, at the corporation's request, as such in another corporation, partnership, trust or other enterprise against any liability asserted against this person or incurred by this person in any such capacity or arising out of this person's status as such whether or not the corporation would have the power to indemnify this person against these liabilities under section 145 of the Delaware General Corporation Law.

    Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation in its certificate of incorporation may eliminate or limit personal liability of members of its board of directors or governing body to the corporation or its stockholders for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, unlawfully paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

    In accordance with section 145 of the Delaware General Corporation Law, Metromedia International Group's restated certificate of incorporation provides that Metromedia International Group will indemnify its officers and directors against, among other things, any and all judgments, fines, penalties, amounts paid in settlements and expenses paid or incurred by virtue of the fact that this officer or director was acting in that capacity to the extent not prohibited by law. In addition, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, Metromedia International Group's restated certificate of incorporation contains a provision limiting the personal liability of its directors for violations of their fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law. The general effect of this provision is to eliminate a director's personal liability for monetary damages for actions involving a breach of his or her fiduciary duty of care, including any action involving gross negligence. Also, in accordance with the Delaware General Corporation Law and pursuant to its restated certificate of incorporation, Metromedia International Group is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Metromedia International Group, is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against this person and incurred by this person in that capacity, or arising out of this person's status as such, whether or not Metromedia International Group would have the power to indemnify this person against liability under the Delaware General Corporation law.

    Metromedia International Group has entered into agreements with certain of its directors and officers which require it to indemnify each of these directors and officers against, and to advance expenses incurred by each of them in the defense of, any claim arising out of their employment to the fullest extent permitted under law. These indemnification agreements also provide, among other things, for (1) advancement by Metromedia International Group of expenses incurred by the director or officer in defending certain litigation, (2) the appointment of an independent legal counsel to determine whether the director or officer is entitled to indemnity and (3) the continued maintenance by Metromedia International Group of directors' and officers' liability insurance providing each director or officer who is a party to any such agreement with $5 million of primary coverage and an excess policy providing $5 million of additional coverage. These indemnification agreements were approved by Metromedia International Group's stockholders at their 1993 annual meeting.

    Metromedia International Group is a party to a management agreement with Metromedia Company dated November 1, 1995 pursuant to which Metromedia Company provides it with management services, including legal, insurance, payroll and financial accounting systems and cash management, tax and benefit plans in return for a management fee. Metromedia International Group is also obligated to reimburse Metromedia Company for all its out-of-pocket costs and expenses incurred and advances paid by Metromedia Company in connection with the agreement. Metromedia International Group has also agreed to indemnify and hold harmless Metromedia Company from and against any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs or expenses (including reasonable attorneys' fees and other costs and expenses to any suit, proceeding or investigation of any kind) imposed on, incurred by or asserted against Metromedia Company in connection with the management agreement.

    Under the indenture for the notes, the holders of these notes have agreed to waive all liability for any obligations incurred by Metromedia International Group under the notes or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation, against any incorporator, director, officer, employee, stockholder or controlling person, as such, of Metromedia International Group, and have agreed to the release of these persons from any such liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
   2.1***    Agreement and Plan of Merger, dated as of May 18, 1999, by and among Metromedia International Group,
             Moscow Communications, Inc. and PLD Telekom Inc. (incorporated by reference from Metromedia
             International Group's current report on Form 8-K filed with the Securities and Exchange Commission for the event dated May 18, 1999).

   2.2***    Agreement and Plan of Reorganization dated as of July 20, 1994 by and among, The Actava Group Inc.,
             Diversified Products Corporation, Hutch Sports USA Inc., Nelson/ Weather-Rite, Inc., Willow Hosiery
             Company, Inc. and Roadmaster Industries, Inc. (incorporated by reference from Metromedia
             International Group's quarterly report on Form 10-Q for the quarter ended June 30, 1994).

   2.3***    Amended and Restated Agreement and Plan of Merger dated as of September 27, 1995 by and among The
             Actava Group Inc., Orion Pictures Corporation, MCEG Sterling Incorporated, Metromedia International
             Telecommunications, Inc., OPG Merger Corp. and MITI Merger Corp. and exhibits thereto (incorporated by reference from Metromedia International Group's current report on Form 8-K for the event occurring on September 27, 1995).

   2.5***    Agreement and Plan of Merger dated as of January 31, 1996 by and among Metromedia International
             Group, Inc., The Samuel Goldwyn Company and SGC Merger Corp. and exhibits thereto (incorporated by reference from Metromedia International Group's current report on Form 8-K for the event dated
             January 31, 1996).

   3.1***    Restated Certificate of Incorporation of Metromedia International Group, Inc. (incorporated by reference from Metromedia International Group's Registration Statement on Form S-3 (Registration No.
             33-63853)).

   3.2***    Restated By-laws of Metromedia International Group, Inc. (incorporated by reference from Metromedia
             International Group's Registration Statement on Form S-3 (Registration No. 33-63853)).

   4.1***    Indenture dated as of August 1, 1973, with respect to 9 1/2% Subordinated Debentures due August 1,
             1998, between The Actava Group Inc. and Chemical Bank, as Trustee (incorporated by reference from the
             Application on Form T-3 for Qualification of Indenture under the Trust Indenture Act of 1939 (File
             No. 22-7615)).

   4.2***    Agreement among The Actava Group, Inc., Chemical Bank and Manufacturers Hanover Trust Company, dated as of September 26, 1980, with respect to successor trusteeship of the 9 1/2% Subordinated Debentures due August 1, 1998 (incorporated by reference from Metromedia International Group's Registration
             Statement on Form S-14 (Registration No.2-81094)).

   4.3***    Instrument of registration, appointment and acceptance dated as of June 9, 1986 among The Actava
             Group Inc., Manufacturers Hanover Trust Company and Irving Trust Company, with respect to successor trusteeship of the 9 1/2% Subordinated Debentures due August 1, 1998 (incorporated by reference from
             Metromedia International Group's Annual Report on From 10-K for the fiscal year ended December 31,
             1986).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
   4.4***    Indenture dated as of March 15, 1977, with respect to 9 7/8% Senior Subordinated Debentures due March
             15, 1997, between The Actava Group Inc. and The Chase Manhattan Bank, N.A., as Trustee (incorporated by reference from Metromedia International Group's Registration Statement on Form S-7 (Registration
             No. 2-58317)).

   4.5***    Agreement among The Actava Group Inc., The Chase Manhattan Bank, N.A. and United States Trust Company
             of New York, dated as of June 14, 1982, with respect to successor trusteeship of the 9 7/8% Senior
             Subordinated Debentures due March 15, 1997 (incorporated by reference from Metromedia International
             Group's Registration Statement on From S-14 (Registration No. 2-281094)).

   4.6***    Indenture between National Industries, Inc. and First National City Bank, dated October 1, 1974, with respect to the 10% Subordinated Debentures, due October 1, 1999 (incorporated by reference from
             Metromedia International Group's Post-Effective Amendment No. 1 to Application on Form T-3 for
             Qualification of Indenture under Trust Indenture Act of 1939 (File No. 22-8076)).

   4.7***    Agreement among National Industries, Inc., The Actava Group Inc., Citibank, N.A., and Marine Midland
             Bank, dated as of December 20, 1977, with respect to successor trusteeship of the 10% Subordinated
             Debentures due October 1, 1999 (incorporated by reference from Metromedia International Group's
             Registration Statement on Form S-14 (Registration No. 2-81094)).

   4.8***    First Supplemental Indenture among The Actava Group Inc., National Industries, Inc. and Marine
             Midland Bank, dated January 3, 1978, supplemental to the Indenture dated October 1, 1974 between
             National and First National City Bank for the 10% Subordinated Debentures due October 1, 1999
             (incorporated by reference from Metromedia International Group's Registration Statement on Form S-7
             (Registration No. 2-60566)).

   4.9***    Indenture dated as of August 1, 1987 with respect to 6 1/2% Convertible Subordinated Debentures due
             August 4, 2002, between The Actava Group Inc. and Chemical Bank, as Trustee (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1987).

   4.10**    Form of Indenture for the 10 1/2% Senior Discount Notes due 2007 of Metromedia International Group,
             between Metromedia International Group and IBJ Whitehall Bank & Trust Company as Trustee.

   4.11**    Form of 10 1/2% Series A Senior Discount Notes due 2007 of Metromedia International Group.

   4.12**    Form of 10 1/2% Series B Senior Discount Notes due 2007 of Metromedia International Group.

   5.1**     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the notes under New
             York law.

   8.1**     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain federal income tax matters.

  10.1***    1982 Stock Option Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's proxy statement dated March 31, 1982).

  10.2***    1989 Stock Option Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's proxy statement dated March 31, 1989).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.3***    1969 Restricted Stock Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1990).

  10.4***    1991 Non-Employee Director Stock Option Plan (incorporated by reference from Metromedia International
             Group's Annual Report on From 10-K for the year ended December 31, 1991).

  10.5***    Amendment to 1991 Non-Employee Director Stock Option Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1992).

  10.6***    Snapper Power Equipment Profit Sharing Plan (incorporated by reference from Metromedia International
             Group's Annual Report on Form 10-K for the year ended December 31, 1987).

  10.7***    Retirement Plan executed November 1, 1990, as amended effective January 1, 1989 (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended
             December 31, 1990).

  10.8***    Supplemental Retirement Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1983).

  10.9***    Supplemental Executive Medical Reimbursement Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1990).

  10.10***   Amendment to Supplemental Retirement Plan of The Actava Group Inc., effective April 1, 1992
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1991).

  10.11***   1992 Officer and Director Stock Purchase Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1991).

  10.12***   Form of Restricted Purchase Agreement between certain officers of The Actava Group Inc. and The
             Actava Group Inc. (incorporated by reference from Metromedia International Group's Annual Report on
             Form 10-K for the year ended December 31, 1991).

  10.12***   Form of Restricted Purchase Agreement between certain officers of The Actava Group Inc. and The
             Actava Group Inc. (incorporated by reference from Metromedia International Group's Annual Report on
             Form 10-K for the year ended December 31, 1991).

  10.14***   Form of Indemnification Agreement between Actava and certain of its directors and executive officers
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1993).

  10.12***   Form of Restricted Purchase Agreement between certain officers of The Actava Group Inc. and The
             Actava Group Inc. (incorporated by reference from Metromedia International Group's Annual Report on
             Form 10-K for the year ended December 31, 1991).

  10.14***   Form of Indemnification Agreement between Actava and certain of its directors and executive officers
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1993).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.15***   Employment Agreement between The Actava Group Inc. and John D. Phillips dated April 19, 1994
             (incorporated by reference from Metromedia International Group's Current Report on Form 8-K dated
             April 19, 1994).

  10.16***   First Amendment to Employment Agreement dated November 1, 1995 between Metromedia International Group and John D. Phillips (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended December 31, 1995).

  10.17***   Option Agreement between The Actava Group Inc. and John D. Phillips dated April 19, 1994
             (incorporated by reference from Metromedia International Group's Current Report on Form 8-K dated
             April 19, 1994).

  10.18***   Registration Rights Agreement among The Actava Group Inc., Renaissance Partners and John D. Phillips
             dated April 19, 1994 (incorporated by reference from Metromedia International Group's Current Report on Form 8-K dated April 19, 1994).

  10.19***   Shareholders Agreement dated as of December 6, 1994 among The Actava Group Inc., Roadmaster, Henry
             Fong and Edward Shake (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended December 31, 1994).

  10.20***   Registration Rights Agreement dated as of December 6, 1994 between The Actava Group Inc. and
             Roadmaster (incorporated by reference from Metromedia International Group's Annual Report on Form
             10-K for the year ended December 31, 1994).

  10.21***   Environmental Indemnity Agreement dated as of December 6, 1994 between The Actava Group Inc. and
             Roadmaster (incorporated by reference from Metromedia International Groups Annual Report on Form 10-K
             for the year ended December 31, 1994).

  10.22***   Lease Agreement dated October 21, 1994 between JDP Aircraft II, Inc. and The Actava Group Inc.
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1994).

  10.23***   Lease Agreement dated as of October 4, 1995 between JDP Aircraft II, Inc. and The Actava Group Inc.
             (incorporated by reference from Metromedia International Group's Quarterly Report on Form 10-Q for
             the quarter ended September 30, 1995).

  10.37***   Management Agreement dated November 1, 1995 between Metromedia Company and Metromedia International
             Group, Inc. (incorporated by reference from Metromedia International Group's Annual Report on Form
             10-K for the year ended December 31, 1995).

  10.38***   The Metromedia International Group, Inc. 1996 Incentive Stock Plan (incorporated by reference from
             Metromedia International Group's Proxy Statement dated August 6, 1996).

  10.39***   License Agreement dated November 1, 1995 between Metromedia Company and Metromedia International
             Group, Inc. (incorporated by reference from Metromedia International Group's Annual Report on Form
             10-K for the year ended December 31, 1995).

  10.40***   MITI Bridge Loan Agreement dated February 29, 1996, among Metromedia Company and MITI (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended
             December 31, 1995).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.41***   Metromedia International Telecommunications, Inc. 1994 Stock Plan (incorporated by reference from
             Metromedia International Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

  10.42***   Amended and Restated Credit Security and Guaranty Agreement dated as of November 1, 1995, by and among Orion Pictures Corporation, the Corporate Guarantors' referred to therein, and Chemical Bank, as Agent for the Lenders (incorporated by reference from Metromedia International Group's Quarterly
             Report on Form 10-Q for the quarter ended June 30, 1996).

  10.43***   Metromedia International Group/Motion Picture Corporation of America Restricted Stock Plan
             (incorporated by reference from Metromedia International Group's Quarterly Report or Form 10-Q for
             the quarter ended June 30, 1996).

  10.44***   The Samuel Goldwyn Company Stock Awards Plan, as amended (incorporated by reference from Metromedia
             International Group's Registration Statement on Form S-8 (Registration No. 333-6453)).

  10.45***   Loan and Security Agreement, dated November 11, 1998 among Snapper, Inc. the lenders named therein and Fleet Capital Corporation, as agent (incorporated by reference from Metromedia International
             Group's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

  10.46***   Limited Guaranty Agreement dated November 11, 1998 by Metromedia International Group, Inc. in favor of Fleet Capital Corporation (incorporated by reference from Metromedia International Group's Annual
             Report on Form 10-K for the year ended December 31, 1998).

  10.47***   Amendment No. 1 to License Agreement dated June 13, 1996 between Metromedia Company and Metromedia
             International Group, Inc. (incorporated by reference from Metromedia International Group's Annual
             Report on Form 10-K for the year ended December 31, 1996).

  10.48***   Amendment No. 1 to Management Agreement dated as of January 1, 1997 between Metromedia Company and
             Metromedia International Group, Inc. (incorporated by reference from Metromedia International Group's
             Annual Report on Form 10-K for the year ended December 31, 1996).

  10.49***   Amended and Restated Agreement and Plan of Merger, dated as of May 17, 1996 between Metromedia
             International Group, Inc., MPCA Merger Corp. and Bradley Krevoy and Steven Stabler and Motion Picture
             Corporation of America (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended December 31, 1996).

  10.50***   Asset Purchase Agreement dated as of December 17, 1997 (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1997).

  10.51***   Voting Agreement, dated as of May 18, 1999, by and among Metromedia International Group, News America
             Incorporated, News PLD LLC and Metromedia Company (incorporated by reference from Metromedia
             International Group's Current Report on Form 8-K for the event dated May 18, 1999).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.52***   Registration Rights Agreement, dated as of May 18, 1999, among Metromedia International Group, News
             America Incorporated and News PLD LLC (incorporated by reference from Metromedia International
             Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.53***   Agreement to Consent and Exchange, dated as of May 18, 1999, by and among Metromedia International
             Group, PLD Telekom Inc. and certain note holders named therein (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.54***   Letter Agreement, dated as of May 18, 1999, by and among Metromedia International Group, The
             Travelers Insurance Company and The Travelers Indemnity Company (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.55***   Letter Agreement, dated as of May 18, 1999, between Metromedia International Group and News America
             Incorporated (incorporated by reference from Metromedia International Group's Current Report on Form
             8-K for the event dated May 18, 1999).

  10.56***   Modification Agreement, dated as of May 18, 1999, among PLD Telekom, Metromedia International Group,
             Technocom Limited, Plicom Limited, Elite International Limited, Mark Klabin and Boris Antoniuk
             (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for the
             event dated May 18, 1999).

  10.57***   Modification Agreement, dated as of May 18, 1999, among PLD Telekom, Metromedia International Group,
             Technocom Limited, Elite International Limited and Boris Antoniuk (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.58***   Bridge Loan Agreement, dated as of May 18, 1999, between PLD Telekom Inc. and Metromedia
             International Group (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.59***   Pledge Agreement, dated as of May 18, 1999, between Metromedia International Group and PLD Telekom
             Inc. (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for
             the event dated May 18, 1999).

  12.1*      Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

  21.1**     List of Subsidiaries of Metromedia International Group, Inc.

  23.1*      Consent of KPMG LLP.

  23.2*      Consent of KPMG LLP.

  23.3*      Consent of KPMG LLP.

  23.4*      Consent of KPMG LLP.

  23.5*      Consent of KPMG.

  23.6*      Consent of KPMG.

  23.7*      Consent of KPMG.

  23.8*      Consent of KPMG.

  23.9*      Consent of Moore Stephens.

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  23.10**    Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

  23.11**    Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

  24.1*      Power of Attorney (contained on signature page).

  25.1**     Statement of Eligibility of IBJ Whitehall Bank & Trust Company, as Trustee, on Form T-1 with respect to the Indenture between Metromedia International Group and IBJ Whitehall Bank & Trust Company, as
             Trustee.

  99.1**     Form of Letter of Transmittal.

  99.2**     Form of Notice of Guaranteed Delivery.

  99.3**     Form of Exchange Agent Agreement.

------------------------

   * Filed herewith

  ** To be filed by Amendment

 *** Previously Filed

    (b) Financial Data Schedules

    Schedule II--Condensed financial information of the registrant, and Schedule V--Valuation and qualifying accounts are incorporated by reference from Metromedia International Group's annual report on Form 10-K for the fiscal year ended December 31, 1998.

ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), Metromedia International Group undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The undersigned registrants undertake that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 26th day of May, 1999.

                                METROMEDIA INTERNATIONAL GROUP, INC.

                                By:  /s/ STUART SUBOTNICK
                                     ------------------------------------------
                                     Name: Stuart Subotnick
                                     Title: Vice Chairman of the Board,
                                          President and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Silvia Kessel and Arnold L. Wadler and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on May 26, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------

      /s/ JOHN W. KLUGE
------------------------------  Chairman of the Board of
        John W. Kluge             Directors

                                Vice Chairman of the Board
     /s/ STUART SUBOTNICK         of Directors, President
------------------------------    and Chief Executive
       Stuart Subotnick           Officer (Principal
                                  Executive Officer)

                                Executive Vice President,
      /s/ SILVIA KESSEL           Chief Financial Officer,
------------------------------    Treasurer and Director
        Silvia Kessel             (Principal Financial
                                  Officer)

          SIGNATURE                       TITLE
------------------------------  --------------------------
     /s/ ARNOLD L. WADLER       Executive Vice President,
------------------------------    General Counsel,
       Arnold L. Wadler           Secretary and Director

  /s/ VINCENT D. SASSO, JR.
------------------------------  Vice President (Principal
    Vincent D. Sasso, Jr.         Accounting Officer)

    /s/ JOHN P. IMLAY, JR.
------------------------------  Director
      John P. Imlay, Jr.

     /s/ CLARK A. JOHNSON
------------------------------  Director
       Clark A. Johnson

     /s/ CARL E. SANDERS
------------------------------  Director
       Carl E. Sanders

    /s/ RICHARD J. SHERWIN
------------------------------  Director
      Richard J. Sherwin

      /s/ LEONARD WHITE
------------------------------  Director
        Leonard White

                                 EXHIBIT INDEX

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------

   2.1***    Agreement and Plan of Merger, dated as of May 18, 1999, by and among Metromedia International Group,
             Moscow Communications, Inc. and PLD Telekom Inc. (incorporated by reference from Metromedia
             International Group's current report on Form 8-K filed with the Securities and Exchange Commission for the event dated May 18, 1999).

   2.2***    Agreement and Plan of Reorganization dated as of July 20, 1994 by and among, The Actava Group Inc.,
             Diversified Products Corporation, Hutch Sports USA Inc., Nelson/ Weather-Rite, Inc., Willow Hosiery
             Company, Inc. and Roadmaster Industries, Inc. (incorporated by reference from Metromedia
             International Group's quarterly report on Form 10-Q for the quarter ended June 30, 1994).

   2.3***    Amended and Restated Agreement and Plan of Merger dated as of September 27, 1995 by and among The
             Actava Group Inc., Orion Pictures Corporation, MCEG Sterling Incorporated, Metromedia International
             Telecommunications, Inc., OPG Merger Corp. and MITI Merger Corp. and exhibits thereto (incorporated by reference from Metromedia International Group's current report on Form 8-K for the event occurring on September 27, 1995).

   2.5***    Agreement and Plan of Merger dated as of January 31, 1996 by and among Metromedia International
             Group, Inc., The Samuel Goldwyn Company and SGC Merger Corp. and exhibits thereto (incorporated by reference from Metromedia International Group's current report on Form 8-K for the event dated
             January 31, 1996).

   3.1***    Restated Certificate of Incorporation of Metromedia International Group, Inc. (incorporated by reference from Metromedia International Group's Registration Statement on Form S-3 (Registration No.
             33-63853)).

   3.2***    Restated By-laws of Metromedia International Group, Inc. (incorporated by reference from Metromedia
             International Group's Registration Statement on Form S-3 (Registration No. 33-63853)).

   4.1***    Indenture dated as of August 1, 1973, with respect to 9 1/2% Subordinated Debentures due August 1,
             1998, between The Actava Group Inc. and Chemical Bank, as Trustee (incorporated by reference from the
             Application on Form T-3 for Qualification of Indenture under the Trust Indenture Act of 1939 (File
             No. 22-7615)).

   4.2***    Agreement among The Actava Group, Inc., Chemical Bank and Manufacturers Hanover Trust Company, dated as of September 26, 1980, with respect to successor trusteeship of the 9 1/2% Subordinated Debentures due August 1, 1998 (incorporated by reference from Metromedia International Group's Registration
             Statement on Form S-14 (Registration No.2-81094)).

   4.3***    Instrument of registration, appointment and acceptance dated as of June 9, 1986 among The Actava
             Group Inc., Manufacturers Hanover Trust Company and Irving Trust Company, with respect to successor trusteeship of the 9 1/2% Subordinated Debentures due August 1, 1998 (incorporated by reference from
             Metromedia International Group's Annual Report on From 10-K for the fiscal year ended December 31,
             1986).

   4.4***    Indenture dated as of March 15, 1977, with respect to 9 7/8% Senior Subordinated Debentures due March
             15, 1997, between The Actava Group Inc. and The Chase Manhattan Bank, N.A., as Trustee (incorporated by reference from Metromedia International Group's Registration Statement on Form S-7 (Registration
             No. 2-58317)).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
   4.5***    Agreement among The Actava Group Inc., The Chase Manhattan Bank, N.A. and United States Trust Company
             of New York, dated as of June 14, 1982, with respect to successor trusteeship of the 9 7/8% Senior
             Subordinated Debentures due March 15, 1997 (incorporated by reference from Metromedia International
             Group's Registration Statement on From S-14 (Registration No. 2-281094)).

   4.6***    Indenture between National Industries, Inc. and First National City Bank, dated October 1, 1974, with respect to the 10% Subordinated Debentures, due October 1, 1999 (incorporated by reference from
             Metromedia International Group's Post-Effective Amendment No. 1 to Application on Form T-3 for
             Qualification of Indenture under Trust Indenture Act of 1939 (File No. 22-8076)).

   4.7***    Agreement among National Industries, Inc., The Actava Group Inc., Citibank, N.A., and Marine Midland
             Bank, dated as of December 20, 1977, with respect to successor trusteeship of the 10% Subordinated
             Debentures due October 1, 1999 (incorporated by reference from Metromedia International Group's
             Registration Statement on Form S-14 (Registration No. 2-81094)).

   4.8***    First Supplemental Indenture among The Actava Group Inc., National Industries, Inc. and Marine
             Midland Bank, dated January 3, 1978, supplemental to the Indenture dated October 1, 1974 between
             National and First National City Bank for the 10% Subordinated Debentures due October 1, 1999
             (incorporated by reference from Metromedia International Group's Registration Statement on Form S-7
             (Registration No. 2-60566)).

   4.9***    Indenture dated as of August 1, 1987 with respect to 6 1/2% Convertible Subordinated Debentures due
             August 4, 2002, between The Actava Group Inc. and Chemical Bank, as Trustee (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1987).

   4.10**    Form of Indenture for the 10 1/2% Senior Discount Notes due 2007 of Metromedia International Group,
             between Metromedia International Group and IBJ Whitehall Bank & Trust Company as Trustee.

   4.11**    Form of 10 1/2% Series A Senior Discount Notes due 2007 of Metromedia International Group.

   4.12**    Form of 10 1/2% Series B Senior Discount Notes due 2007 of Metromedia International Group.

   5.1**     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the notes under New
             York law.

   8.1**     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain federal income tax matters.

  10.1***    1982 Stock Option Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's proxy statement dated March 31, 1982).

  10.2***    1989 Stock Option Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's proxy statement dated March 31, 1989).

  10.3***    1969 Restricted Stock Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1990).

  10.4***    1991 Non-Employee Director Stock Option Plan (incorporated by reference from Metromedia International
             Group's Annual Report on From 10-K for the year ended December 31, 1991).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.5***    Amendment to 1991 Non-Employee Director Stock Option Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1992).

  10.6***    Snapper Power Equipment Profit Sharing Plan (incorporated by reference from Metromedia International
             Group's Annual Report on Form 10-K for the year ended December 31, 1987).

  10.7***    Retirement Plan executed November 1, 1990, as amended effective January 1, 1989 (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended
             December 31, 1990).

  10.8***    Supplemental Retirement Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1983).

  10.9***    Supplemental Executive Medical Reimbursement Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1990).

  10.10***   Amendment to Supplemental Retirement Plan of The Actava Group Inc., effective April 1, 1992
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1991).

  10.11***   1992 Officer and Director Stock Purchase Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1991).

  10.12***   Form of Restricted Purchase Agreement between certain officers of The Actava Group Inc. and The
             Actava Group Inc. (incorporated by reference from Metromedia International Group's Annual Report on
             Form 10-K for the year ended December 31, 1991).

  10.12***   Form of Restricted Purchase Agreement between certain officers of The Actava Group Inc. and The
             Actava Group Inc. (incorporated by reference from Metromedia International Group's Annual Report on
             Form 10-K for the year ended December 31, 1991).

  10.14***   Form of Indemnification Agreement between Actava and certain of its directors and executive officers
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1993).

  10.12***   Form of Restricted Purchase Agreement between certain officers of The Actava Group Inc. and The
             Actava Group Inc. (incorporated by reference from Metromedia International Group's Annual Report on
             Form 10-K for the year ended December 31, 1991).

  10.14***   Form of Indemnification Agreement between Actava and certain of its directors and executive officers
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1993).

  10.15***   Employment Agreement between The Actava Group Inc. and John D. Phillips dated April 19, 1994
             (incorporated by reference from Metromedia International Group's Current Report on Form 8-K dated
             April 19, 1994).

  10.16***   First Amendment to Employment Agreement dated November 1, 1995 between Metromedia International Group and John D. Phillips (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended December 31, 1995).

  10.17***   Option Agreement between The Actava Group Inc. and John D. Phillips dated April 19, 1994
             (incorporated by reference from Metromedia International Group's Current Report on Form 8-K dated
             April 19, 1994).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.18***   Registration Rights Agreement among The Actava Group Inc., Renaissance Partners and John D. Phillips
             dated April 19, 1994 (incorporated by reference from Metromedia International Group's Current Report on Form 8-K dated April 19, 1994).

  10.19***   Shareholders Agreement dated as of December 6, 1994 among The Actava Group Inc., Roadmaster, Henry
             Fong and Edward Shake (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended December 31, 1994).

  10.20***   Registration Rights Agreement dated as of December 6, 1994 between The Actava Group Inc. and
             Roadmaster (incorporated by reference from Metromedia International Group's Annual Report on Form
             10-K for the year ended December 31, 1994).

  10.21***   Environmental Indemnity Agreement dated as of December 6, 1994 between The Actava Group Inc. and
             Roadmaster (incorporated by reference from Metromedia International Groups Annual Report on Form 10-K
             for the year ended December 31, 1994).

  10.22***   Lease Agreement dated October 21, 1994 between JDP Aircraft II, Inc. and The Actava Group Inc.
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1994).

  10.23***   Lease Agreement dated as of October 4, 1995 between JDP Aircraft II, Inc. and The Actava Group Inc.
             (incorporated by reference from Metromedia International Group's Quarterly Report on Form 10-Q for
             the quarter ended September 30, 1995).

  10.37***   Management Agreement dated November 1, 1995 between Metromedia Company and Metromedia International
             Group, Inc. (incorporated by reference from Metromedia International Group's Annual Report on Form
             10-K for the year ended December 31, 1995).

  10.38***   The Metromedia International Group, Inc. 1996 Incentive Stock Plan (incorporated by reference from
             Metromedia International Group's Proxy Statement dated August 6, 1996).

  10.39***   License Agreement dated November 1, 1995 between Metromedia Company and Metromedia International
             Group, Inc. (incorporated by reference from Metromedia International Group's Annual Report on Form
             10-K for the year ended December 31, 1995).

  10.40***   MITI Bridge Loan Agreement dated February 29, 1996, among Metromedia Company and MITI (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended
             December 31, 1995).

  10.41***   Metromedia International Telecommunications, Inc. 1994 Stock Plan (incorporated by reference from
             Metromedia International Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

  10.42***   Amended and Restated Credit Security and Guaranty Agreement dated as of November 1, 1995, by and among Orion Pictures Corporation, the Corporate Guarantors' referred to therein, and Chemical Bank, as Agent for the Lenders (incorporated by reference from Metromedia International Group's Quarterly
             Report on Form 10-Q for the quarter ended June 30, 1996).

  10.43***   Metromedia International Group/Motion Picture Corporation of America Restricted Stock Plan
             (incorporated by reference from Metromedia International Group's Quarterly Report or Form 10-Q for
             the quarter ended June 30, 1996).

  10.44***   The Samuel Goldwyn Company Stock Awards Plan, as amended (incorporated by reference from Metromedia
             International Group's Registration Statement on Form S-8 (Registration No. 333-6453)).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.45***   Loan and Security Agreement, dated November 11, 1998 among Snapper, Inc. the lenders named therein and Fleet Capital Corporation, as agent (incorporated by reference from Metromedia International
             Group's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

  10.46***   Limited Guaranty Agreement dated November 11, 1998 by Metromedia International Group, Inc. in favor of Fleet Capital Corporation (incorporated by reference from Metromedia International Group's Annual
             Report on Form 10-K for the year ended December 31, 1998).

  10.47***   Amendment No. 1 to License Agreement dated June 13, 1996 between Metromedia Company and Metromedia
             International Group, Inc. (incorporated by reference from Metromedia International Group's Annual
             Report on Form 10-K for the year ended December 31, 1996).

  10.48***   Amendment No. 1 to Management Agreement dated as of January 1, 1997 between Metromedia Company and
             Metromedia International Group, Inc. (incorporated by reference from Metromedia International Group's
             Annual Report on Form 10-K for the year ended December 31, 1996).

  10.49***   Amended and Restated Agreement and Plan of Merger, dated as of May 17, 1996 between Metromedia
             International Group, Inc., MPCA Merger Corp. and Bradley Krevoy and Steven Stabler and Motion Picture
             Corporation of America (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended December 31, 1996).

  10.50***   Asset Purchase Agreement dated as of December 17, 1997 (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1997).

  10.51***   Voting Agreement, dated as of May 18, 1999, by and among Metromedia International Group, News America
             Incorporated, News PLD LLC and Metromedia Company (incorporated by reference from Metromedia
             International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.52***   Registration Rights Agreement, dated as of May 18, 1999, among Metromedia International Group, News
             America Incorporated and News PLD LLC (incorporated by reference from Metromedia International
             Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.53***   Agreement to Consent and Exchange, dated as of May 18, 1999, by and among Metromedia International
             Group, PLD Telekom Inc. and certain note holders named therein (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.54***   Letter Agreement, dated as of May 18, 1999, by and among Metromedia International Group, The
             Travelers Insurance Company and The Travelers Indemnity Company (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.55***   Letter Agreement, dated as of May 18, 1999, between Metromedia International Group and News America
             Incorporated (incorporated by reference from Metromedia International Group's Current Report on Form
             8-K for the event dated May 18, 1999).

  10.56***   Modification Agreement, dated as of May 18, 1999, among PLD Telekom, Metromedia International Group,
             Technocom Limited, Plicom Limited, Elite International Limited, Mark Klabin and Boris Antoniuk
             (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for the
             event dated May 18, 1999).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.57***   Modification Agreement, dated as of May 18, 1999, among PLD Telekom, Metromedia International Group,
             Technocom Limited, Elite International Limited and Boris Antoniuk (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.58***   Bridge Loan Agreement, dated as of May 18, 1999, between PLD Telekom Inc. and Metromedia
             International Group (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.59***   Pledge Agreement, dated as of May 18, 1999, between Metromedia International Group and PLD Telekom
             Inc. (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for
             the event dated May 18, 1999).

  12.1*      Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

  21.1**     List of Subsidiaries of Metromedia International Group, Inc.

  23.1*      Consent of KPMG LLP.

  23.2*      Consent of KPMG LLP.

  23.3*      Consent of KPMG LLP.

  23.4*      Consent of KPMG LLP.

  23.5*      Consent of KPMG.

  23.6*      Consent of KPMG.

  23.7*      Consent of KPMG.

  23.8*      Consent of KPMG.

  23.9*      Consent of Moore Stephens.

  23.10**    Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

  23.11**    Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

  24.1*      Power of Attorney (contained on signature page).

  25.1**     Statement of Eligibility of IBJ Whitehall Bank & Trust Company, as Trustee, on Form T-1 with respect to the Indenture between Metromedia International Group and IBJ Whitehall Bank & Trust Company, as
             Trustee.

  99.1**     Form of Letter of Transmittal.

  99.2**     Form of Notice of Guaranteed Delivery.

  99.3**     Form of Exchange Agent Agreement.

------------------------

   * Filed herewith

  ** To be filed by Amendment

 *** Previously Filed